EXECUTION VERSION

THIRD AMENDED AND RESTATED 5-YEAR CREDIT AGREEMENT
Dated as of April 12, 2024

among
HARLEY-DAVIDSON, INC., as a U.S. Borrower,
HARLEY-DAVIDSON FINANCIAL SERVICES, INC., as a U.S. Borrower and as Guarantor
and
HARLEY-DAVIDSON FINANCIAL SERVICES CANADA, INC., as the Canadian Borrower,
HARLEY-DAVIDSON FINANCIAL SERVICES INTERNATIONAL, INC. and
HARLEY-DAVIDSON CREDIT CORP.,
as Guarantors,
THE INSTITUTIONS FROM TIME TO TIME PARTY HERETO,
as Lenders,
JPMORGAN CHASE BANK, N.A.,
as Global Administrative Agent and a Global Swing Line Lender
and

THE TORONTO-DOMINION BANK, NEW YORK BRANCH,
U.S. BANK NATIONAL ASSOCIATION,
BARCLAYS BANK PLC and WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Syndication Agents

______________________________________________________________________________

JPMORGAN CHASE BANK, N.A., TD SECURITIES (USA) LLC,
U.S. BANK NATIONAL ASSOCIATION, BARCLAYS BANK PLC and
WELLS FARGO SECURITIES, LLC,
as Co-Lead Arrangers
and
JPMORGAN CHASE BANK, N.A., TD SECURITIES (USA) LLC,
U.S. BANK NATIONAL ASSOCIATION, BARCLAYS BANK PLC and
WELLS FARGO SECURITIES, LLC,
as Joint Bookrunners

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TABLE OF CONTENTS
Page

EXHIBITS AND SCHEDULES
Exhibits
EXHIBIT A    --    Commitments
(Definitions)
EXHIBIT B-1    --    Form of Syndicated Global Note
(Definitions)
EXHIBIT B-2     --    Form of Bid Rate Note
(Definitions)
EXHIBIT C    --    Form of Assignment Agreement
(§ 13.3)
EXHIBIT D    --    List of Closing Documents
(§ 4.1)
EXHIBIT E    --    Form of Syndicated Canadian Note
(Definitions)
EXHIBIT F-1    --    Form of Increasing Lender Supplement
(§ 2.4(b))
EXHIBIT F-2    --    Form of Augmenting Lender Supplement
(§ 2.4(b))

    i

Schedules
Schedule I    --    Funding Protocols re: Syndicated Global Loans and Syndicated Canadian Loans (Definitions, § 2.6)
Schedule II    --    Funding Protocols re: Swing Line Loans (§ 2.9)
Schedule III    --    Intercompany Subordination Terms (Definitions)
Schedule IV    --    Sustainability Table and Sustainability Pricing Adjustments
Schedule 6.2.2(c)    --    Liens (§ 6.2.2(c))

    ii

THIRD AMENDED AND RESTATED 5-YEAR CREDIT AGREEMENT
This Third Amended and Restated 5-Year Credit Agreement dated as of April 12, 2024 is entered into among Harley-Davidson, Inc., a Wisconsin corporation, Harley-Davidson Financial Services, Inc., a Delaware corporation, Harley-Davidson Financial Services Canada, Inc., a corporation organized and existing under the laws of Canada, Harley-Davidson Financial Services International, Inc., a Delaware corporation, Harley-Davidson Credit Corp., a Nevada corporation, the institutions from time to time a party hereto as Lenders, whether by execution of this Agreement, an augmenting lender supplement pursuant to Section 2.4(b) or an assignment and assumption pursuant to Section 13.3, JPMorgan Chase Bank, N.A., as the Global Administrative Agent and the Initial Global Swing Line Lender and The Toronto-Dominion Bank, New York Branch, U.S. Bank National Association, Barclays Bank PLC and Wells Fargo Bank, National Association, each in its capacity as a Syndication Agent.
WHEREAS, Harley, the borrowers and guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as global administrative agent, are currently party to that certain Second Amended and Restated 5-Year Credit Agreement, dated as of April 7, 2022 (as amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”).
WHEREAS, Harley, the other Borrowers and Guarantors, the Lenders and the Global Administrative Agent have agreed to enter into this Agreement in order to (i) amend and restate the Existing Credit Agreement in its entirety; (ii) re-evidence the “Obligations” under, and as defined in, the Existing Credit Agreement, which shall be repayable in accordance with the terms of this Agreement; and (iii) set forth the terms and conditions under which the Lenders will, from time to time, make loans and extend other financial accommodations to or for the benefit of the Borrowers and Guarantors.
WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement or be deemed to evidence or constitute full repayment of such obligations and liabilities, but that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations and liabilities of the Borrowers and Guarantors outstanding thereunder, which shall be payable in accordance with the terms hereof.
WHEREAS, it is also the intent of the Borrowers and Guarantors to confirm that all obligations under the applicable “Loan Documents” (as referred to and defined in the Existing Credit Agreement) shall continue in full force and effect as modified or restated by the Loan Documents (as referred to and defined herein) and that, from and after the Closing Date, all references to the “Credit Agreement” contained in any such existing “Loan Documents” shall be deemed to refer to this Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree that the Existing Credit Agreement is hereby amended and restated as follows:

ARTICLE I DEFINITIONS
1.1Certain Defined Terms. In addition to the terms defined in other sections of this Agreement, the following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:

As used in this Agreement:
“Absolute Rate Auction” is defined in Section 2.10(b)(i) hereof.
“Acquisition” means any transaction or series of related transactions (excluding any transaction solely among Harley and/or one or more persons that are already Subsidiaries) that result, directly or indirectly, in (a) the acquisition by Harley or any Subsidiary of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person; provided that Harley or a Subsidiary is the ultimate surviving entity.
“Acquisition Indebtedness” means any Indebtedness of Harley or any of its Subsidiaries that has been issued for the purpose of financing, in whole or in part, a Material Acquisition and any related transactions or series of related transactions (including for the purpose of refinancing or replacing all or a portion of any pre-existing Indebtedness of Harley, any of its Subsidiaries or the person(s) or assets to be acquired); provided that (a) the release of the proceeds thereof to Harley and its Subsidiaries is contingent upon the consummation of such Material Acquisition and, pending such release, such proceeds are held in escrow (and, if the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for such acquisition is terminated prior to the consummation of such Material Acquisition or if such Material Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Indebtedness, such proceeds shall be promptly applied to satisfy and discharge all obligations of Harley and its Subsidiaries in respect of such Indebtedness) or (b) such Indebtedness contains a “special mandatory redemption” provision (or other similar provision) or otherwise permits or requires such Indebtedness to be redeemed or prepaid if such Material Acquisition is not consummated by the date specified in the definitive documentation relating to such Indebtedness (and if the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for such Material Acquisition is terminated in accordance with its terms prior to the consummation of such Material Acquisition or such Material Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Indebtedness, such Indebtedness is so redeemed or prepaid within 90 days of such termination or such specified date, as the case may be).
“Acquisition-Related Incremental Term Loans” is defined in Section 2.4(b) hereof.
“Act” is defined in Section 9.14 hereof.
“Adjusted Daily Simple RFR” means, (i) with respect to any RFR Advance denominated in Pounds Sterling, an interest rate per annum equal to the Daily Simple RFR for Pounds Sterling, (ii) with respect to any RFR Advance denominated in Swiss Francs, an interest rate per annum equal to the Daily Simple RFR for Swiss Francs, (iii) with respect to any RFR Advance denominated in Dollars, an interest rate per annum equal to (a) the Daily Simple RFR for Dollars, plus (b) 0.10% and (iv) with respect to any RFR Advance denominated in Canadian Dollars, an interest rate per annum equal to (a) the Daily Simple RFR for Canadian Dollars, plus (b) 0.29547%; provided that, if the Adjusted Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted EURIBO Rate” means, with respect to any Term Benchmark Rate Advance denominated in euro for any Interest Period, an interest rate per annum equal to (a)  the EURIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBO Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Term CORRA Rate” means, for purposes of any calculation, the rate per annum equal to (a) Term CORRA for such calculation plus (b) 0.29547% for a one month interest period or 0.32138% for a three month interest period; provided that if Adjusted Term CORRA Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Rate Advance denominated in Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Advance” means a Bid Rate Advance, Syndicated Canadian Advance or Syndicated Global Advance.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any U.K. Financial Institution.
“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, membership, ownership or other equity interests, by contract or otherwise.
“Agreed Currencies” means (i) Dollars, (ii) euro, (iii) so long as each such currency remains an Eligible Currency, Pounds Sterling and Swiss Francs and (iv) any other Eligible Currency which any Global Borrower requests the Global Administrative Agent to include as an Agreed Currency hereunder and which is acceptable to each Syndicated Global Lender; provided that the Global Administrative Agent shall promptly notify each Syndicated Global Lender of each such request and each Syndicated Global Lender shall be deemed not to have agreed to each such request unless its written consent thereto has been received by the Global Administrative Agent within five (5) Business Days from the date of such notification by the Global Administrative Agent to such Syndicated Global Lender.
“Aggregate Commitment” means the aggregate of the Commitments of all the Syndicated Global Lenders, as reduced or increased from time to time pursuant to the terms hereof. The initial Aggregate Commitment is $710,000,000.
“Aggregate Outstanding Credit Exposure” means, at any time, the sum of (i) the aggregate outstanding principal Dollar Amount of all Lenders’ Syndicated Global Loans at such time, plus (ii) the aggregate principal Dollar Amount of all Lenders’ Pro Rata Shares of the aggregate outstanding principal Dollar Amount of Syndicated Canadian Loans at such time, plus (iii) the aggregate amount of all Lenders’ Swing Line Exposures at such time; provided, that clause (a) of the definition of Swing Line Exposure shall only be applicable to the extent Lenders shall have funded their respective participations in the outstanding Swing Line Loans.
“Agreement” means this Third Amended and Restated 5-Year Credit Agreement, as it may be amended, restated or otherwise modified and in effect from time to time.
“Agreement Accounting Principles” means, subject to Section 9.8, generally accepted accounting principles as in effect from time to time in the United States, applied in a manner consistent with that used by Harley in its preparation of its audited financial statements for the year ended December 31, 2023 (except for changes to such application as are concurred on by Harley’s independent public accountants); provided that, if Harley notifies the Global Administrative Agent that Harley wishes to amend Section 6.3 to eliminate the effect of any change in Agreement Accounting Principles (or in the application thereof) on the operation of such covenant (or if the Global Administrative Agent notifies Harley that the Required Lenders wish to amend Section 6.3 for such purpose), then Harley’s compliance with such section shall be determined on the basis of Agreement Accounting Principles as in effect without giving effect to the relevant change in Agreement Accounting Principles (or in the application thereof), until either such notice is withdrawn or such Section is amended in a manner satisfactory to Harley and the Required Lenders.
“Alternate Base Rate” means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the greatest of (a) the Prime Rate in effect on such day; (b) the sum of one-half of one percent (0.50%) and the NYFRB Rate in effect on such day; and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two (2) U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1.00%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 3.3 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 3.3(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00% per annum, such rate shall be deemed to be 1.00% per annum for purposes of this Agreement.
“Ancillary Document” is defined in Section 15.1 hereof.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Company or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Agreed Currency” means (i) Dollars, euro and, so long as such currency remains an Eligible Currency, Pounds Sterling and Swiss Francs in the case of Syndicated Global

Loans to the U.S. Borrowers and (ii) any other Agreed Currency described in clause (iv) of the definition of Agreed Currency.
“Applicable Commitment Fee Rate” is defined in Section 2.6(b) hereof.
“Applicable Margin” is defined in Section 2.6(b) hereof.
“Applicable Parties” is defined in Section 14.1(e)(iii) hereof.
“Approved Borrower Portal” is defined in Section 14.1(f)(i) hereof.
“Approved Electronic Platform” is defined in Section 14.1(e)(i) hereof.
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” means JPMorgan Chase Bank, N.A., TD Securities (USA) LLC, U.S. Bank National Association, Barclays Bank PLC or Wells Fargo Securities, LLC and “Arrangers” means, collectively, JPMorgan Chase Bank, N.A., TD Securities (USA) LLC, U.S. Bank National Association, Barclays Bank PLC and Wells Fargo Securities, LLC.
“Augmenting Lender” is defined in Section 2.4(b) hereof.
“Authorized Officer” means any of the chief executive officer, chief financial officer, any vice president, controller, treasurer or any other officer of the relevant Borrower from time to time designated by an Authorized Officer in writing to the Global Administrative Agent as an Authorized Officer, acting singly.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Specified Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 3.3.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bail-In Lender” is defined in Section 3.9 hereof.
“Bankruptcy Code” is defined in Article XII hereof.
“Base Rate Advance” means a Syndicated Global Advance or Syndicated Canadian Advance which in each case bears interest at the Alternate Base Rate.
“Base Rate Loan” means a Syndicated Global Loan, or portion thereof, or Syndicated Canadian Loan, or portion thereof, which in each case bears interest at the Alternate Base Rate.
“Benchmark” means, initially, with respect to any (i) RFR Loan in any Specified Currency, the applicable Relevant Rate for such Specified Currency or (ii) Term Benchmark Rate Loan in any Specified Currency, the Relevant Rate for such Specified Currency; provided that if a Benchmark Transition Event or a Term CORRA Reelection Event and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Specified Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 3.3.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Global Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in a Foreign Currency (other than any Loan denominated in Canadian Dollars), “Benchmark Replacement” shall mean the alternative set forth in (2) below:
(1)    in the case of any Loan denominated in Dollars, the Adjusted Daily Simple RFR for RFR Advances denominated in Dollars and/or in the case of any Loan denominated in Canadian Dollars, the Adjusted Daily Simple RFR for RFR Advances denominated in Canadian Dollars; or
(2)    the sum of: (a) the alternate benchmark rate that has been selected by the Global Administrative Agent and Harley as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Specified Currency at such time in the United States; and (b) the related Benchmark Replacement Adjustment;
provided that if the Benchmark Replacement as determined pursuant to clause (1) or clause (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents; and
provided further that notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term CORRA Reelection Event, and the delivery of a Term CORRA Notice,  on the applicable Benchmark Replacement Date the

“Benchmark Replacement” shall revert to and shall be deemed to be the Adjusted Term CORRA Rate.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Global Administrative Agent and Harley for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Specified Currency at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Revolving Loan denominated in Dollars or Canadian Dollars, as applicable, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Canadian Prime Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Global Administrative Agent, in consultation with Harley, decides in its reasonable good faith discretion may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Global Administrative Agent in a manner substantially consistent with market practice (or, if the Global Administrative Agent decides in its reasonable good faith discretion that adoption of any portion of such market practice is not administratively feasible or if the Global Administrative Agent determines in its reasonable good faith discretion that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Global Administrative Agent, in consultation with Harley, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date; or
(3) in the case of a Term CORRA Reelection Event, the date that is thirty (30) days after the date a Term CORRA Notice (if any) is provided to the Lenders and Harley pursuant to Section 3.3(c).
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely as of a specific date; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, the CME Term SOFR Administrator, the Bank of Canada, the central bank for the Specified Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely as of a specific date; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.3 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.3.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Bid Rate Advance” means a borrowing consisting of simultaneous Bid Rate Loans to a Global Borrower in the same currency from each of the Syndicated Global Lenders whose offer to make a Bid Rate Loan as part of such borrowing has been accepted by such Global Borrower under the applicable auction bidding procedure described in Section 2.10.
“Bid Rate Advance Borrowing Notice” is defined in Section 2.10(b)(i) hereof.
“Bid Rate Loan” means a loan by a Syndicated Global Lender to a Global Borrower as part of a Bid Rate Advance resulting from the applicable auction bidding procedure described in Section 2.10.
“Bid Rate Note” means a promissory note of a Global Borrower payable to any Syndicated Global Lender, in substantially the form of Exhibit B-2 hereto, evidencing the indebtedness of such Global Borrower to such Syndicated Global Lender resulting from the Bid Rate Loans made by such Syndicated Global Lender to such Global Borrower.
“Bid Rate Reduction” means the reduction in availability under the Aggregate Commitment as a result of outstanding Bid Rate Loans.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” means any of the U.S. Borrowers or the Canadian Borrower, and “Borrowers” means, collectively, the U.S. Borrowers and the Canadian Borrower.
“Borrower Communications” means, collectively, any Borrowing Notice, Conversion/Continuation Notice, notice of prepayment or other notice, demand, communication, information, document or other material provided by or on behalf of any Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by any Borrower to the Global Administrative Agent through an Approved Borrower Portal.
“Borrowing Date” means a date on which an Advance or a Loan is made hereunder.
“Borrowing Notice” means a Syndicated Global Advance Borrowing Notice, a Syndicated Canadian Borrowing Notice, a Bid Rate Advance Borrowing Notice, a Canadian Swing Line Borrowing Notice, a U.K. Swing Line Borrowing Notice or a USD Swing Line Borrowing Notice.
“Business Day” means any day (other than a Saturday or a Sunday) on which banks are generally open for commercial banking business in New York City or Chicago; provided that in addition to the foregoing, a Business Day shall be (i) in relation to Loans denominated in euro and in relation to the calculation or computation of the EURIBO Rate, any day which is a TARGET Settlement Day, (ii) in relation to Loans denominated in Canadian Dollars and in relation to the calculation or computation of the Adjusted Term CORRA Rate or the Canadian Prime Rate, any day (other than a Saturday or a Sunday) on which banks are generally open for commercial banking business in Toronto, (iii) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is a U.S. Government Securities Business Day and (iv) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Specified Currency of such RFR Loan, any such day that is an RFR Business Day.
“Calculation Date” means (a) solely with respect to any Specified Currency other than Dollars for a requested new Advance, each of the following: (i) the date of the making of such Advance and (ii) each date of a conversion into or a continuation of such Advance pursuant to the terms of this Agreement and (b) any additional date as the Global Administrative Agent may determine at any time when a Default exists.
“Canadian Borrower” means Harley-Davidson Financial Services Canada, Inc., a corporation organized and existing under the laws of Canada, together with its successors and permitted assigns.
“Canadian Dollars” and “Cdn. $” means the lawful currency of Canada.
“Canadian Dollar Sublimit” means $150,000,000.
“Canadian Prime Rate” means, on any day, the rate determined reasonably and in good faith by the Global Administrative Agent to be the higher of (i) the rate equal to the PRIMCAN

Index rate that appears on the Bloomberg screen at 10:15 a.m. Toronto time on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other commercially recognized information service that publishes such index from time to time, as selected by the Global Administrative Agent in its reasonable good faith discretion) and (ii) the Adjusted Term CORRA Rate for an interest period of one month in effect from time to time plus 1.00% per annum; provided, that if any of the above rates shall be less than 1.00% per annum, such rate shall be deemed to be 1.00% per annum for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or the Adjusted Term CORRA Rate shall be effective from and including the effective date of such change in the PRIMCAN Index or the Adjusted Term CORRA Rate respectively.
“Canadian Prime Rate Advance” means an Advance which bears interest at the Canadian Prime Rate.
“Canadian Prime Rate Loan” means a Loan which bears interest at the Canadian Prime Rate.
“Canadian Swing Line Borrowing Notice” is defined in Section 2.9.2 hereof.
“Canadian Swing Line Commitment” means the obligation of the Global Swing Line Lenders to make Canadian Swing Line Loans to the Canadian Borrower and the U.S. Borrowers, as requested by the Canadian Borrower or a U.S. Borrower pursuant to Section 2.9, up to a maximum principal amount of Cdn. $20,000,000 in the aggregate and on a cumulative basis at any one time outstanding.
“Canadian Swing Line Loan” means a Canadian Dollar denominated loan made available to the Canadian Borrower or a U.S. Borrower by a Global Swing Line Lender pursuant to Section 2.9.2.
“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized as a finance lease on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.
“Capitalized Lease Obligations” of a Person means, subject to Section 9.8, the amount of the obligations of such Person under Capitalized Leases which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.
“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.
“CBR Spread” means the Applicable Margin applicable to such Loan that is replaced by a CBR Loan.
“Central Bank Rate” means, the greater of (i) (A) for any Loan denominated in (a) Pounds Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) euro, one of the following three rates as may be selected by the Global Administrative Agent reasonably and in good faith: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the

European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time, or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, (c) Swiss Francs, the policy rate of the Swiss National Bank (or any successor thereto) as published by the Swiss National Bank (or any successor thereto) from time to time and (d) any other Foreign Currency determined after the Closing Date, a central bank rate as determined by the Global Administrative Agent in its reasonable, good faith discretion; plus (B) the applicable Central Bank Rate Adjustment and (ii) the Floor.
“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in:
(a) euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBO Rate for the five most recent Business Days preceding such day for which the EURIBO Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBO Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of euro in effect on the last Business Day in such period,
(b) Pounds Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for Pounds Sterling Advances for the five most recent RFR Business Days preceding such day for which the Adjusted Daily Simple RFR for Pounds Sterling was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Pounds Sterling in effect on the last RFR Business Day in such period,
(c) Swiss Francs, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for Swiss Franc Advances for the five most recent RFR Business Days preceding such day for which SARON was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Swiss Francs in effect on the last RFR Business Day in such period, and
(d) any other Foreign Currency determined after the Closing Date, an adjustment as determined by the Global Administrative Agent in its reasonable good faith discretion designed to represent the reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans.
For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (i)(B) of the definition of such term and (y) the EURIBO Rate on any day shall be based on the EURIBO Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in the applicable Foreign Currency for a maturity of one month.
“Change” is defined in Section 3.2 hereof.
“Change of Control” means any transaction or event as a result of which: (a) (i) any Person or two or more Persons acting in concert (other than any Related Person) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of Harley (or other securities convertible into such Voting Stock) representing 30% or more of the combined voting power of all Voting Stock of Harley; or (ii) during any period of up to 12 consecutive calendar months, commencing after the Closing Date, individuals who at the beginning of such 12-month period were directors of Harley shall cease for any reason to constitute a majority of the board of directors of Harley (except to the extent that individuals who, at the beginning of such 12-month period, were directors of Harley were replaced by individuals (x) elected by a majority of the remaining members of the board of directors of Harley or (y) nominated for election by a majority of the remaining members of the board of directors of Harley and thereafter elected as directors by the shareholders of Harley or (z) approved or appointed by a majority of the remaining members of the board of directors of Harley) or (b) in each case other than as a result of a transaction permitted under Section 6.2.3, (i) Harley, directly or through one or more Subsidiaries, shall cease to own of record and beneficially, with sole voting power, in the aggregate, at least fifty-one percent (51%) of the issued and outstanding class or classes of Voting Stock of HDFS (such percentage measured by voting power rather than number of shares), (ii) HDFS, directly or through one or more Subsidiaries, shall cease to own of record and beneficially, with sole voting power, all of the issued and outstanding Voting Stock of HDCC or (iii) HDFS, directly or through one or more Subsidiaries, shall cease to own of record and beneficially, with sole voting power, all of the issued and outstanding Voting Stock of any Foreign Borrower.
“Closing Date” means April 12, 2024.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“Combination” is defined in Section 2.4(a)(ii) hereof.
“Combined Lender” is defined in Section 2.4(a)(ii) hereof.
“Commission” means the Securities and Exchange Commission and any Person succeeding to the functions thereof.
“Commitment” means, for each Syndicated Global Lender, the obligation of such Syndicated Global Lender to make Syndicated Global Loans and to purchase participations in Swing Line Loans and Syndicated Canadian Loans in an amount not exceeding the Dollar Amount set forth on Part I of Exhibit A to this Agreement opposite its name thereon under the heading “Commitment” or contained in the assignment and assumption by which it became a Lender, as such amount may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable assignment and assumption.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Company pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Global

Administrative Agent or any Lender by means of electronic communications pursuant to Section 14.1(e), including through an Approved Electronic Platform.
“Company” means any Borrower or Guarantor, individually, and “Companies” means each of the Borrowers and Guarantors, collectively.
“Consolidated” refers to the consolidation of accounts (or Subsidiaries, as applicable) in accordance with Agreement Accounting Principles.
“Consolidated Equity” is defined in Section 6.3(A) hereof.
“Consolidated Finco Debt” is defined in Section 6.3(A) hereof.
“Consolidated Net Income” of any Person for any period means the Consolidated net income (or loss) of such Person for such period, as shall be determined in accordance with Agreement Accounting Principles.
“Consolidated Net Worth” of any Person means such Person’s Consolidated shareholders’ equity, as shall be determined in accordance with Agreement Accounting Principles.
“Consolidated Opco Debt” is defined in Section 6.3(A) hereof.
“Consolidated Shareholders’ Equity” is defined in Section 6.3(A) hereof.
“Consolidated Total Assets” means, as of the date of any determination thereof, the Consolidated total assets of Harley and its Subsidiaries as of such date, as shall be determined in accordance with Agreement Accounting Principles.
“Contingent Obligation”, as applied to any Person, means any Contractual Obligation, contingent or otherwise, of that Person with respect to any Indebtedness of another or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability of another directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received. It is understood and agreed that the amount of liability in respect of any Contingent Obligation of any Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation exists and (b) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Contingent Obligation, unless such primary obligation and the maximum amount for which such Person may be liable are not stated or determinable, in which case the amount of such Contingent Obligation shall be such Person’s maximum reasonably anticipated liability in respect thereof as reasonably determined by Harley in good faith.

“Contractual Obligation”, as applied to any Person, means any provision of any equity or debt securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument, in any case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.
“Conversion/Continuation Notice” is defined in Section 2.8(D) hereof.
“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).
“CORRA Administrator” means the Bank of Canada (or any successor administrator).
“CORRA Determination Date” has the meaning specified in the definition of “Daily Simple CORRA”.
“CORRA Rate Day” has the meaning specified in the definition of “Daily Simple CORRA”.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning set forth in Section 9.19.
“Credit Party” means any Lender or the Global Administrative Agent, individually, and “Credit Parties” means each of the Lenders and the Global Administrative Agent, collectively.
“Cure Loan” is defined in Section 8.2 hereof.
“Daily Simple CORRA” means, for any day (a “CORRA Rate Day”), a rate per annum equal to CORRA for the day (such day, the “CORRA Determination Date”) that is five (5) RFR Business Days prior to (i) if such CORRA Rate Day is an RFR Business Day, such CORRA Rate Day or (ii) if such CORRA Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such CORRA Rate Day, in each case, as such CORRA is published by the CORRA Administrator on the CORRA Administrator’s website. Any change in Daily Simple CORRA due to a change in CORRA shall be effective from and including the effective date of such change in CORRA without notice to the Borrowers. If by 5:00 p.m. (Toronto time) on any given CORRA Determination Date, CORRA in respect of such CORRA Determination Date has not been published on the CORRA Administrator’s website and a Benchmark Replacement Date with respect to the Daily Simple CORRA has not occurred, then CORRA for such CORRA Determination Date will be CORRA as published in respect of the first preceding RFR Business Day for which such CORRA was published on the CORRA Administrator’s website, so long as such first preceding RFR Business Day is not more than five (5) RFR Business Days prior to such CORRA Determination Date.
“Daily Simple ESTR” means, with respect to any U.K. Swing Line Loan denominated in euro, for any Business Day, an interest rate per annum equal to the greater of (a) ESTR based on the published rate of ESTR as of the Business Day of such request and (b) 0%. Any change in Daily Simple ESTR due to a change in the applicable ESTR shall be effective from and including the effective date of such change in the ESTR without notice.
“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in (i) Pounds Sterling, SONIA for the day that is five (5) RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day, (ii) Swiss Francs, SARON for the day that is five (5) RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the Business Day immediately preceding such RFR Interest Day, (iii) Dollars (following a Benchmark Transition Event and a Benchmark Replacement Date with respect to the Term SOFR Rate), Daily Simple SOFR, and (iv) Canadian Dollars, Daily Simple CORRA (following a Benchmark Transition Event and a Benchmark Replacement Date with respect to Term CORRA).
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, the “SOFR Determination Date”) that is five (5) RFR Business Days prior to (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrowers. If by 5:00 p.m., New York City time, on the second (2nd) RFR Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding RFR Business Day for which such SOFR was published on the SOFR Administrator’s Website.
“Default” means an event described in Article VII hereof.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means any Lender, as determined by the Global Administrative Agent, that has (a) within three (3) Business Days of the date required to be funded or paid failed to (i) fund its Pro Rata Share of any Advance or Loan or (ii) pay over to the Global Administrative Agent or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Global Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) notified any Company, the Global Administrative Agent, any Global Swing Line Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement (unless such writing or public statement states that such position is based on such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) failed, within three (3) Business Days after written request by the Global Administrative Agent, to provide a certification in writing from an authorized officer of such Lender that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Swing Line Loans (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Global Administrative Agent’s receipt of such certification in form and substance reasonably satisfactory to it), (d) otherwise failed to pay over to the Global Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, (e) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a direct or indirect parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment and/or (f) become the subject of a Bail-In Action; provided, that a Lender shall not become a Defaulting Lender solely as the result of (x) the acquisition or maintenance of an ownership interest in such Lender or a Person controlling such Lender or (y) the exercise of control over a Lender or a Person controlling such Lender, in each case, by a Governmental Authority or an instrumentality thereof.
“Disqualified Institutions” means (a)(i) those Persons that are reasonably determined by Harley to be (A) a competitor of any of the Companies or any of their Subsidiaries or (B) a Person that is, or is owned or controlled by, a participant in the transportation industry and/or a credit union in the business of providing commercial and/or consumer financing for the purchase of products of a type sold by one or more of the Companies and/or their Affiliates (the entities in this clause (B) being referred to as “transportation industry entities”), and (ii) those banks, financial institutions and other institutional lenders that, in the case of each of the foregoing clauses (a)(i) and (a)(ii), have been specifically identified by Harley to the Global Administrative Agent and the Lenders in writing prior to the Closing Date; provided that, Harley, by notice to the Global Administrative Agent and the Lenders after the Closing Date, shall be permitted to supplement from time to time in writing by name the list of Persons that are Disqualified Institutions to the extent that the Persons added by such supplements are competitors of the Companies or are transportation industry entities, and each such supplement shall become effective three (3) Business Days after delivery thereof to the Global Administrative Agent and the Lenders (including through an Approved Electronic Platform), but which shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans (but solely with respect to such Loans) in accordance with this Agreement and (b) any Affiliate of a Person described in the immediately preceding clause (a), to the extent such Affiliate (i) is clearly identifiable as an affiliate of the applicable competitor, transportation industry entity, bank, financial institution or institutional lender solely by similarity of such Affiliate’s name and (ii) is not a bona fide debt investment fund that is an Affiliate of the applicable competitor, transportation industry entity, bank, financial institution or institutional lender. It is understood and agreed that (i) the Global Administrative Agent shall have no responsibility or liability to determine or monitor whether any Lender or potential Lender is a Disqualified Institution and (ii) Harley’s failure to deliver such list (or supplement thereto) in accordance with Section 14.1 shall render such list (or supplement thereto) not received and not effective.
“Dollar” and “$” means dollars in the lawful currency of the United States of America.
“Dollar Amount” of any amount of any currency means, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in a Foreign Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with such Foreign Currency last provided (either by publication or otherwise provided to the Global Administrative Agent) by the applicable Reuters source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with such Foreign Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Global Administrative Agent in its reasonable good faith discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as reasonably determined in good faith by the Global Administrative Agent, in consultation with Harley, using any reasonable method of determination it deems reasonably appropriate) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as reasonably determined by the Global Administrative Agent, in consultation with Harley, using any reasonable method of determination it deems reasonably appropriate.
“DQ List” is defined in Section 13.3(D)(iv) hereof.
“Earnouts” means any “earnouts” or similar obligations accrued in connection with any acquisition determined in accordance with generally accepted accounting principles.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligible Currency” means any currency other than Dollars or euro that is readily available, freely traded, convertible into Dollars in the international interbank market and as to which a Dollar Amount may be readily calculated. If, after the designation by the Lenders of any currency as an Agreed Currency, currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, such country’s currency is, in the determination of the Global Administrative Agent, no longer readily available or freely traded or as to which, in the determination of the Global Administrative Agent, a Dollar Amount is not readily calculable, then the Global Administrative Agent shall promptly notify the Syndicated Global Lenders and each Global Borrower, and such country’s currency shall no longer be an Agreed Currency until such time as all of the Syndicated Global Lenders (in the case of an Agreed Currency) agree to reinstate such country’s currency as an Agreed Currency and promptly, but in any event within five (5) Business Days of receipt of such notice from the Global Administrative Agent, the applicable Borrower shall repay all Loans in such affected currency or convert such Loans into Loans in Dollars or another Agreed Currency, subject to the other terms contained in Article II.
“Environmental Action” means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.
“Environmental Law” means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of Harley’s controlled group, or under common control with Harley, within the meaning of Section 414 of the Code.
“ERISA Event” means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of Harley or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by Harley or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.
“ESG Amendment” is defined in Section 2.22(a) hereof.
“ESG Pricing Provisions” is defined in Section 2.22(b) hereof.
“ESTR” means, with respect to any Business Day, a rate per annum equal to the Euro Short Term Rate for such Business Day published by the ESTR Administrator on the ESTR Administrator’s Website.
“ESTR Administrator” means the European Central Bank (or any successor administrator of the Euro Short Term Rate).
“ESTR Administrator’s Website” means the European Central Bank’s website, currently at http://www.ecb.europa.eu, or any successor source for the Euro Short Term Rate identified as such by the ESTR Administrator from time to time.
“ESTR Loans” means a Loan that bears interest at a rate based on Daily Simple ESTR.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“EURIBO Rate” means, with respect to any Term Benchmark Rate Advance denominated in euro and for any Interest Period, the EURIBO Screen Rate, two (2) TARGET Settlement Days prior to the commencement of such Interest Period.
“EURIBO Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters as published at approximately 11:00 a.m. Brussels time two (2) TARGET Settlement Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Global Administrative Agent may specify another commercially recognized page or service displaying the relevant rate after consultation with Harley.
“euro” and “€” means the single currency of the Participating Member States.
“Exchange Rate” means, with respect to any Foreign Currency, the rate of exchange for the purchase of Dollars with such Foreign Currency last provided (either by publication or otherwise provided to the Global Administrative Agent) by the applicable Reuters source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with such Foreign Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Global Administrative Agent in its reasonable discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as reasonably determined in good faith by the Global Administrative Agent, in consultation with Harley, using any reasonable method of determination it deems reasonably appropriate).
“Excluded Taxes” means, in the case of each Lender or applicable Lending Installation and the Global Administrative Agent, (a) taxes imposed on (or measured by) its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Global Administrative Agent is incorporated or organized or (ii) the jurisdiction in which the Global Administrative Agent’s or such Lender’s principal executive office or such Lender’s applicable Lending Installation is located and (b) withholding taxes imposed under FATCA.
“Exemption Certificate” is defined in Section 3.5(iv) hereof.
“Existing Credit Agreement” has the meaning assigned to such term in the recitals hereof.
“Existing 2022 Credit Agreement” is defined in Section 4.1 hereof.
“Extended Termination Date” is defined in Section 2.21(A) hereof.
“Extending Lender” is defined in Section 2.21(B) hereof.
“Extension Availability Period” means the period beginning on the Closing Date and ending on April 1, 2029.
“Extension Date” is defined in Section 2.21(A) hereof.
“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Effective Rate” shall mean, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as shall be set forth on the Federal Reserve Bank of New York’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Federal Reserve Bank of New York’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Finance Receivables” means dealer wholesale receivables, retail installment contracts, promissory notes, retail leases, charge accounts or other receivables, chattel paper or other similar financial assets originated, acquired or serviced in the ordinary course of business by any of the Companies or their Subsidiaries and shall include all related collateral and assets and any retained assets in respect of any of the foregoing.
“Finance Receivables Subsidiary” means a special purpose, bankruptcy remote corporation, partnership, limited liability company or trust which is wholly-owned, directly or indirectly, by any one or more of the Companies, and which is formed for the sole and exclusive purpose of (i) purchasing or otherwise acquiring Finance Receivables from one or more of the Companies or their respective Subsidiaries, (ii) financing such purchases or otherwise facilitating a Permitted Finance Receivables Securitization and (iii) conducting activities related thereto.
“Finco” means HDFS and HDCC.
“Finco Guarantor” means any of HDCC or HDFSI and “Finco Guarantors” means each of HDCC and HDFSI and in each such case their respective successors and permitted assigns.
“Finco Leverage Ratio” is defined in Section 6.3(A) hereof.
“Fitch” is defined in Section 2.6(b) hereof.
“Fixed Rate Advance” means a Term Benchmark Rate Advance.
“Fixed Rate Loan” means a Term Benchmark Rate Loan.
“Fixed Rate Swing Line Loan” means a Canadian Swing Line Loan which bears interest at an Adjusted Term CORRA Rate.
“Floating Rate” means the Canadian Prime Rate, the Alternate Base Rate or Daily Simple ESTR, as applicable.
“Floating Rate Advance” means a Canadian Prime Rate Advance or Base Rate Advance, as applicable.
“Floating Rate Loan” means a Syndicated Global Loan or Syndicated Canadian Loan, or portion thereof, or a Swing Line Loan, in each case which bears interest at the Alternate Base Rate, the Canadian Prime Rate, Daily Simple ESTR or any other floating rate, as applicable, plus the Applicable Margin (if any).

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate, each Adjusted Daily Simple RFR, the Adjusted Term CORRA Rate or the Central Bank Rate, as applicable. For the avoidance of doubt, the initial Floor for each of the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate, each Adjusted Daily Simple RFR, the Adjusted Term CORRA Rate and the Central Bank Rate shall be zero.
“Foreign Borrower” means the Canadian Borrower.
“Foreign Currency” means Specified Currencies other than Dollars.
“Foreign Currency Payment Office” of the Global Administrative Agent shall mean, for each of the Specified Currencies, the office, branch or affiliate of the Global Administrative Agent, as it may from time to time specify to Harley and each Syndicated Global Lender as its Foreign Currency Payment Office.
“Global Administrative Agent” means JPMorgan Chase Bank, N.A. (including any office, branch or affiliate of JPMorgan Chase Bank, N.A.) in its capacity as contractual representative for itself and the Lenders pursuant to Article X hereof and any successor Global Administrative Agent appointed pursuant to Article X hereof.
“Global Borrower” means any of the U.S. Borrowers and “Global Borrowers” means, collectively, the U.S. Borrowers, in each case together with its respective successors and permitted assigns.
“Global Rate Option” means the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate, the applicable Adjusted Daily Simple RFR or the Alternate Base Rate.
“Global Swing Line Lender” means (i) the Initial Global Swing Line Lender and (ii) any other Lender that is designated as a Global Swing Line Lender in accordance with Section 2.9.4.
“Governmental Authority” means any nation or government, any monetary authority, any federal, state, provincial, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
“Guarantee” is defined in Article XII hereof.
“Guarantor” means HDFS and each of the Finco Guarantors and in each such case their respective successors and permitted assigns.
“Harley” means Harley-Davidson, Inc., a Wisconsin corporation, and its successors and assigns.

“Hazardous Materials” means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.
“HDCC” means Harley-Davidson Credit Corp., a Nevada corporation, and its successors and permitted assigns.
“HDFS” means Harley-Davidson Financial Services, Inc., a Delaware corporation, and its successors and permitted assigns.
“HDFSI” means Harley-Davidson Financial Services International, Inc., a Delaware corporation, and its successors and permitted assigns.
“Hedging Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party’s assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.
“Increasing Lender” is defined in Section 2.4(b) hereof.
“Incremental Term Loan” is defined in Section 2.4(b) hereof.
“Incremental Term Loan Amendment” is defined in Section 2.4(b) hereof.
“Indebtedness” of any Person means, without duplication, (a) the principal of all obligations of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) the principal of all obligations of such Person evidenced by bonds, notes, acceptances, debentures or other instruments or letters of credit (other than obligations in respect of (x) trade letters of credit and (y) standby letters of credit (excluding any standby letter of credit (1) supporting Indebtedness of any Person or (2) obtained for any purpose not in the ordinary course of business)) (or reimbursement obligations with respect thereto) or representing the balance deferred and unpaid of the purchase price of any Property (including pursuant to Capitalized Leases) or services, if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with Agreement Accounting Principles (except that any such balance that constitutes a trade payable and/or an accrued liability arising in the ordinary course of business shall not be considered Indebtedness), (c) the net capitalized amount of all Capitalized Lease Obligations of such Person, (d) Indebtedness, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person (excluding in any event obligations in respect of Permitted Finance Receivables Securitizations to the extent such obligations would not appear as a liability upon a balance sheet of such Person prepared in accordance with Agreement Accounting Principles),

(e) Contingent Obligations of such Person in respect of Indebtedness of others and (f) net Hedging Obligations of such Person. The amount of Indebtedness of any Person at any date shall be without duplication (i) the outstanding balance at such date of all uncontingent obligations as described above and the liability with respect to any such Contingent Obligations at such date as calculated in accordance with the definition of “Contingent Obligation” and (ii) in the case of Indebtedness of others secured by a Lien to which the Property or assets owned or held by such Person is subject, the lesser of the fair market value at such date of any asset subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured (provided that if such Person has not assumed or become liable for the payment of such Indebtedness, it shall be taken into account only to the extent of the book value or fair market value, whichever is greater, of the Property subject to such Indebtedness). Notwithstanding the foregoing, Indebtedness shall exclude (i) obligations in respect of Permitted Finance Receivables Securitizations to the extent such obligations would not appear as a liability upon a balance sheet of such Person prepared in accordance with Agreement Accounting Principles, (ii) all intercompany indebtedness, obligations and Contingent Obligations, all to the extent owing by and among one or more of the Companies and their Subsidiaries, (iii) all obligations under the Support Agreement or other support agreements among one or more of the Companies, (iv) purchase price adjustments, Earnouts, holdbacks and deferred payments of a similar nature in connection with an acquisition (including deferred compensation representing consideration or other contingent obligations incurred in connection with an acquisition), (v) any Indebtedness that has been defeased, discharged and/or redeemed, provided that funds in an amount equal to all such Indebtedness (including interest and any other amounts required to be paid to the holders thereof in order to give effect to such defeasance, discharge and/or redemption) have been irrevocably deposited with a trustee for the benefit of the relevant holders of such Indebtedness, (vi) interest, fees, make-whole amounts, premiums, charges or expenses, if any, relating to the principal amount of Indebtedness and (vii) deposit liabilities of any Subsidiary that is a federally- or state-chartered bank or thrift institution. The amount of Indebtedness of Harley and any Subsidiary hereunder shall be calculated without duplication of guaranty obligations of Harley or any Subsidiary in respect thereof.
“Indemnified Matters” is defined in Section 9.6(B) hereof.
“Indemnitees” is defined in Section 9.6(B) hereof.
“Indexed Rate Auction” is defined in Section 2.10(b)(i) hereof.
“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) Harley, any of its Subsidiaries or any of its Affiliates, (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (e) a Disqualified Institution.
“Information Memorandum” means the Confidential Information Memorandum dated March 2024 relating to the Borrowers and the Transactions.
“Initial Global Swing Line Lender” means JPMorgan Chase Bank, N.A. and its permitted successors and assigns (including any office, branch or affiliate of JPMorgan Chase Bank, N.A. or such a permitted successor or assign); provided that the Initial Global Swing Line Lender in respect of Canadian Swing Line Loans or USD Swing Line Loans to the Canadian Borrower shall mean JPMorgan Chase Bank, N.A. or any of its offices, branches and affiliates, in each case, resident in Canada within the meaning of the Income Tax Act (Canada), and the permitted successors and assigns thereof.
“Interest Period” means, (a) with respect to a Term Benchmark Rate Loan denominated in any Specified Currency (other than Canadian Dollars), a period of one (1), three (3) or six (6) months (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any such Specified Currency) commencing on a Business Day selected by the applicable Borrower pursuant to this Agreement and (b) with respect to a Term Benchmark Rate Loan denominated in Canadian Dollars, the period commencing on the date of such Advance and ending on the numerically corresponding day in the calendar month that is one (1) or three (3) months thereafter (subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for Canadian Dollars), as the Canadian Borrower or the applicable U.S. Borrower may elect. For Term Benchmark Rate Loans denominated in any Specified Currency (other than Canadian Dollars), such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one (1), three (3) or six (6) months thereafter and for Term Benchmark Rate Loans denominated in Canadian Dollars, such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one (1) or three (3) months thereafter; provided, however, that if there is no such numerically corresponding day in such next, third or (in the case of Term Benchmark Rate Loans in the applicable Specified Currency (other than Canadian Dollars)) sixth succeeding month, such Interest Period shall end on the last Business Day of such next, third or, in the case of Term Benchmark Rate Loans denominated in the applicable Specified Currency (other than Canadian Dollars), sixth, succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day. No tenor that has been removed from this definition (and not reinstated) pursuant to Section 3.3(e) shall be available for specification in a Borrowing Notice or Conversion/Continuation Notice.
“IRS” means the Internal Revenue Service and any Person succeeding to the functions thereof.
“Lender Notice Date” is defined in Section 2.21(B) hereof.
“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Lender-Related Person” is defined in Section 9.6(C) hereof.
“Lenders” means the lending institutions listed on Exhibit A and any other Person that shall have become a Lender hereunder pursuant to Section 2.4(b) or Section 13.3, including each Syndicated Global Lender, each Global Swing Line Lender, each Syndicated Canadian Bank and their respective successors and assigns.
“Lending Installation” means, with respect to a Lender or the Global Administrative Agent, any office, branch, subsidiary or affiliate of such Lender or the Global Administrative Agent.
“Liabilities” means any losses, claims, damages or liabilities.
“Lien” means any security interest, lien (statutory or other) or other similar charge or encumbrance of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement (excluding operating leases)).
“Limited Conditionality Acquisition” is defined in Section 2.4(b) hereof.
“Limited Conditionality Acquisition Agreement” is defined in Section 2.4(b) hereof
“Loan” means a Syndicated Global Loan, a Bid Rate Loan, a Syndicated Canadian Loan or a Swing Line Loan.
“Loan Account” is defined in Section 2.14(E) hereof.
“Loan Documents” means this Agreement, the Notes, the Support Agreement and all other documents, instruments and agreements executed pursuant thereto or contemplated thereby, in each case as the same may be amended, restated or otherwise modified and in effect from time to time.
“Material Acquisition” means any acquisition if the aggregate consideration paid or to be paid (including liabilities to be assumed as part of the purchase consideration) by the Parent or a Subsidiary in respect of such acquisition is equal to or greater than $500,000,000.
“Material Adverse Change” means any material adverse change in the business, assets, operations or financial condition of Harley and its Subsidiaries taken as a whole (excluding changes or effects in connection with specific events (and not general economic or industry conditions) applicable specifically to Harley and/or its Subsidiaries as disclosed in any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed with or furnished to the Commission prior to the Closing Date).
“Material Adverse Effect” means any event, development or circumstance that has had a material adverse effect on (a) the business, assets, operations or financial condition of Harley and its Subsidiaries taken as a whole (excluding changes or effects in connection with specific events (and not general economic or industry conditions) applicable specifically to Harley and/or its Subsidiaries as disclosed in any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed with or furnished to the Commission prior to the Closing Date) or (b) the validity or enforceability against the Companies of any of the Loan Documents or the rights or remedies of the Global Administrative Agent and the Lenders against the Companies thereunder.
“Material Subsidiary” means, at any time, any Subsidiary of Harley with a Net Worth (after elimination of intercompany assets) equal to or greater than 10% of Consolidated Net Worth of Harley (as of the end of the most recent fiscal quarter), or Net Income (after elimination of intercompany revenues) for the period of four consecutive fiscal quarters then most recently ended during which the Consolidated Net Income of Harley was not a loss equal to or greater than 10% of Consolidated Net Income (for such period) of Harley; provided that, if at any time the aggregate amount of Harley’s Consolidated Net Income for such period attributable to Subsidiaries that are not Material Subsidiaries exceeds thirty percent (30%) of Harley’s Consolidated Net Income for such period, Harley shall designate sufficient Subsidiaries as “Material Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries until such designation is no longer necessary to comply with this proviso; provided further, that no Subsidiary of Harley that is not a Consolidated Subsidiary of Harley shall be deemed to be a “Material Subsidiary”.
“Moody’s” is defined in Section 2.6(b) hereof.
“Moody’s Rating” is defined in Section 2.6(b) hereof.
“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which Harley or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.
“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of Harley or any ERISA Affiliate and at least one Person other than Harley and the ERISA Affiliates or (b) was so maintained and in respect of which Harley or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.
“Net Income” of any Person for any period means the net income (or loss) of such Person for such period, as shall be determined in accordance with Agreement Accounting Principles.
“Net Worth” of any Person means such Person’s consolidated shareholders’ equity, as shall be determined in accordance with Agreement Accounting Principles.
“New Currency” is defined in Section 2.12 hereof.
“Non-Extending Lender” is defined in Section 2.21(B) hereof.
“Non Pro Rata Loan” is defined in Section 8.2 hereof.
“Non-U.S. Lender” is defined in Section 3.5(iv) hereof.
“Notes” means the Syndicated Global Notes, the Syndicated Canadian Notes and the Bid Rate Notes.
“Notice of Assignment” is defined in Section 13.3(B) hereof.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if both such rates are not so published for any day that is a Business Day, the term “NYFRB Rate” means the rate quoted for such day for a federal funds transaction at 11:00 a.m., New York City time, on such day received by the Global Administrative Agent from a federal funds broker unaffiliated with the Global Administrative Agent of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means all Loans, advances, debts, liabilities, obligations, covenants and duties owing by any Borrower to the Global Administrative Agent, either Arranger, any Lender, any Global Swing Line Lender, any Syndicated Canadian Bank, any Affiliate of any of the foregoing or any Indemnitee, of any kind or nature, present or future, arising under this Agreement, the Notes or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys’ fees and disbursements, paralegals’ fees (in each case whether or not allowed), and any other sum chargeable to any Borrower under this Agreement or any other Loan Document.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.
“Original Currency” is defined in Section 2.12 hereof.
“Other Taxes” is defined in Section 3.5 hereof.
“Outstanding Credit Exposure” means, with respect to any Lender at any time, the sum of (i) the aggregate outstanding principal Dollar Amount of its Syndicated Global Loans outstanding at such time, plus (ii) the aggregate principal Dollar Amount of its Pro Rata Share of the aggregate outstanding principal Dollar Amount of Syndicated Canadian Loans outstanding at such time, plus (iii) its Swing Line Exposure at such time.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the NYFRB Rate and (b) with respect to any amount denominated in a Foreign Currency, an overnight rate determined by the Global Administrative Agent in accordance with banking industry rules on interbank compensation.
“Participant Register” is defined in Section 13.2(D) hereof.
“Participants” is defined in Section 13.2(A) hereof.
“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.
“Payment” is defined in Section 10.14(a) hereof.
“Payment Date” means the last Business Day of each calendar quarter and the Termination Date.

“Payment Notice” is defined in Section 10.14(b) hereof.
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.
“Periodic Term CORRA Determination Day” has the meaning assigned to such term in the definition of “Term CORRA”.
“Permitted Finance Receivables Securitization” means any financial asset financing program or facility providing for the sale, conveyance, pledge or other transfer of Finance Receivables by any of the Companies or their respective Subsidiaries to a trust or to one or more limited purpose finance companies, special purpose entities or financial institutions or other third party investors or financiers, either directly or through one or more Subsidiaries.
“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 6.1.2 hereof; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, landlords’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are either (i) not overdue for a period of more than forty-five (45) days or (ii) being contested in good faith and by proper actions and as to which appropriate reserves are being maintained; (c) pledges or deposits to secure obligations under workers’ compensation laws, unemployment insurance or similar legislation or to secure public or statutory obligations and/or securing liability for reimbursement or indemnification obligations to insurance carriers providing property, casualty or liability insurance to one or more of the Companies and/or the Material Subsidiaries; (d)(i) easements, rights of way and other encumbrances on title to real Property, (ii) zoning, building, entitlement and other land use regulations and (iii) any zoning or similar law, rule, regulation or requirement or right reserved to, or vested in, any Governmental Authority to control or regulate the use of any real property, in each of the foregoing cases that does not render title to the Property encumbered thereby unmarketable or materially adversely affect the use of such Property for its present purposes; (e) Liens of attachment or judgment with respect to judgments, writs or warrants of attachment, or similar process against any of the Companies or any of their Subsidiaries which do not constitute a Default under Section 7.1(f); (f) Liens arising from leases, subleases, licenses or sublicenses granted to others which do not interfere in any material respect with the business of the Companies or any of their Subsidiaries; (g) any interest or title of the lessor in the Property subject to any operating lease entered into by any of the Companies or any of their Subsidiaries in the ordinary course of business; (h) Liens in respect of an agreement to dispose of any asset, to the extent such disposal is permitted by this Agreement; (i) Liens arising under any retention of title arrangements entered into in the ordinary course of business or over goods or documents of title to goods arising in the ordinary course of documentary credit transactions; (j) Liens arising due to any cash pooling, netting or composite account arrangements between any one or more of the Borrowers and any of their Subsidiaries or between any one or more of such entities and one or more banks or other financial institutions where any such entity maintains deposits; (k) customary rights of set off, revocation, refund or chargeback or similar rights under deposit disbursement, concentration account agreements or under the UCC (or comparable foreign law) or arising by operation of law of banks or other financial institutions where any Borrower or any of its Subsidiaries maintains deposit, disbursement or concentration accounts in the ordinary course of business; (l) any Lien that may from time to time be created under any Loan Document; (m) any Lien on any landlord’s estate or interest in any property that is leased by any Company or

Material Subsidiary; (n) Liens securing the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases and statutory obligations, Contingent Obligations in connection with surety bonds, appeal bonds and similar instruments and other non-delinquent obligations of a like nature, in each case incurred in the ordinary course of business; (o) Liens securing reimbursement obligations incurred in the ordinary course of business for letters of credit or banker’s acceptances, which Liens encumber only goods, or documents of title covering goods, which are purchased in transactions for which such letters of credit or banker’s acceptances are issued; and (p) contractual rights of set-off and similar rights securing Hedging Obligations.
“Permitted Securitization Recourse Obligations” of a Person means recourse obligations of such Person with respect to Finance Receivables sold, pledged or otherwise transferred pursuant to a Permitted Finance Receivables Securitization, if and only if such recourse obligations constitute performance guarantees and/or indemnification or repurchase obligations arising as a result of the breach by such Person of a representation, warranty or covenant in respect of such Finance Receivables or otherwise in respect of losses, costs or expenses arising as a result of such Permitted Finance Receivables Securitizations, in each case other than (A) recourse for Finance Receivables uncollectible because of bankruptcy, insolvency, lack of creditworthiness or other mere failure to pay on the part of the obligor with respect to such Finance Receivable, and (B) indemnification or repurchase obligations arising from a representation, warranty or covenant relating to the payment of any Indebtedness incurred or securities issued in connection with such Permitted Finance Receivables Securitization.
“Person” means any natural person, corporation, firm, company, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.
“Plan” means a Single Employer Plan or a Multiple Employer Plan.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“Pounds Sterling” means the lawful currency of the United Kingdom.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined reasonably and in good faith by the Global Administrative Agent and consistent with any such determination by the Global Administrative Agent generally under substantially similar credit facilities for which it acts as administrative agent) or any similar release by the Board (as determined reasonably and in good faith by the Global Administrative Agent and consistent with any such determination by the Global Administrative Agent generally under substantially similar credit facilities for which it acts as administrative agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Pro Rata Share” means, with respect to any Syndicated Global Lender, the percentage obtained by dividing (A) such Syndicated Global Lender’s Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) by (B) the Aggregate Commitment at such time; provided, however, that, if the Commitments have been terminated pursuant to the terms of this Agreement, “Pro Rata Share” means, with respect to any Syndicated Global Lender, the percentage obtained by dividing (A) the aggregate outstanding principal Dollar Amount of such Syndicated Global Lender’s (i) Syndicated Global Loans plus (ii) share of the obligation to purchase participations in Swing Line Loans and Syndicated Canadian Loans by (B) the aggregate outstanding principal Dollar Amount of all Syndicated Global Loans, Swing Line Loans and Syndicated Canadian Loans.
“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Purchasers” is defined in Section 13.3(A) hereof.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” is defined in Section 9.19 hereof.
“Reference Time” with respect to any setting of the then-current Benchmark means (i) if such Benchmark is the Term SOFR Rate, 5:00 a.m., Chicago time, on the day that is two (2) U.S. Government Securities Business Days preceding the date of such setting, (ii) if such Benchmark is the EURIBO Rate, 11:00 a.m., Brussels time two (2) TARGET Settlement Days preceding the date of such setting, (iii) if the RFR for such Benchmark is SONIA, then four (4) Business Days prior to such setting, (iv) if the RFR for such Benchmark is SARON, then five (5) Business Days prior to such setting, (v) if, following a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, the RFR for such Benchmark is Daily Simple SOFR, then four (4) Business Days prior to such setting (vi) if, following a Benchmark Transition Event and Benchmark Replacement Date with respect to Term CORRA, the RFR for such Benchmark is Daily Simple CORRA, then four (4) RFR Business Days prior to such setting, (vii) if such Benchmark is the Adjusted Term CORRA Rate, 1:00 p.m. Toronto local time on the day that is two (2) Business Days preceding the date of such setting, or (viii) if such Benchmark is none of the Term SOFR Rate, Daily Simple SOFR, the EURIBO Rate, SONIA, SARON, Daily Simple CORRA or the Adjusted Term CORRA Rate, the time determined by the Global Administrative Agent in its reasonable discretion.
“Register” is defined in Section 13.3(C) hereof.
“Regulation D” means Regulation D of the Board as from time to time in effect and any successor thereto or other regulation or official interpretation of the Board relating to reserve requirements applicable to member banks of the Federal Reserve System.
“Related Person” means each of the following: (a) Harley, (b) any Subsidiary of Harley or (c) any employee benefit plan of Harley or of any Subsidiary of Harley or any Person organized, appointed or established by Harley for or pursuant to the terms of any such plan.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of contaminants through or in the air, soil, surface water or groundwater.
“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Board, the NYFRB and/or the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Pounds Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in euro, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (iv) with respect to a Benchmark Replacement in respect of Loans denominated in Swiss Francs, the Swiss National Bank, or a committee officially endorsed or convened by the Swiss National Bank or, in each case, any successor thereto, (v) with respect to a Benchmark Replacement in respect of Loans denominated in Canadian Dollars, the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada or, in each case, any successor thereto and (vi) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.
“Relevant Rate” means (i) with respect to any Syndicated Global Advance that is a Term Benchmark Rate Advance denominated in Dollars, the Term SOFR Rate, (ii) with respect to any Syndicated Global Advance that is a Term Benchmark Rate Advance denominated in euro, the EURIBO Rate, (iii) with respect to any Syndicated Canadian Advance that is a Term Benchmark Rate Advance denominated in Canadian Dollars, the Term CORRA or (iv) with respect to any RFR Advance denominated in Pounds Sterling, Swiss Francs, Canadian Dollars or Dollars, the applicable Adjusted Daily Simple RFR, in each case, as applicable.
“Relevant Screen Rate” means (i) with respect to any Syndicated Global Advance that is a Term Benchmark Rate Advance denominated in Dollars, the Term SOFR Reference Rate, (ii) with respect to any Syndicated Global Advance that is a Term Benchmark Rate Advance denominated in euro, the EURIBO Screen Rate and (iii) with respect to any Syndicated Canadian Advance that is a Term Benchmark Rate Advance denominated in Canadian Dollars, the Term CORRA, as applicable.
“Replacement Lender” is defined in Section 2.4(a)(ii) hereof.
“Required Lenders” means, in all cases subject to Section 8.2(v) hereof, Lenders whose Pro Rata Shares, in the aggregate, are greater than fifty percent (50%); provided, however, that, if any of the Lenders shall have failed to fund its Pro Rata Share of any Loan requested by the applicable Borrower which such Lenders are obligated to fund under the terms of this Agreement and any such failure has not been cured, then for so long as such failure continues, “Required Lenders” means Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Shares of such Loans has not been so cured) whose Pro Rata Shares represent greater than fifty percent (50%) of the aggregate Pro Rata Shares of such Lenders; provided, further, however, that, if the Commitments have been terminated pursuant to the terms of this Agreement, “Required Lenders” means Lenders (without regard to such Lenders’ performance of their respective obligations hereunder) whose Pro Rata Shares, in the aggregate, are greater than fifty percent (50%).
“Required Syndicated Canadian Banks” means Syndicated Canadian Banks whose Syndicated Canadian Pro Rata Shares, in the aggregate, are greater than fifty percent (50%); provided, however, that, if any of the Lenders shall have failed to fund its Syndicated Canadian Pro Rata Share of any Syndicated Canadian Loan requested by the Canadian Borrower or a U.S. Borrower which such Syndicated Canadian Banks are obligated to fund under the terms of this Agreement and any such failure has not been cured, then for so long as such failure continues, “Required Syndicated Canadian Banks” means Syndicated Canadian Banks (excluding all Syndicated Canadian Banks whose failure to fund their respective Syndicated Canadian Pro Rata Shares of such Syndicated Canadian Loans has not been so cured) whose Syndicated Canadian Pro Rata Shares represent greater than fifty percent (50%) of the aggregate Syndicated Canadian Pro Rata Shares of such Syndicated Canadian Banks; provided, further, however, that, if the Commitments have been terminated pursuant to the terms of this Agreement or the Syndicated Canadian Commitments have been terminated pursuant to the terms of this Agreement, “Required Syndicated Canadian Banks” means Syndicated Canadian Banks (without regard to such Syndicated Canadian Banks’ performance of their respective obligations hereunder) whose Syndicated Canadian Pro Rata Shares, in the aggregate, are greater than fifty percent (50%).
“Reset Date” is defined in Section 1.2 hereof.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any U.K. Financial Institution, a U.K. Resolution Authority.
“Retired Commitments” is defined in Section 2.4(a)(ii) hereof.
“Reuters” means Thomson Reuters Corp., Refinitiv or any successor thereto.
“RFR” means, for any RFR Loan denominated in (a) Pounds Sterling, SONIA, (b) Swiss Francs, SARON, (c) Dollars (solely following a Benchmark Transition Event and a Benchmark Replacement Date with respect to the Term SOFR Rate), Daily Simple SOFR, and (d) Canadian Dollars (solely following a Benchmark Transition Event and a Benchmark Replacement Date with respect to Term CORRA), Daily Simple CORRA.
“RFR Advance” means an Advance that bears interest at a rate based on the Adjusted Daily Simple RFR.
“RFR Business Day” means, for any Loan denominated in (a) Pounds Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London, (b) Swiss Francs, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for the settlement of payments and foreign exchange transactions in Zurich, (c) Dollars, a U.S. Government Securities Business Day, and (d) Canadian Dollars, any

day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which commercial banks in Toronto are authorized or required by law to remain closed.
“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.
“RFR Loan” means a Swing Line Loan or Syndicated Global Loan that bears interest at a rate based on the Adjusted Daily Simple RFR.
“S&P” is defined in Section 2.6(b) hereof.
“S&P Rating” is defined in Section 2.6(b) hereof.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any comprehensive Sanctions (at the time of the Closing Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, any Person that is the subject or target of any Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the U.S. Department of Commerce, the United Nations Security Council, the European Union, any EU member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person organized or resident in a Sanctioned Country in violation of Sanctions or (c) any Person 50% or greater owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) (including, without limitation for purposes of defining a Sanctioned Person, as ownership and control may be defined and/or established in and/or by any applicable laws, rules, regulations, or orders).
“Sanctions” means economic or financial sanctions, trade embargoes or similar restrictions imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any EU member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.
“SARON” means, with respect to any Business Day, a rate per annum equal to the Swiss Average Rate Overnight for such Business Day published by the SARON Administrator on the SARON Administrator’s Website.
“SARON Administrator” means the SIX Swiss Exchange AG (or any successor administrator of the Swiss Average Rate Overnight).
“SARON Administrator’s Website” means SIX Swiss Exchange AG’s website, currently at https://www.six-group.com, or any successor source for the Swiss Average Rate Overnight identified as such by the SARON Administrator from time to time.
“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of Harley or any ERISA Affiliate and no Person other than Harley and the ERISA Affiliates or (b) was so maintained and in respect of which Harley or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“SLL Principles” is defined in Section 2.22(b) hereof.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“Specified Currencies” means Agreed Currencies and Canadian Dollars.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Global Administrative Agent is subject with respect to the Adjusted EURIBO Rate for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage, and the Global Administrative Agent shall notify Harley promptly of any such adjustment.
“Subordinated Indebtedness” is defined in Section 6.3(A) hereof.

“Subordinated Intercompany Indebtedness” means Indebtedness arising from intercompany loans; provided if the obligor on such Indebtedness is one or more of the Companies (whether as a primary obligor or a secondary obligor), such Indebtedness shall be subordinated to the Obligations pursuant to the subordination terms attached as Schedule III.
“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any company, partnership, association, trust, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a direct or indirect Subsidiary of Harley.
“Support Agreement” means the Support Agreement dated as of September 26, 1996 between Harley and HDFS evidencing Harley’s agreement to support certain debts of HDFS and its Subsidiaries, together with and as supplemented by the letter agreement dated as of April 7, 2016, the letter agreement dated as of May 1, 2017, the letter agreement dated as of April 6, 2018, the letter agreement dated as of May 13, 2019, the letter agreement dated as of April 1, 2020, the letter agreement dated as of April 7, 2022 and the letter agreement dated as of April 12, 2024, in each case to the Global Administrative Agent from Harley and HDFS pursuant to which certain modifications to the above-referenced Support Agreement were agreed to for the benefit of the Global Administrative Agent and the Lenders.
“Supported QFC” is defined in Section 9.19 hereof.
“Surviving Commitment” is defined in Section 2.4(a)(ii) hereof.
“Surviving Lender” is defined in Section 2.4(a)(ii) hereof.
“Sustainability Assurance Provider” is defined in Section 2.22(a) hereof.
“Sustainability Targets” is defined in Section 2.22 hereof.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Harley or the Subsidiaries shall be a Swap Agreement.
“Swing Line Commitment” means the Canadian Swing Line Commitment, U.K. Swing Line Commitment or USD Swing Line Commitment, as applicable.
“Swing Line Exposure” means, at any time, the aggregate principal amount of all Swing Line Loans outstanding at such time. The Swing Line Exposure of any Lender at any time shall be the sum of (a) its Pro Rata Share of the total Swing Line Exposure at such time other than with respect to any Swing Line Loans made by such Lender in its capacity as a Global Swing Line Lender and (b) the aggregate principal amount of all Swing Line Loans made by such Lender as a

Global Swing Line Lender outstanding at such time (less the amount of participations funded by the other Lenders in such Swing Line Loans).
“Swing Line Loan” means a Canadian Swing Line Loan, U.K. Swing Line Loan or USD Swing Line Loan, as applicable, made available to the applicable Borrower by a Global Swing Line Lender pursuant to Section 2.9.
“Swiss Francs” means the lawful currency of Switzerland.
“Syndicated Canadian Advance” means a borrowing consisting of simultaneous Syndicated Canadian Loans (of the same Type, currency and, if relevant, for the same Interest Period) made to the Canadian Borrower or a U.S. Borrower by the Syndicated Canadian Banks pursuant to Section 2.2.
“Syndicated Canadian Bank” means any Lender (or any Affiliate, branch or agency thereof) listed on Part II of Exhibit A as having a Syndicated Canadian Commitment. If any agency, branch or Affiliate of any Lender shall be a Syndicated Canadian Bank, such agency, branch or Affiliate shall, to the extent of any commitment extended and any Loans made by it, have all the rights of such Lender hereunder; provided, however, that such Lender shall, to the exclusion of such agency, branch or Affiliate, continue to have all the voting rights vested in it by the terms hereof.
“Syndicated Canadian Borrowing” means any borrowing consisting of a Loan made to the Canadian Borrower or a U.S. Borrower pursuant to Section 2.2.
“Syndicated Canadian Borrowing Notice” is defined in Section 2.6(a) hereof.
“Syndicated Canadian Commitment” means, for any Syndicated Canadian Bank, the obligation of such Syndicated Canadian Bank to make Syndicated Canadian Loans in an amount not exceeding the Dollar Amount set forth on Part II of Exhibit A to this Agreement opposite its name thereon under the heading “Syndicated Canadian Commitment”, as such amount may be modified from time to time pursuant to the terms of this Agreement.
“Syndicated Canadian Loan” means any loan made by a Syndicated Canadian Bank to the Canadian Borrower or a U.S. Borrower pursuant to Section 2.2.
“Syndicated Canadian Note” means, to the extent requested, a promissory note of the Canadian Borrower or a U.S. Borrower payable to any requesting Syndicated Canadian Bank, in substantially the form attached hereto as Exhibit E, evidencing the aggregate indebtedness of the Canadian Borrower or such U.S. Borrower, as applicable, to such Syndicated Canadian Bank resulting from the Syndicated Canadian Loans made by such Syndicated Canadian Bank to the Canadian Borrower or such U.S. Borrower, as applicable.
“Syndicated Canadian Pro Rata Share” means, with respect to any Syndicated Canadian Bank, the percentage obtained by dividing (A) such Syndicated Canadian Bank’s Syndicated Canadian Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement and the Syndicated Canadian Commitment) by (B) the aggregate of the Syndicated Canadian Commitments at such time; provided, however, that, if the Syndicated Canadian Commitments have been terminated pursuant to the terms of this Agreement, “Syndicated Canadian Pro Rata Share” means, with respect to any Syndicated

Canadian Bank, the percentage obtained by dividing (A) the amount of such Syndicated Canadian Bank’s (i) Syndicated Canadian Loans plus (ii) share of the obligation to purchase participations in Canadian Swing Line Loans to the Canadian Borrower by (B) the aggregate outstanding principal amount of all Syndicated Canadian Loans and Canadian Swing Line Loans to the Canadian Borrower and the U.S. Borrowers.
“Syndicated Global Advance” means a borrowing consisting of simultaneous Syndicated Global Loans of the same Type made to a Global Borrower by each of the Syndicated Global Lenders pursuant to Section 2.1, and in the case of Term Benchmark Rate Advances, denominated in the same currency and for the same Interest Period.
“Syndicated Global Advance Borrowing Notice” is defined in Section 2.6(a) hereof.
“Syndicated Global Lender” means any Lender (or any Affiliate, branch or agency thereof) party hereto with a commitment to make Syndicated Global Loans to each Global Borrower.
“Syndicated Global Loan” means a loan by a Syndicated Global Lender to a Global Borrower as part of a Syndicated Global Advance.
“Syndicated Global Note” means, to the extent requested, a promissory note of a Global Borrower payable to any requesting Syndicated Global Lender, in substantially the form of Exhibit B-1 hereto, evidencing the aggregate indebtedness of such Global Borrower to such Syndicated Global Lender resulting from the Syndicated Global Loans made by such Syndicated Global Lender to such Global Borrower.
“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.
“TARGET Settlement Day” means any day on which T2 (or, if such payment system ceases to be operative, such other payment system, if any, reasonably determined by the Global Administrative Agent to be a suitable replacement, such determination to be consistent with such determination generally under other syndicated credit facilities for which it acts as administrative agent) is open for the settlement of payments in euro.
“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, charges or withholdings, and any and all liabilities with respect to the foregoing, in each case (i) imposed on or with respect to any payment made by or on account of any obligation of the Borrowers under any Loan Document, but (ii) excluding Excluded Taxes.
“Tax Credit” means a credit against, relief or remission of, or repayment of any Taxes or Other Taxes.
“Term Benchmark Rate Advance” means a Syndicated Global Advance or Syndicated Canadian Advance which bears interest at the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate or the Adjusted Term CORRA Rate (other than pursuant to clause (c) of the definition of “Alternate Base Rate” or pursuant to clause (ii) of the definition of “Canadian Prime Rate”).
“Term Benchmark Rate Loan” means a Swing Line Loan, Syndicated Global Loan or Syndicated Canadian Loan, or portion thereof, which bears interest at the Adjusted Term SOFR

Rate, the Adjusted EURIBO Rate or the Adjusted Term CORRA Rate (other than pursuant to clause (c) of the definition of “Alternate Base Rate”).
“Term CORRA” means, for any calculation with respect to any Term Benchmark Rate Advance denominated in Canadian Dollars, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than five (5) Business Days prior to such Periodic Term CORRA Determination Day.
“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.
“Term CORRA Notice” means a notification by the Global Administrative Agent to the Lenders and Harley of the occurrence of a Term CORRA Reelection Event.
“Term CORRA Reelection Event” means the determination by the Global Administrative Agent that (a) Term CORRA has been recommended for use by the Relevant Governmental Body, (b) the administration of Term CORRA is administratively feasible for the Global Administrative Agent and (c) a Benchmark Transition Event has previously occurred resulting in a Benchmark Replacement in accordance with Section 3.3(b) that is not Term CORRA.
“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.
“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.
“Term SOFR Rate” means, with respect to any Term Benchmark Rate Advance denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Rate Advance denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified reasonably and in good faith by the Global Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Termination Date” means the earlier of (a) April 12, 2029 (subject to extension (in the case of each Lender consenting thereto) as provided in Section 2.21) and (b) the date of termination of the Commitments pursuant to Section 2.4 or Section 8.1.
“Trade Date” is defined in Section 13.3(D)(i) hereof.
“Transactions” means the execution, delivery and performance by the Companies of this Agreement and the other Loan Documents, the borrowing of Loans and the use of the proceeds thereof.
“Transferee” is defined in Section 13.5 hereof.
“Type” means, (a) with respect to any Syndicated Global Loan, its nature as a Base Rate Loan, a Term Benchmark Rate Loan or an RFR Loan, (b) with respect to any Syndicated Global Advance, its nature as a Base Rate Advance, a Term Benchmark Rate Advance or an RFR Advance, (c) with respect to any Swing Line Loan, its nature as a Term Benchmark Rate Loan, a Canadian Prime Rate Loan, an RFR Loan, or an ESTR Loan, (d) with respect to any Syndicated Canadian Loan, its nature as a Term Benchmark Rate Loan, a Base Rate Loan or a Canadian Prime Rate Loan and (e) with respect to any Syndicated Canadian Advance, its nature as a Term Benchmark Rate Advance, a Base Rate Advance or a Canadian Prime Rate Advance.
“U.K. Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms and certain affiliates of such credit institutions or investment firms.
“U.K. Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any U.K. Financial Institution.
“U.K. Swing Line Borrowing Notice” is defined in Section 2.9.3 hereof.
“U.K. Swing Line Commitment” means the obligation of the Global Swing Line Lenders to make U.K. Swing Line Loans to the Global Borrowers up to a maximum principal Dollar Amount of $35,000,000 in the aggregate and on a cumulative basis at any one time outstanding.
“U.K. Swing Line Currency” means Dollars, euro, and so long as such currencies remain in effect, Pounds Sterling and Swiss Francs.
“U.K. Swing Line Loan” means a loan denominated in any U.K. Swing Line Currency made available to a Global Borrower by a Global Swing Line Lender pursuant to Section 2.9.3.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unmatured Default” means an event which, but for the lapse of time or the giving of notice, or both, would constitute a Default.
“U.S. Borrower” means Harley or HDFS, and “U.S. Borrowers” means, collectively, Harley and HDFS.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Special Resolution Regime” is defined in Section 9.19 hereof.
“USD Swing Line Borrowing Notice” is defined in Section 2.9.1 hereof.
“USD Swing Line Commitment” means the obligation of the Global Swing Line Lenders to make USD Swing Line Loans up to a maximum principal amount of $35,000,000 in the aggregate at any one time outstanding.
“USD Swing Line Loan” means a Dollar denominated Loan made available to the U.S. Borrowers by a Global Swing Line Lender pursuant to Section 2.9.1.
“Voting Stock” means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any U.K. Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Any accounting terms used in this Agreement which are not specifically defined herein shall be interpreted in accordance with Section 9.8 hereof. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document in any Loan Document shall be construed as referring to such agreement, instrument or other document as amended, restated, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference to any Person in any Loan Document shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignments set forth herein or in any other Loan Document) and (iii) any reference in any Loan Document to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law, and any reference in any Loan Document to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.
1.2Currency Equivalents. Not later than 1:00 p.m., New York time or local time, as applicable, on each Calculation Date, the Global Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date with respect to each Specified Currency and (ii) give notice thereof to Harley and the Syndicated Global Lenders. The Exchange Rates so determined shall become effective immediately with respect to any new Loans being made on any Calculation Date and any Loans being repaid on any Calculation Date and otherwise on the fifth Business Day immediately following the relevant Calculation Date (a “Reset Date”), shall remain effective until the next succeeding Reset Date and shall during the period of their effectiveness be employed in making any computation of currency equivalents required to be made under this Agreement (other than pursuant to Section 2.19).
ARTICLE II THE CREDITS
1.1Syndicated Global Loans. Upon the satisfaction of the conditions precedent set forth in Sections 4.1 and 4.2 hereof, from and including the date of this Agreement and prior to the Termination Date, each Syndicated Global Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to make Syndicated Global Loans to the Global Borrowers from time to time, in the Applicable Agreed Currency, in a Dollar Amount not to exceed in the aggregate at any one time outstanding an amount equal to such Syndicated Global Lender’s Pro Rata Share of the Aggregate Commitment; provided, however
(i) that the sum of (a) the aggregate Dollar Amount of the Syndicated Global Loans then outstanding, (b) the aggregate Dollar Amount of the Bid Rate Loans then outstanding, (c) the aggregate amount of the USD Swing Line Loans then outstanding, (d) the aggregate Dollar Amount of the Canadian Swing Line Loans then outstanding, (e) the aggregate Dollar Amount of the U.K. Swing Line Loans then outstanding and (f) the aggregate Dollar Amount of Syndicated Canadian Loans then outstanding, shall not exceed the Aggregate Commitment, in each case other than as a result of currency fluctuations and then only to the extent permitted in Section 2.3(B);
(i) that the aggregate outstanding Dollar Amount of Syndicated Canadian Loans in Canadian Dollars and Canadian Swing Line Loans at any time shall not exceed the Canadian Dollar Sublimit, in each case other than as a result of currency fluctuations and then only to the extent permitted in Section 2.3(B);
(ii) that the aggregate outstanding Dollar Amount of the Aggregate Outstanding Credit Exposure at any time shall not exceed the Aggregate Commitment, in each case other than as a result of currency fluctuations and then only to the extent permitted in Section 2.3(B);
(iii) that, notwithstanding anything contained in this Agreement, the aggregate Dollar Amount of all Syndicated Global Loans made by a Syndicated Global Lender, when aggregated with the Syndicated Canadian Loans made by its affiliated Syndicated Canadian Bank, shall not at any time exceed the amount of such Syndicated Global Lender’s Commitment, in each case other than as a result of currency fluctuations and then only to the extent permitted in Section 2.3(B); and
(iv) that in no event shall the sum at any time of (i) the aggregate principal amount of all outstanding Swing Line Loans made by any Lender in its capacity as a Global Swing Line Lender at such time plus (ii) the Outstanding Credit Exposure at such time of such Lender exceed such Lender’s Commitment under this Agreement at such time, except to the extent otherwise agreed by such Global Swing Line Lender and Harley.
Each Syndicated Global Advance under this Section 2.1 shall consist of Syndicated Global Loans made by each Syndicated Global Lender ratably in proportion to such Syndicated Global Lender’s respective Pro Rata Share; provided that, the Global Administrative Agent may allocate any Syndicated Global Advance on a non-pro rata basis to the extent the failure to so allocate would cause a Syndicated Global Lender’s Loans, when aggregated with its affiliated Syndicated Canadian Bank’s Loans, to exceed such Syndicated Global Lender’s Commitment. Subject to the terms of this Agreement, each Global Borrower may borrow, repay and reborrow Syndicated Global Loans at any time prior to the Termination Date. Each Global Borrower may select, in accordance with Sections 2.6 and 2.8 and subject to the other conditions and limitations therein set forth and set forth in this Article II, Global Rate Options and Interest Periods applicable to portions of the Syndicated Global Advances. On the Termination Date, the outstanding principal balance of the Syndicated Global Loans shall be paid in full by the Global Borrowers. Subject to Section 3.3, each Syndicated Global Advance shall be comprised (i) in the case of Syndicated Global Advances denominated in Dollars, entirely of Base Rate Loans or Term Benchmark Rate Loans and (ii) in the case of Syndicated Global Advances in any other Agreed Currency, entirely of Term Benchmark Rate Loans or RFR Loans, as applicable, in each case of the same Agreed Currency, as the applicable Borrower may request in accordance herewith.
Notwithstanding the foregoing, in no event shall any Global Borrower be permitted to request pursuant to this Section 2.1 a CBR Loan or, prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, an RFR Loan bearing interest based on Daily Simple SOFR (it being understood and agreed that a Central Bank Rate and Daily Simple SOFR shall only apply to the extent provided in Sections 3.3(a) and 3.3(f), as applicable).
1.2Syndicated Canadian Advances.
(A) Making of Syndicated Canadian Loans. Upon the satisfaction of the conditions precedent set forth in Article IV hereof, from and including the later of the date of this Agreement and prior to the Termination Date, each Syndicated Global Lender shall cause its affiliated Syndicated Canadian Bank, on the terms and conditions set forth in this Agreement, to make its Syndicated Canadian Pro Rata Share of Syndicated Canadian Loans to the Canadian Borrower and the U.S. Borrowers from time to time in Dollars (solely with respect to Base Rate Loans and Term Benchmark Rate Loans denominated in Dollars) and in Canadian Dollars (solely with respect to Canadian Prime Rate Loans and Term Benchmark Rate Loans denominated in Canadian Dollars), in an amount not to exceed each such Syndicated Canadian Bank’s Syndicated Canadian Commitment (provided that the Global Administrative Agent may allocate any Syndicated Canadian Advance on a non-pro rata basis to the extent the failure to so allocate would cause a Syndicated Canadian Bank’s Loans, when aggregated with its affiliated Syndicated Global Lender’s Loans, to exceed such Syndicated Canadian Bank’s Syndicated Canadian Commitment); provided, however, at no time shall (i) the Dollar Amount of the outstanding principal amount of Syndicated Canadian Loans exceed the Syndicated Canadian Commitments or the Dollar Amount of all Syndicated Canadian Loans denominated in Canadian Dollars, when aggregated with the

Dollar Amount of all Canadian Swing Line Loans denominated in Canadian Dollars, exceed the Canadian Dollar Sublimit, in each case other than as a result of currency fluctuations and then only to the extent permitted in Section 2.3(B) and (ii) the Dollar Amount of the outstanding principal amount of the Loans exceed the Aggregate Commitment other than as a result of currency fluctuations and then only to the extent permitted in Section 2.3(B). Subject to the terms of this Agreement, the Canadian Borrower and the U.S. Borrowers may borrow, repay and reborrow Syndicated Canadian Loans at any time prior to the Termination Date. On the Termination Date, the outstanding principal balance of the Syndicated Canadian Loans (i) made to the Canadian Borrower shall be paid in full by the Canadian Borrower and (ii) made to the U.S. Borrowers shall be paid in full by the applicable U.S. Borrowers and, in each case, prior to the Termination Date, prepayments of the Syndicated Canadian Loans (i) made to the Canadian Borrower shall be made by the Canadian Borrower and (ii) made to the U.S. Borrowers shall be made by the applicable U.S. Borrowers, in each case if and to the extent required in Section 2.3(B). By its execution and delivery hereof, each Syndicated Global Lender agrees that it shall cause its affiliated Syndicated Canadian Bank with a Syndicated Canadian Commitment to execute and deliver to (or as directed by) the Global Administrative Agent, on such Business Day as is reasonably requested by the Global Administrative Agent, an executed counterpart to such Syndicated Canadian Bank’s signature page to this Agreement.
(B) Borrowing Notice. When the Canadian Borrower or a U.S. Borrower desires to borrow under this Section 2.2, the Canadian Borrower or such U.S. Borrower, as applicable, shall deliver to the Global Administrative Agent a Syndicated Canadian Advance Borrowing Notice, signed by it, as provided in Section 2.6(a)(ii) specifying that the Canadian Borrower or such U.S. Borrower, as applicable, is requesting a Syndicated Canadian Loan pursuant to this Section 2.2. Any Syndicated Canadian Advance Borrowing Notice given pursuant to Section 2.6(a)(ii) shall be irrevocable.
(C) Termination. Except as otherwise required by applicable law, in no event shall a Syndicated Canadian Bank have the right to accelerate the Syndicated Canadian Loans outstanding or to terminate its commitments (if any) to make Syndicated Canadian Loans prior to the stated termination date in respect thereof, except that such Syndicated Canadian Bank shall have such rights upon an acceleration of the Loans and a termination of the Commitments pursuant to Article VII and Article VIII.
(D) Statements. The Global Administrative Agent shall furnish to Harley not less frequently than monthly, and at any other time at the reasonable request of Harley, a statement setting forth the outstanding Syndicated Canadian Loans made and repaid during the period since the last such report under this Agreement.
(E) Risk Participation. Immediately and automatically upon the occurrence of a Default under Section 7.1(e), all Syndicated Canadian Loans shall be converted to and redenominated in Dollars equal to the Dollar Amount of each such Syndicated Canadian Loan determined as of the date of such conversion and each Syndicated Global Lender shall be deemed to have automatically, irrevocably and unconditionally purchased and received (to the extent of its unused Commitment) from each other Lender an undivided interest and participation in and to each Loan in such amounts as are necessary such that, after giving effect thereto, each Syndicated Global Lender shall hold its Pro Rata Share of each Loan; provided, that to the extent such conversion shall occur other than at the end of an Interest Period, the Borrowers shall pay to the Global Administrative Agent for the ratable benefit of each applicable Lender, all losses and breakage costs related thereto in accordance with Section 3.4 and, upon the written request of the Global Administrative Agent, each of the Syndicated Global Lenders shall pay to the Global Administrative Agent for the ratable benefit of each applicable Lender not later than two (2) Business Days following a request for payment from such Lender, in Dollars, an amount equal to the undivided interest in and participation in the applicable Loan purchased by such Syndicated Global Lender pursuant to this Section 2.2(E). In the event that any Syndicated Global Lender fails to make payment to the Global Administrative Agent of any amount due under this Section 2.2(E), the Global Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Syndicated Global Lender hereunder until the Global Administrative Agent receives from such Syndicated Global Lender an amount sufficient to discharge such Syndicated Global Lender’s payment obligation as prescribed in this Section 2.2(E) together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand by the applicable Lender and ending on the date such obligation is fully satisfied. The Global Administrative Agent will promptly remit all payments received as provided above to each relevant Lender.
(F) Other Provisions Applicable to Syndicated Canadian Loans. The specification of payment of Syndicated Canadian Loans in Dollars or Canadian Dollars (as applicable) at a specific place pursuant to this Agreement is of the essence. Dollars or Canadian Dollars (as applicable) shall be the currency of account and payment of such Loans under this Agreement. Notwithstanding anything in this Agreement, the obligation of the Canadian Borrower and the U.S. Borrowers in respect of such Loans shall not be discharged by an amount paid in any other currency or at another place, whether pursuant to a judgment or otherwise, to the extent the amount so paid, on prompt conversion into Dollars or Canadian Dollars (as applicable) and transfer to such Syndicated Canadian Bank under normal banking procedure, does not yield the amount of Dollars or Canadian Dollars (as applicable) due under this Agreement. In the event that any payment, whether pursuant to a judgment or otherwise, upon conversion and transfer, does not result in payment of the amount of Dollars or Canadian Dollars (as applicable) due under this Agreement, such Syndicated Canadian Bank shall have an independent cause of action against the applicable Borrower for the currency deficit.
Notwithstanding the foregoing, in no event shall the Canadian Borrower or the applicable U.S. Borrower be permitted to request pursuant to this Section 2.2, prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to Term CORRA, an RFR Loan bearing interest based on Daily Simple CORRA (it being understood and agreed that Daily Simple CORRA shall only apply to the extent provided in Sections 3.3(a) and 3.3(f), as applicable).
1.3Payments of Loans.
(A) Optional Payments. Subject to Section 3.4 and the requirements of Section 2.7, each relevant Global Borrower and the Canadian Borrower, as applicable, may (a) prepay Dollar denominated Floating Rate Loans following irrevocable notice given to the Global Administrative Agent by such Borrower, by not later than 12:00 noon (New York time) on the date of the proposed prepayment, such notice specifying the aggregate principal amount of and the proposed date of the prepayment, and if such notice is given such Borrower shall prepay the outstanding principal amounts of the specified Dollar denominated Floating Rate Loans comprising part of the same Syndicated Global Advance in whole or ratably in part, (b) prepay non-Dollar denominated Floating Rate Loans or any Fixed Rate Loans following notice given to the Global Administrative Agent by such Borrower by not later than 12:00 noon (New York time) on the date that is not less than one (1) Business Day preceding the date of the proposed prepayment, such notice specifying the Syndicated Global Advance to be prepaid and the proposed date of the prepayment, and, if such notice is given, such Borrower shall, prepay the outstanding principal amounts of the non-Dollar denominated Floating Rate Loans or the Fixed Rate Loans comprising such Advance in whole (and not in part), together with accrued interest to the date of such prepayment on the principal amount prepaid and (c) prepay RFR Loans following notice given to the Global Administrative Agent by such Borrower by not later than 12:00 noon (New York time) on the date that is not less than five (5) RFR Business Days preceding the date of the proposed prepayment, such notice specifying the Syndicated Global Advance to be prepaid and the proposed date of the prepayment, and, if such notice is given, such Borrower shall, prepay the outstanding principal amounts of the RFR Loans comprising such Advance in whole (and not in part), together with accrued interest to the date of such prepayment on the principal amount prepaid. With respect to Floating Rate Advances, each partial prepayment shall be in an aggregate principal Dollar Amount not less than $1,000,000 and integral multiples of $100,000. Any notice of optional prepayment of the Loans delivered by Harley pursuant to this Section may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by Harley (by notice to the Global Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
(B) Mandatory Prepayments.
(i) Mandatory Prepayments of Loans Generally. If at any time, other than as a result of fluctuations in currency exchange rates, (a) the Dollar Amount of all Loans exceeds the Aggregate Commitment, the applicable Borrowers (as determined by Harley) shall, within five (5) Business Days’ notice from the Global Administrative Agent, prepay the applicable Loans in an aggregate amount such that after giving effect thereto the Dollar Amount of all Loans is less than or equal to the Aggregate Commitment and (b) the Dollar Amount of Syndicated Canadian Loans exceeds the Syndicated Canadian Commitments, the Canadian Borrower and/or one or more U.S. Borrowers shall, within five (5) Business Days’ notice from the Global Administrative Agent, prepay the Syndicated Canadian Loans made to it in an aggregate amount such that after giving effect thereto the Dollar Amount of Syndicated Canadian Loans is less than or equal to the Syndicated Canadian Commitments.
(ii) Mandatory Prepayments of Canadian Dollar Denominated Loans. If at any time, other than as a result of fluctuations in currency exchange rates, the Dollar Amount of all Canadian Swing Line Loans denominated in Canadian Dollars and Syndicated Canadian Loans denominated in Canadian Dollars exceeds the Canadian Dollar Sublimit, the applicable Borrowers (as determined by Harley) shall, within five (5) Business Days’ notice from the Global Administrative Agent, prepay such Canadian Swing Line Loans or Syndicated Canadian Loans (subject to Section 3.4) in an aggregate amount such that after giving effect thereto the Dollar Amount of all remaining Canadian Swing Line Loans and Syndicated Canadian Loans, in each case to the extent denominated in Canadian Dollars, is less than or equal to the Canadian Dollar Sublimit.
(iii) Mandatory Prepayments due to Currency Fluctuations. If, solely as a result of fluctuations in currency exchange rates, on any Reset Date, (a) the Dollar Amount of the sum of (i) the outstanding principal amount of the Syndicated Global Loans at such time, plus (ii) the outstanding principal amount of the Syndicated Canadian Loans at such time, plus (iii) the outstanding principal amount of the Swing Line Loans at such time, plus (iv) the aggregate Dollar Amount of the Bid Rate Loans then outstanding, exceeds 105% of the Aggregate Commitment, (b) the Dollar Amount of all Canadian Swing Line Loans and Syndicated Canadian Loans, in each case to the extent denominated in Canadian Dollars, exceeds 105% of the Canadian Dollar Sublimit, (c) the amount of the outstanding Canadian Swing Line Loans at such time exceeds 105% of the Canadian Swing Line Commitment, (d) the Dollar Amount of the outstanding U.K. Swing Line Loans at such time exceeds 105% of the U.K. Swing Line Commitment or (e) the Dollar Amount of the Syndicated Canadian Loans exceeds 105% of the Syndicated Canadian Commitments, the applicable Borrower shall on such Reset Date prepay the applicable Loans

(subject to Section 3.4 if applicable) in an aggregate amount such that after giving effect thereto: (v) the Dollar Amount of the sum of (i) the outstanding principal amount of the Syndicated Global Loans at such time, plus (ii) the outstanding principal amount of the Syndicated Canadian Loans at such time, plus (iii) the outstanding principal amount of the Swing Line Loans at such time, plus (iv) the aggregate amount of the Bid Rate Loans at such time, is less than or equal to the Aggregate Commitment, (w) the Dollar Amount of all Canadian Swing Line Loans and Syndicated Canadian Loans, in each case to the extent denominated in Canadian Dollars, is less than or equal to the Canadian Dollar Sublimit, (x) the amount of the outstanding Canadian Swing Line Loans is less than or equal to the Canadian Swing Line Commitment, (y) the Dollar Amount of the outstanding U.K. Swing Line Loans is less than or equal to the U.K. Swing Line Commitment and (z) the Dollar Amount of the Syndicated Canadian Loans is less than or equal to the Syndicated Canadian Commitments.
1.4Reduction/Increase of Commitments.
(a) Reduction of Commitments.
(i) Harley may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders, in an aggregate minimum amount of $10,000,000 and integral multiples of $5,000,000 in excess of that amount, upon at least five (5) Business Days’ prior written notice to the Global Administrative Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Commitment may not be reduced below the sum of the aggregate principal Dollar Amount of the outstanding Advances (including Syndicated Canadian Advances) and the Swing Line Loans. In addition, the Canadian Borrower or any U.S. Borrower may, upon three (3) Business Days’ prior written notice to the Global Administrative Agent, terminate entirely at any time or reduce from time to time, by an aggregate amount of $5,000,000 or any larger multiple of $1,000,000, the unused portions of the Syndicated Canadian Commitments as specified by the Canadian Borrower or such U.S. Borrower in such notice to the Global Administrative Agent; provided, however, that at no time shall the Syndicated Canadian Commitments be reduced to a figure less than the total of the outstanding principal amount of all Syndicated Canadian Loans and Canadian Swing Line Loans owing by the Canadian Borrower and the U.S. Borrowers. All accrued and unpaid commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder. The Global Administrative Agent shall promptly distribute to the relevant Lenders any notices received by it under this Section 2.4(a)(i). Any such notice delivered by Harley pursuant to this Section 2.4(a)(i) may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by Harley (by notice to the Global Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
(ii) Notwithstanding the foregoing, upon the acquisition of one Lender by another Lender, or the merger, consolidation or other combination of any two or more Lenders (any such acquisition, merger, consolidation or other combination being referred to hereinafter as a “Combination” and each Lender which is a party to such Combination being hereinafter referred to as a “Combined Lender”), Harley may notify the Global Administrative Agent that it desires to reduce the Commitment of the Lender surviving such Combination (the “Surviving Lender”) to an amount equal to the Commitment of that Combined Lender which had the largest Commitment of each of the Combined Lenders party to such Combination (such largest Commitment being the “Surviving Commitment” and the Commitments of the other Combined

Lenders being hereinafter referred to, collectively, as the “Retired Commitments”). If the Required Lenders (determined as set forth below) and the Global Administrative Agent agree to such reduction in the Surviving Lender’s Commitment, then (i) the aggregate amount of the Commitments shall be reduced by the Retired Commitments effective upon the effective date of the Combination (or such later date as Harley may specify in its request), provided, that, on or before such date the Borrowers have paid in full the outstanding principal amount of the Loans of each of the Combined Lenders other than the Combined Lender whose Commitment is the Surviving Commitment, (ii) from and after the effective date of such reduction, the Surviving Lender shall have no obligation with respect to the Retired Commitments, and (iii) Harley shall notify the Global Administrative Agent whether they wish such reduction to be a permanent reduction or a temporary reduction. If such reduction is to be a temporary reduction, then Harley shall be responsible for finding one or more financial institutions (each, a “Replacement Lender”), acceptable to the Global Administrative Agent (such acceptance not to be unreasonably withheld or delayed), willing to assume the obligations of a Lender hereunder with aggregate Commitments up to the amount of the Retired Commitments. The Global Administrative Agent may require the Replacement Lenders to execute such documents, instruments or agreements as the Global Administrative Agent deems necessary or desirable to evidence such Replacement Lenders’ agreement to become parties hereunder. For purposes of this Section 2.4(a)(ii), Required Lenders shall be determined as if the reduction in the aggregate amount of the Commitments requested by Harley had occurred (i.e., the Combined Lenders shall be deemed to have a single Commitment equal to the Surviving Commitment and the aggregate amount of the Commitments shall be deemed to have been reduced by the Retired Commitments).
(a) Expansion Option. Harley may from time to time elect to increase the Aggregate Commitment or enter into one or more tranches of term loans (each an “Incremental Term Loan”), in each case in minimum increments of $10,000,000, so long as, after giving effect thereto, the aggregate amount of such increases and all such Incremental Term Loans does not exceed $355,000,000. Harley may arrange for any such increase or tranche to be provided by one or more Syndicated Global Lenders (each Syndicated Global Lender so agreeing to an increase in its Commitment, or to participate in such Incremental Term Loans, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”; provided that no Ineligible Institution may be an Augmenting Lender), which agree to increase their existing Commitments, or to participate in such Incremental Term Loans, or provide new Commitments, as the case may be; provided that (i) each Augmenting Lender shall be subject to the approval of Harley, the Global Administrative Agent and each Global Swing Line Lender (not to be unreasonably withheld, conditioned or delayed) and (ii) (x) in the case of an Increasing Lender, Harley and such Increasing Lender execute an agreement substantially in the form of Exhibit F-1 hereto, and (y) in the case of an Augmenting Lender, Harley and such Augmenting Lender execute an agreement substantially in the form of Exhibit F-2 hereto. No consent of any Syndicated Global Lender (other than the Syndicated Global Lenders participating in the increase or any Incremental Term Loan) shall be required for any increase in the Aggregate Commitment or Incremental Term Loan pursuant to this Section 2.4(b). Increases and new Commitments and Incremental Term Loans created pursuant to this Section 2.4(b) shall become effective on the date agreed by Harley, the Global Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Global Administrative Agent shall notify each Syndicated Global Lender thereof. Notwithstanding the foregoing, no increase in the Aggregate Commitment (or in the Commitment of any Syndicated Global Lender) or tranche of Incremental Term Loans shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase in the Aggregate Commitment or such Incremental Term Loans, the conditions set forth in Sections 4.2(i) and 4.2(ii) shall be satisfied or waived by the Required Lenders and (ii) the Global Administrative Agent shall have received (x) documents and opinions consistent with those delivered on the Closing Date as to the organizational power and authority of the Borrowers to borrow hereunder after giving effect to such increase or Incremental Term Loans, as the case may be and (y) a reaffirmation from the Guarantors; provided that, with respect to any Incremental Term Loans incurred for the purpose of financing an acquisition for which Harley has determined, in good faith, that limited conditionality is reasonably necessary (any such acquisition, a “Limited Conditionality Acquisition” and such Incremental Term Loans, “Acquisition-Related Incremental Term Loans”), clause (i) of this sentence shall be deemed to have been satisfied so long as (1) as of the date of execution of the definitive acquisition documentation in respect of a Limited Conditionality Acquisition (a “Limited Conditionality Acquisition Agreement”) by the parties thereto, no Default or Unmatured Default shall have occurred and be continuing or would result from entry into such documentation, (2) as of the date of the borrowing of such Acquisition-Related Incremental Term Loans, no Default under Section 7.1(a) or Section 7.1(e) is in existence immediately before or immediately after giving effect (including on a pro forma basis) to such borrowing and to any concurrent transactions and any substantially concurrent use of proceeds thereof, (3) the representations and warranties contained in Article V shall be true and correct in all material respects as of the date of execution of the applicable Limited Conditionality Acquisition Agreement by the parties thereto, except for representations and warranties made with reference solely to an earlier date, which representations and warranties shall be true and correct as of such earlier date and (4) as of the date of the borrowing of such Acquisition-Related Incremental Term Loans, customary “Sungard” representations and warranties (with such representations and warranties to be reasonably determined by the Lenders providing such Acquisition-Related Incremental Term Loans) shall be true and correct in all material respects immediately prior to, and immediately after giving effect to, the incurrence of such Acquisition-Related Incremental Term Loans, except for representations and warranties made with reference solely to an earlier date, which representations and warranties shall be true and correct as of such earlier date. On the effective date of any increase in the Aggregate Commitment or any Incremental Term Loans being made, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Global Administrative Agent such amounts in immediately available funds as the Global Administrative Agent shall determine, for the benefit of the other Syndicated Global Lenders, as being required in order to cause, upon giving effect to such increase and the use of such amounts to make payments to such other Syndicated Global Lenders, each Syndicated Global Lender’s portion of the outstanding Syndicated Global Loans of all the Syndicated Global Lenders to equal its Pro Rata Share of such outstanding Syndicated Global Loans, and (ii) the Borrowers shall be deemed to have repaid and reborrowed all outstanding Syndicated Global Loans as of the date of any increase in the Aggregate Commitment (with such reborrowing to consist of the Types of Syndicated Global Loans, with related Interest Periods if applicable, specified in a notice delivered by the applicable Borrower, or Harley on behalf of the applicable Borrower, in accordance with the requirements of Sections 2.5 and 2.6). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount deemed prepaid and, in respect of each Term Benchmark Rate Loan and each RFR Loan, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 3.4 if the deemed payment occurs other than on the last day of the related Interest Periods. The Incremental Term Loans (a) shall rank pari passu in right of payment with the Syndicated Global Loans, (b) shall have a maturity date that is no earlier than the scheduled Termination Date (but may have amortization prior to such date) and (c) shall be treated substantially the same as (and in any event no more favorably than) the Syndicated Global Loans; provided, however, that (i) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the scheduled Termination Date in effect on the date such Incremental Term Loans are made may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after such scheduled Termination Date, and (ii) the Incremental Term Loans may be priced differently (and have different fees) than the other Loans. Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Increasing Lender participating in such tranche, each Augmenting Lender participating in such tranche, if any, and the Global Administrative Agent. The Incremental Term Loan Amendment may, without the consent of any other Syndicated Global Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Global Administrative Agent, to effect the provisions of this Section 2.4(b). If any fee shall be charged by the Increasing Lenders or Augmenting Lenders, as appropriate, in connection with any such increase in the Aggregate Commitment and/or Incremental Term Loans, such fee shall be in accordance with then prevailing market conditions, which market conditions shall have been reasonably documented by the Global Administrative Agent to Harley. No less than two (2) Business Days prior to the effective date of the increase of the Aggregate Commitment and/or Incremental Term Loans, the Global Administrative Agent shall notify Harley of the amount of the fee to be charged by such Lenders, and Harley may, at least one (1) Business Day prior to such effective date, cancel its request for the commitment increase and/or Incremental Term Loans. Upon satisfaction of the conditions precedent to any increase in the Aggregate Commitment and/or Incremental Term Loans, the Global Administrative Agent shall promptly advise Harley and each Syndicated Global Lender of the effective date of such increase. Upon the effective date of any increase in the Aggregate Commitment or Incremental Term Loan that is supported by an Augmenting Lender, such Augmenting Lender shall be a party to this Agreement as a Lender and shall have the rights and obligations of a Lender hereunder. Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment on the part of any Syndicated Global Lender to increase its Commitment hereunder, or provide Incremental Term Loans, at any time.
1.5Method of Borrowing Advances.
(a) Syndicated Global Advances. The Global Administrative Agent shall, promptly upon receipt of a Syndicated Global Advance Borrowing Notice, notify each Syndicated Global Lender of such Syndicated Global Advance Borrowing Notice and, not later than such time as is reasonably requested by the Global Administrative Agent on each Borrowing Date, each Syndicated Global Lender shall make available its Syndicated Global Loan or Loans, in funds immediately available to the Global Administrative Agent at its address specified pursuant hereto, unless the Global Administrative Agent has notified the Syndicated Global Lenders that such Loan is to be made available to a Global Borrower at the Global Administrative Agent’s Foreign Currency Payment Office, in which case each Syndicated Global Lender shall make available its Syndicated Global Loan or Loans, in funds immediately available to the Global Administrative Agent at its Foreign Currency Payment Office, not later than 4:00 p.m. (local time in the city of the Global Administrative Agent’s Foreign Currency Payment Office) in the Agreed Currency designated by the Global Administrative Agent. The

Global Administrative Agent will promptly make the funds so received from the Syndicated Global Lenders available to the relevant Global Borrower.
(b) Syndicated Canadian Advances. The Global Administrative Agent shall, promptly upon receipt of a Syndicated Canadian Borrowing Notice, notify each relevant Syndicated Canadian Bank of such Syndicated Canadian Borrowing Notice and, not later than such local time as is reasonably requested by the Global Administrative Agent on each Borrowing Date, each such Syndicated Canadian Bank shall make available its Syndicated Canadian Loan(s), in funds immediately available in Canadian Dollars or Dollars, as applicable, to the Global Administrative Agent at its address specified pursuant to Article XIV hereof. The Global Administrative Agent will promptly make the funds so received from the Syndicated Canadian Banks available to the Canadian Borrower or the applicable U.S. Borrower.
1.6Method of Selecting Types and Interest Periods; Determination of Applicable Margins.
(a) Method of Selecting Types and Interest Periods for Advances. Each Borrower shall select the Type of Syndicated Global Advance or Syndicated Canadian Advance and, in the case of each Term Benchmark Rate Advance, the Interest Period and in the case of each Term Benchmark Rate Advance or RFR Advance, the permitted currency applicable to each Syndicated Global Advance, Syndicated Canadian Advance, and RFR Advance from time to time.
(i) Syndicated Global Advances. Each Global Borrower shall give the applicable office of the Global Administrative Agent or its applicable Affiliate (in each case as previously directed by the Global Administrative Agent to such Global Borrower) notice (a “Syndicated Global Advance Borrowing Notice”), at its applicable office as previously specified to such Borrower, not later than the applicable time described in Schedule I, specifying: (i) the Borrowing Date of such Advance (which shall be a Business Day); (ii) the aggregate amount of such Advance; (iii) the Type of Advance selected, (iv) the Agreed Currency of such Advance and (v) in the case of each Term Benchmark Rate Advance, the Interest Period applicable thereto. Each Syndicated Global Advance Borrowing Notice shall be irrevocable and shall be signed by an Authorized Officer of the applicable Global Borrower; provided that, if such Syndicated Global Advance Borrowing Notice is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Global Administrative Agent. Each Syndicated Global Advance in euro must be a Term Benchmark Rate Advance, and each Syndicated Global Advance in Pounds Sterling or Swiss Francs must be an RFR Advance. There shall be no more than ten (10) Interest Periods in effect with respect to all of the Syndicated Global Advances to any one Global Borrower at any time. Each Floating Rate Advance shall bear interest from and including the date of the making of such Advance to (but not including) the date of repayment thereof at the applicable Floating Rate, changing when and as such Floating Rate changes, plus the Applicable Margin. Changes in the rate of interest on that portion of any Syndicated Global Advance maintained as a Floating Rate Loan will take effect simultaneously with each change in the Alternate Base Rate or Canadian Prime Rate, as applicable. Each Term Benchmark Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Term Benchmark Rate Advance plus the Applicable Margin. Each RFR Advance shall bear interest from and including the date of making such Advance to (but not including) the day of repayment thereof at the applicable Adjusted Daily Simple RFR plus the Applicable Margin.

(ii) Syndicated Canadian Advances. The Canadian Borrower or the applicable U.S. Borrower shall give the Global Administrative Agent notice (a “Syndicated Canadian Advance Borrowing Notice”) not later than the applicable time described in Schedule I, specifying: (i) the Borrowing Date of such Advance (which shall be a Business Day); (ii) the aggregate amount of such Advance; (iii) the Type of Advance selected; (iv) in the case of each Term Benchmark Rate Advance, the Interest Period applicable thereto and (v) the permitted currency applicable thereto. Each Syndicated Canadian Advance Borrowing Notice shall be irrevocable and shall be signed by an Authorized Officer of the Canadian Borrower or the applicable U.S. Borrower, as applicable; provided that, if such Syndicated Global Advance Borrowing Notice is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Global Administrative Agent. Each Syndicated Canadian Advance shall be a Term Benchmark Rate Advance denominated in Canadian Dollars, Term Benchmark Rate Advance denominated in Dollars, Base Rate Advance denominated in Dollars or a Canadian Prime Rate Advance denominated in Canadian Dollars. There shall be no more than ten (10) Interest Periods in effect with respect to all of the Syndicated Canadian Advances at any time. Each Canadian Prime Rate Advance shall bear interest from and including the date of the making of such Advance to (but not including) the date of repayment thereof at the applicable Canadian Prime Rate, changing when and as such Canadian Prime Rate changes, plus the Applicable Margin. Each Syndicated Canadian Advance which is a Base Rate Advance shall bear interest from and including the date of the making of such Advance to (but not including) the date of repayment thereof at the Alternate Base Rate, changing when and as such Alternate Base Rate changes, plus the Applicable Margin. Each Syndicated Canadian Advance which is a Term Benchmark Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Term Benchmark Rate Advance plus the Applicable Margin.
Notwithstanding the foregoing, in no event shall the Canadian Borrower or the applicable U.S. Borrower be permitted to request pursuant to this Section 2.6 a CBR Loan or, prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to (x) the Term SOFR Rate, an RFR Loan bearing interest based on Daily Simple SOFR or (y) Term CORRA, an RFR Loan bearing interest based on Daily Simple CORRA (it being understood and agreed that a Central Bank Rate, Daily Simple SOFR and Daily Simple CORRA shall only apply to the extent provided in Sections 3.3(a) and 3.3(f), as applicable).
(b) Determination of Applicable Margin and Applicable Commitment Fee Rate.
(i) Definitions. As used in this Section 2.6(b) and in this Agreement, the following terms shall have the following meanings, subject, in the case of a Split Rating, to Section 2.6(b)(iii) below:
“Applicable Commitment Fee Rate” means the percentage identified as the Applicable Commitment Fee Rate in, and determined by reference to Harley’s Status as established by reference to, the table set forth in this clause (i) below.
“Applicable Finco” means, at any date of determination, the Finco(s) that has (or have), with respect to any rating agency identified in this Section, the highest of the rating(s) issued by such rating agency then in effect (if any) with respect to the senior unsecured long-term debt securities without third-party credit enhancement of any of the Fincos. For the avoidance of doubt, references in this Section to the Applicable Finco’s ratings shall refer to such highest ratings.
“Applicable Margin” means a percentage determined in accordance with the provisions of this Section 2.6(b) by reference to Harley’s or the Applicable Finco’s, as applicable, Status as established by reference to the applicable margins set forth in the following table (it being understood and agreed that (i) the Applicable Margin in respect of Term Benchmark Rate Advances and Loans is the “Applicable Margin for Term Benchmark Rate Loans” in the following table, (ii) the Applicable Margin in respect of RFR Advances and Loans is the “Applicable Margin for RFR Loans” in the following table and (iii) the Applicable Margin in respect of Floating Rate Advances and Loans is the “Applicable Margin for Floating Rate Loans” in the following table):

Applicable Margins and Applicable Commitment Fee Rate	Level I	Level II	Level III	Level IV	Level V	Level VI	Level VII
Applicable Margin for Term Benchmark Rate Loans	0.875%	1.00%	1.125%	1.25%	1.375%	1.625%	1.875%
Applicable Margin for RFR Loans	0.875%	1.00%	1.125%	1.25%	1.375%	1.625%	1.875%
Applicable Margin for Floating Rate Loans	0%	0%	0.125%	0.25%	0.375%	0.625%	0.875%
Applicable Commitment Fee Rate	0.07%	0.09%	0.10%	0.125%	0.175%	0.225%	0.275%

“Fitch Rating” means, at any time, the rating issued by Fitch Ratings (“Fitch”) and then in effect with respect to (i) in the case of Loans to Harley, Harley’s issuer default rating and (ii) in the case of Loans to any other Borrower, the Applicable Finco’s senior unsecured long-term debt securities without third-party credit enhancement or, solely in the event such Applicable Finco does not maintain such rating, the rating issued by Fitch and then in effect with respect to such Applicable Finco’s issuer default rating.

“Level I Status” exists at any date if, on such date, at least two of the following ratings exist: the Moody’s Rating is A2 or better, the S&P Rating is A or better or the Fitch Rating is A or better.
“Level II Status” exists at any date if, on such date, (i) the applicable Borrower has not qualified for Level I Status and (ii) at least two of the following ratings exist: the Moody’s Rating is A3 or better, the S&P Rating is A- or better or the Fitch Rating is A- or better.
“Level III Status” exists at any date if, on such date, (i) the applicable Borrower has not qualified for Level I Status or Level II Status and (ii) at least two of the following ratings exist: the Moody’s Rating is Baa1 or better, the S&P Rating is BBB+ or better or the Fitch Rating is BBB+ or better.
“Level IV Status” exists at any date if, on such date, (i) the applicable Borrower has not qualified for Level I Status, Level II Status or Level III Status and (ii) at least two of the following ratings exist: the Moody’s Rating is Baa2 or better, the S&P Rating is BBB or better or the Fitch Rating is BBB or better.
“Level V Status” exists at any date if, on such date, (i) the applicable Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status and (ii) at least two of the following ratings exist: the Moody’s Rating is Baa3 or better, the S&P Rating is BBB- or better or the Fitch Rating is BBB- or better.
“Level VI Status” exists at any date if, on such date, (i) the applicable Borrower has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status and (ii) at least two of the following ratings exist: the Moody’s Rating is Ba1 or better, the S&P Rating is BB+ or better or the Fitch Rating is BB+ or better.
“Level VII Status” exists at any date if, on such date, the applicable Borrower has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status.
“Moody’s Rating” means, at any time, the rating issued by Moody’s Investors Service, Inc. (“Moody’s”) and then in effect with respect to (i) in the case of Loans to Harley, Harley’s issuer rating and (ii) in the case of Loans to any other Borrower, the Applicable Finco’s senior unsecured long-term debt securities without third-party credit enhancement or, solely in the event such Applicable Finco does not maintain such rating, the rating issued by Moody’s and then in effect with respect to such Applicable Finco’s issuer rating.
“S&P Rating” means, at any time, the rating issued by S&P Global Ratings, a division of S&P Global Inc. (“S&P”), and then in effect with respect to (i) in the case of Loans to Harley, Harley’s implied corporate credit rating and (ii) in the case of Loans to any other Borrower, the Applicable Finco’s senior unsecured long-term debt securities without third-party credit enhancement or, solely in the event such Applicable Finco does not maintain such rating, the rating issued by S&P and then in effect with respect to such Applicable Finco’s implied corporate credit rating.
“Split Rating” has the meaning set forth in Section 2.6(b)(iii).

“Status” means Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status, Level VI Status or Level VII Status.
(ii) Determination of Applicable Margin and Applicable Commitment Fee Rate. The Applicable Commitment Fee Rate payable under Section 2.14(C) shall be determined by reference to the table set forth in clause (i) above on the basis of the Status as determined from Harley’s then-current Moody’s Rating, S&P Rating and Fitch Rating. The Applicable Margin in respect of any Loan shall be determined by reference to the table set forth in clause (i) above on the basis of the Status as determined from (a) Harley’s then-current Moody’s Rating, S&P Rating and Fitch Rating, in the case of Loans made to Harley and (b) the Applicable Finco’s then-current Moody’s Rating, S&P Rating and Fitch Rating, in the case of Loans made to any Borrower other than Harley. The rating in effect on any date for the purposes of this Section is that in effect at the close of business on such date (it being understood and agreed that any change in such rating shall be effective as of the date on which such change is first announced publicly by the rating agency making such change). Except under the circumstances described in clause (iv) below, if at any time Harley has no Moody’s Rating, no S&P Rating and no Fitch Rating (a “Harley Ratings Failure”), Level VII Status shall exist with respect to Loans to Harley and with respect to the Applicable Commitment Fee Rate. Except under the circumstances described in clause (iv) below, if at any time each Finco has no Moody’s Rating, no S&P Rating and no Fitch Rating, the Status then applicable to Harley shall apply with respect to Loans to any Borrower other than Harley; provided that if a Harley Ratings Failure shall then be in effect, Level VII Status shall exist with respect to Loans to any Borrower other than Harley. If any rating agency shall change the basis on which ratings are established, each reference to Moody’s Rating, S&P Rating or Fitch Rating shall refer to the then equivalent rating by the applicable rating agency.
(iii) Notwithstanding the foregoing, (a) if Harley or the Applicable Finco, as applicable, is split-rated by all three rating agencies (i.e., the ratings issued by the rating agencies are at three different levels), then the intermediate level will apply, and (b) in the event that Harley or the Applicable Finco, as applicable, shall maintain ratings from only two rating agencies and they are split-rated and (x) the ratings differential is one level, then the higher level will apply and (y) the ratings differential is two levels or more, then the level next below that of the higher of the levels will apply (any of the foregoing circumstances described in this clause (iii), a “Split Rating”).
(iv) Changes re. Rating Agencies. If any of Moody’s, S&P or Fitch shall cease to be in the business of rating corporate debt obligations, the Companies and the Required Lenders shall negotiate in good faith to amend this Agreement to reflect the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the applicable ratings (in respect of determination of “Status”) from such rating agency shall be determined by reference to the rating(s) most recently in effect from such rating agency prior to such cessation.
1.7Minimum Amount of Each Syndicated Global Advance and Syndicated Canadian Advance. Each Syndicated Global Advance and Syndicated Canadian Advance shall be in the applicable minimum amounts specified in Schedule I; provided, however, that any Base Rate Advance may be in the amount of the unused Aggregate Commitment and any Canadian Prime Rate Advance or Base Rate Advance to the Canadian Borrower or a U.S. Borrower may be in the amount of the unused Syndicated Canadian Commitments.

1.8Method of Selecting Types and Interest Periods for Conversion and Continuation of Syndicated Global Advances, Syndicated Canadian Advances and Swing Line Loans.
(A) Right to Convert. The applicable Borrower may elect from time to time, subject to the provisions of Section 2.6, Section 2.7 and this Section 2.8, to convert all or any part of an Advance of any Type into any other Type or Types of Advance; provided that any conversion of any Fixed Rate Advance or Fixed Rate Loan shall be made on, and only on, the last day of the Interest Period applicable thereto.
(A) Automatic Conversion and Continuation. Floating Rate Loans shall continue as Floating Rate Loans of the same Type unless and until such Floating Rate Loans are converted into Fixed Rate Loans. Fixed Rate Loans shall continue as Fixed Rate Loans until the end of the then applicable Interest Period therefor, at which time such Fixed Rate Loans (other than Fixed Rate Loans in Specified Currencies other than Dollars) shall be automatically converted into Base Rate Loans unless the applicable Borrower shall have given the Global Administrative Agent notice in accordance with Section 2.8(D) requesting that, at the end of such Interest Period, such Fixed Rate Loans continue as Fixed Rate Loans; provided that if the applicable Borrower shall have delivered to the Global Administrative Agent its customary standard documentation (if any) authorizing automatic continuations, such Fixed Rate Loans shall automatically continue as Fixed Rate Loans with an Interest Period of one month unless such Fixed Rate Loans are or were repaid as provided herein. Fixed Rate Loans, including, without limitation, Swing Line Loans, in a currency other than Dollars and Syndicated Canadian Loans (other than Adjusted Term CORRA Rate Loans which shall be converted to Canadian Prime Rate Loans) shall, upon the expiry of the then current Interest Period, automatically continue as Fixed Rate Loans in the same currency and of the same Type with an Interest Period of one month unless the applicable Borrower notifies the Global Administrative Agent otherwise as provided herein.
(B) No Conversion Post-Default. Notwithstanding anything to the contrary contained in Section 2.8(A) or Section 2.8(B), no Syndicated Global Loan, Swing Line Loan or Syndicated Canadian Loan may be converted into or continued as a Fixed Rate Loan except with the consent of the Required Lenders when any Default has occurred and is continuing; provided that, absent such consent, any such Syndicated Global Loan, Swing Line Loan or Syndicated Canadian Loan which is a Term Benchmark Rate Loan in a currency other than Dollars shall, upon the expiration of the relevant Interest Period then applicable thereto, bear interest for each subsequent day at a per annum rate equal to the rate applicable to Term Benchmark Rate Loans to the relevant Borrower for such currency for an Interest Period of one month.
(C) Conversion/Continuation Notice. The applicable Borrower shall give the Global Administrative Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of a Floating Rate Loan into a Fixed Rate Loan or continuation of a Fixed Rate Loan not later than the time prior to the date of the requested conversion or continuation which is consistent with the requisite time and notice required in connection with Section 2.6(a), specifying: (1) the requested date (which shall be a Business Day) of such conversion or continuation; (2) the amount and Type of the Syndicated Global Loan, Swing Line Loan or Syndicated Canadian Loan to be converted or continued; and (3) the amounts of Fixed Rate Loan(s) into which such Syndicated Global Loan, Swing Line Loan or Syndicated Canadian Loan is to be converted or continued, the applicable permitted currency and the duration of the Interest Periods applicable thereto. If no such notice is given with respect to a Fixed Rate Loan in a currency other than Dollars, the Interest Period applicable to the automatic continuation of such Loan shall be one month.

(D) Limitations on Conversions. Notwithstanding anything herein to the contrary, at the election of the applicable Borrowers under this Section 2.8, (w) Term Benchmark Rate Advances in a Specified Currency may be converted and/or continued as Term Benchmark Rate Advances only in the same Specified Currency, (x) U.K. Swing Line Loans in a U.K. Swing Line Currency may be converted and/or continued as U.K. Swing Line Loans only in the same U.K. Swing Line Currency, (y) Syndicated Canadian Loans in a particular permitted currency may be converted and/or continued as Syndicated Canadian Loans only in the same currency and (z) no Advance or Loan denominated in Dollars may be converted into an RFR Advance or RFR Loan denominated in Dollars other than in accordance with Section 3.3.
1.9Swing Line Loans.
1.1.1 USD Swing Line Loans. (a) Amount of USD Swing Line Loans. Upon the satisfaction of the conditions precedent set forth in Sections 4.1 and 4.2, from and including the date of this Agreement and prior to the Termination Date, each Global Swing Line Lender agrees, on the terms and conditions set forth in this Agreement, to make USD Swing Line Loans in Dollars to the U.S. Borrowers or the Canadian Borrower from time to time in an amount not to exceed in the aggregate at any one time outstanding the lesser of (i) the USD Swing Line Commitment at such time or (ii) the amount by which the Aggregate Commitment exceeds the sum of the outstanding principal Dollar Amount of Syndicated Global Advances, Bid Rate Advances, Swing Line Loans and Syndicated Canadian Advances at such time (it being understood and agreed that, notwithstanding anything to the contrary set forth in this Section 2.9, in no event shall the sum at any time of (i) the aggregate principal amount of all outstanding Swing Line Loans made by any Lender in its capacity as a Global Swing Line Lender at such time plus (ii) the Outstanding Credit Exposure at such time of such Lender exceed such Lender’s Commitment under this Agreement at such time, except to the extent otherwise agreed by such Global Swing Line Lender and Harley). Each USD Swing Line Loan shall be in the applicable minimum amounts specified in Schedule II (or such lesser amount as may be agreed to by the applicable Global Swing Line Lender) or an integral multiple thereof as specified in Schedule II (or such lesser amount as may be agreed to by the applicable Global Swing Line Lender) in excess thereof, and all interest payable on the USD Swing Line Loans shall be payable to the applicable Global Swing Line Lender for the account of such Global Swing Line Lender.
(a) Borrowing Notice; Interest on USD Swing Line Loans. The applicable U.S. Borrower shall deliver to the Global Administrative Agent and the applicable Global Swing Line Lender a notice (a “USD Swing Line Borrowing Notice”) signed by it not later than the applicable time and to the applicable location described in Schedule II on the Borrowing Date of each USD Swing Line Loan specifying (i) the applicable Borrowing Date (which shall be a Business Day) and (ii) the aggregate amount of the requested USD Swing Line Loan. Each USD Swing Line Borrowing Notice shall be a written notice by telecopy or email (or transmitted by electronic communication including an Approved Borrower Portal, if arrangements for such transmission have been approved by the Global Administrative Agent). All USD Swing Line Loans are Floating Rate Loans and shall bear interest at the election of such U.S. Borrower at a per annum rate equal to (x) the Prime Rate or (y) the sum of (a) a money market rate or fixed rate of interest for an interest period as agreed to by the applicable Global Swing Line Lender and such U.S. Borrower (which interest period shall not in any event exceed thirty (30) days) plus (b) the Applicable Margin then in effect.
(b) Making of USD Swing Line Loans. Promptly after receipt of the Borrowing Notice under Section 2.9.1(b), the Global Administrative Agent shall notify the applicable Global Swing Line Lender of the requested USD Swing Line Loan. Not later than 3:00 p.m. (New York time) on the applicable Borrowing Date, the applicable Global Swing Line Lender shall make available its USD Swing Line Loan in funds immediately available as directed by the applicable U.S. Borrower.
(c) Repayment of USD Swing Line Loans. Each USD Swing Line Loan shall be paid in full by the applicable U.S. Borrower on or before the thirtieth day after the Borrowing Date for such USD Swing Line Loan (or if earlier on the last day of the interest period applicable thereto). Outstanding USD Swing Line Loans may be repaid from the proceeds of Syndicated Global Advances or Bid Rate Advances. Any repayment or prepayment of a USD Swing Line Loan shall be accompanied by accrued interest thereon and, subject to Section 2.9.1(a), shall be in the minimum amount of $100,000 (or such lesser amount as may be agreed to by the applicable Global Swing Line Lender) and in increments of $100,000 (or such lesser amount as may be agreed to by the applicable Global Swing Line Lender) in excess thereof or the full amount of such USD Swing Line Loan. If the applicable U.S. Borrower at any time fails to repay a USD Swing Line Loan on the applicable date when due, such U.S. Borrower shall be deemed to have elected to borrow a Syndicated Global Advance which shall be a Base Rate Advance under Section 2.1 as of such date equal in amount to the unpaid amount of such USD Swing Line Loan (notwithstanding the minimum amount of Base Rate Advances as provided in Section 2.7). The proceeds of any such Advance shall be used to repay such USD Swing Line Loan. Unless the Global Administrative Agent upon the request of or with the consent of the Required Lenders shall have notified the applicable Global Swing Line Lender prior to such Global Swing Line Lender making any USD Swing Line Loan, that the applicable conditions precedent set forth in Article IV have not then been satisfied, each Syndicated Global Lender’s obligation to make Syndicated Global Loans pursuant to Section 2.1 and this Section 2.9.1(d) to repay such USD Swing Line Loan shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including the inability of the applicable U.S. Borrower to satisfy the conditions precedent set forth in Article IV or the occurrence or continuance of a Default. In the event that any Syndicated Global Lender fails to make payment to the Global Administrative Agent of any amount due under this Section 2.9.1(d), the Global Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Syndicated Global Lender hereunder until the Global Administrative Agent receives such payment from such Syndicated Global Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Syndicated Global Lender fails to make payment to the Global Administrative Agent of any amount due under this Section 2.9.1(d), such Syndicated Global Lender shall be deemed, at the option of the Global Administrative Agent, to have unconditionally and irrevocably purchased from the applicable Global Swing Line Lender, without recourse or warranty, an undivided interest in and participation in the applicable USD Swing Line Loan in the amount of the Syndicated Global Loan such Syndicated Global Lender was required to make pursuant to this Section 2.9.1(d), and such interest and participation may be recovered from such Syndicated Global Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand by the Global Administrative Agent and ending on the date such obligation is fully satisfied.
1.1.2 Canadian Swing Line Loans. (a) Amount of Canadian Swing Line Loans. Upon the satisfaction of the conditions precedent set forth in Sections 4.1 and 4.2, from and including the date of this Agreement and prior to the Termination Date, each Global Swing Line Lender agrees, on the terms and conditions set forth in this Agreement and pursuant to other arrangements agreed to in writing by

Harley and the applicable Global Swing Line Lender, to make Canadian Swing Line Loans in Canadian Dollars to the Canadian Borrower and the U.S. Borrowers, in each case from time to time in an amount not to exceed in the aggregate, and on a cumulative basis for the Canadian Borrower and the U.S. Borrowers, at any one time outstanding the lesser of (i) the Canadian Swing Line Commitment at such time and (ii) the amount by which the Aggregate Commitment exceeds the sum of the outstanding principal Dollar Amount of Syndicated Global Advances, Bid Rate Advances, Swing Line Loans and Syndicated Canadian Advances at such time (it being understood and agreed that, notwithstanding anything to the contrary set forth in this Section 2.9, in no event shall the sum at any time of (i) the aggregate principal amount of all outstanding Swing Line Loans made by any Lender in its capacity as a Global Swing Line Lender at such time plus (ii) the Outstanding Credit Exposure at such time of such Lender exceed such Lender’s Commitment under this Agreement at such time, except to the extent otherwise agreed by such Global Swing Line Lender and Harley). Each Canadian Swing Line Loan shall be in the applicable minimum amounts specified in Schedule II (or such lesser amount as may be agreed to by the applicable Global Swing Line Lender) or an integral multiple thereof as specified in Schedule II (or such lesser amount as may be agreed to by the applicable Global Swing Line Lender) in excess thereof, and all interest payable on the Canadian Swing Line Loans shall be payable to the applicable Global Swing Line Lender for the account of such Global Swing Line Lender. In no event shall the number of Interest Periods under Canadian Swing Line Loans outstanding at any time be greater than five (5).
(a) Borrowing Notice; Interest on Canadian Swing Line Loans. The relevant Borrower shall (unless such Borrower and the applicable Global Swing Line Lender agree otherwise) deliver to the Global Administrative Agent and the applicable Global Swing Line Lender a notice (a “Canadian Swing Line Borrowing Notice”) signed by it not later than the applicable time and to the applicable location described in Schedule II specifying (i) the applicable Borrowing Date (which shall be a Business Day), (ii) the aggregate amount of the requested Canadian Swing Line Loan, (iii) whether such Canadian Swing Line Loan is to be made to the Canadian Borrower or a U.S. Borrower and (iv) the Type of Loan requested. Each Canadian Swing Line Borrowing Notice shall be a written notice by telecopy or email (or transmitted by electronic communication including an Approved Borrower Portal, if arrangements for such transmission have been approved by the Global Administrative Agent). All Canadian Swing Line Loans made to the Borrowers shall be Canadian Prime Rate Loans or Term Benchmark Rate Loans denominated in Canadian Dollars. All Canadian Swing Line Loans (x) that are Canadian Prime Rate Loans shall bear interest at the Canadian Prime Rate plus the Applicable Margin and (y) that are Term Benchmark Rate Loans shall have an Interest Period not in excess of one (1) month.
(b) Making of Canadian Swing Line Loans. Unless otherwise agreed by the applicable Borrower and the applicable Global Swing Line Lender, not later than 4:00 p.m. (Toronto time) on the applicable Borrowing Date, (i) if the requested Canadian Swing Line Loan is to be made to the Canadian Borrower, such Global Swing Line Lender shall make available its Canadian Swing Line Loan in funds immediately available at the applicable location described in Schedule II to the Canadian Borrower and (ii) if the requested Canadian Swing Line Loan is to be made to a U.S. Borrower, such Global Swing Line Lender shall make available its Canadian Swing Line Loan in funds immediately available at the applicable location described in Schedule II to such U.S. Borrower.
(c) Repayment of Canadian Swing Line Loans. Each Canadian Swing Line Loan shall be paid in full by the applicable Borrower which has received such Canadian Swing

Line Loan on or before the thirtieth day after the Borrowing Date for such Canadian Swing Line Loan (or if earlier on the last day of the interest period applicable thereto). Outstanding Canadian Swing Line Loans may be repaid from the proceeds of Syndicated Global Advances or Syndicated Canadian Advances. Any payment or repayment of a Canadian Swing Line Loan shall be accompanied by accrued interest thereon and, subject to Section 2.9.2(a), shall be in the minimum amount of Cdn. $500,000 (or such lesser amount as may be agreed to by the applicable Global Swing Line Lender) and in increments of Cdn. $100,000 (or such lesser amount as may be agreed to by the applicable Global Swing Line Lender) in excess thereof or the full amount of such Canadian Swing Line Loan. Any prepayment or repayment of a Canadian Swing Line Loan other than at the end of the applicable Interest Period, if any, shall be for the full amount thereof and shall be accompanied by all amounts payable pursuant to Section 3.4.
(d) Risk Participation by Syndicated Canadian Banks in Canadian Swing Line Loans. If the Canadian Borrower at any time fails to repay a Canadian Swing Line Loan made to such Borrower on the applicable date when due, such Borrower shall be deemed to have elected to borrow a Syndicated Canadian Advance which shall be a Canadian Prime Rate Advance under Section 2.2 as of such date equal in amount to the unpaid amount of such Canadian Swing Line Loan (notwithstanding the minimum amount of Canadian Prime Rate Advances as provided in Section 2.7). The proceeds of any such Advance shall be used to repay such Canadian Swing Line Loan. Other than with respect to Canadian Swing Line Loans, if any, made by virtue of the relevant Borrower’s overdraft facilities with such Global Swing Line Lender, unless the Global Administrative Agent upon the request of or with the consent of the Required Lenders shall have notified the applicable Global Swing Line Lender prior to such Global Swing Line Lender making any Canadian Swing Line Loan, that the applicable conditions precedent set forth in Article IV have not then been satisfied, each Syndicated Canadian Bank’s obligation to make Syndicated Canadian Loans pursuant to Section 2.2 and this Section 2.9.2(e) to repay such Canadian Swing Line Loan shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including the inability of the applicable Borrower to satisfy the conditions precedent set forth in Article IV or the occurrence or continuance of a Default. In the event that any Syndicated Canadian Bank fails to make payment to the Global Administrative Agent of any amount due under this Section 2.9.2(e), the Global Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Syndicated Canadian Bank hereunder until the Global Administrative Agent receives such payment from such Syndicated Canadian Bank or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Syndicated Canadian Bank fails to make payment to the Global Administrative Agent of any amount due under this Section 2.9.2(e), such Syndicated Canadian Bank shall be deemed, at the option of the Global Administrative Agent, to have unconditionally and irrevocably purchased from the applicable Global Swing Line Lender, without recourse or warranty, an undivided interest in and participation in the applicable Canadian Swing Line Loan in the amount of the Syndicated Canadian Loan such Syndicated Canadian Bank was required to make pursuant to this Section 2.9.2(e), and such interest and participation may be recovered from such Syndicated Canadian Bank together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand by the Global Administrative Agent and ending on the date such obligation is fully satisfied.
(e) Risk Participation by Syndicated Global Lenders in Canadian Swing Line Loans. If the applicable U.S. Borrower at any time fails to repay a Canadian Swing Line

Loan made to such Borrower on the applicable date when due, such Canadian Swing Line Loan shall be converted to and redenominated in Dollars equal to the unpaid Dollar Amount of such Canadian Swing Line Loan determined as of the date of such conversion and such Borrower shall be deemed to have elected to borrow a Syndicated Global Advance which shall be a Base Rate Advance under Section 2.1 as of such date in such Dollar Amount (notwithstanding the minimum amount of Base Rate Advances as provided in Section 2.7). The proceeds of any such Advance shall be used to repay such Canadian Swing Line Loan. Each Syndicated Global Lender’s obligation to make Syndicated Global Loans pursuant to Section 2.1 and this Section 2.9.2(f) to repay such Canadian Swing Line Loan shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including the inability of the applicable Borrower to satisfy the conditions precedent set forth in Article IV or the occurrence or continuance of a Default. In the event that any Syndicated Global Lender fails to make payment to the Global Administrative Agent of any amount due under this Section 2.9.2(f), the Global Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Syndicated Global Lender hereunder until the Global Administrative Agent receives such payment from such Syndicated Global Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Syndicated Global Lender fails to make payment to the Global Administrative Agent of any amount due under this Section 2.9.2(f), such Syndicated Global Lender shall be deemed, at the option of the Global Administrative Agent, to have unconditionally and irrevocably purchased from the Global Administrative Agent, without recourse or warranty, an undivided interest in and participation in the applicable Canadian Swing Line Loan in the amount of the Syndicated Global Loan such Syndicated Global Lender was required to make pursuant to this Section 2.9.2(f), and such interest and participation may be recovered from such Syndicated Global Lender together with interest thereon at the applicable Overnight Rate for each day during the period commencing on the date of demand by the Global Administrative Agent and ending on the date such obligation is fully satisfied.
1.1.3 U.K. Swing Line Loans.
(a) Amount of U.K. Swing Line Loans. Upon the satisfaction of the conditions precedent set forth in Sections 4.1 and 4.2, from and including the date of this Agreement and prior to the date that is five (5) Business Days prior to the Termination Date, each Global Swing Line Lender agrees, on the terms and conditions set forth in this Agreement, to make U.K. Swing Line Loans in one or more U.K. Swing Line Currencies to the Global Borrowers from time to time in a Dollar Amount not to exceed in the aggregate at any one time outstanding the lesser of (i) the U.K. Swing Line Commitment at such time and (ii) the amount by which the Aggregate Commitment exceeds the sum of the outstanding principal Dollar Amount of Syndicated Global Advances, Bid Rate Advances, Swing Line Loans and Syndicated Canadian Advances at such time (it being understood and agreed that, notwithstanding anything to the contrary set forth in this Section 2.9, in no event shall the sum at any time of (i) the aggregate principal amount of all outstanding Swing Line Loans made by any Lender in its capacity as a Global Swing Line Lender at such time plus (ii) the Outstanding Credit Exposure at such time of such Lender exceed such Lender’s Commitment under this Agreement at such time, except to the extent otherwise agreed by such Global Swing Line Lender and Harley). Each U.K. Swing Line Loan shall be in the applicable minimum amounts specified in Schedule II (or such lesser amount as may be agreed to by the applicable Global Swing Line Lender) or an integral multiple thereof as specified in Schedule II (or such lesser amount as may be agreed to by the applicable Global Swing Line Lender) in excess thereof, and all interest payable on the

U.K. Swing Line Loans shall be payable to the applicable Global Swing Line Lender for the account of such Global Swing Line Lender. In no event shall the number of U.K. Swing Line Loans outstanding at any time be greater than five (5).
(b) Borrowing Notice; Interest on U.K. Swing Line Loans. The relevant Global Borrower shall deliver to the Global Administrative Agent and the applicable Global Swing Line Lender a notice (a “U.K. Swing Line Borrowing Notice”) signed by it not later than the applicable time and to the applicable location described in Schedule II specifying (i) the applicable Borrowing Date (which shall be a Business Day), (ii) the aggregate amount of the requested U.K. Swing Line Loan, (iii) the U.K. Swing Line Currency in which such Loan is requested and (iv) the initial Interest Period (if applicable) in connection therewith. Each U.K. Swing Line Borrowing Notice shall be a written notice by telecopy or email (or transmitted by electronic communication including an Approved Borrower Portal, if arrangements for such transmission have been approved by the Global Administrative Agent). All of the U.K. Swing Line Loans denominated in Dollars shall be Term Benchmark Rate Loans with an Interest Period not in excess of thirty (30) days. All of the U.K. Swing Line Loans denominated in euro shall be ESTR Loans and shall bear interest from and including the date of the making of such U.K. Swing Line Loan to (but not including) the date of repayment thereof at Daily Simple ESTR, plus the Applicable Margin. All of the U.K. Swing Line Loans denominated in Pounds Sterling and Swiss Francs shall be RFR Loans and shall bear interest from and including the date of making such U.K. Swingline Loan to (but not including) the day of repayment thereof at the applicable Adjusted Daily Simple RFR plus the Applicable Margin.
(c) Making of U.K. Swing Line Loans. Not later than 3:00 p.m. (London time) on the applicable Borrowing Date, the applicable Global Swing Line Lender shall make available its U.K. Swing Line Loan in funds in the applicable U.K. Swing Line Currency immediately available at the applicable location described in Schedule II to the relevant Global Borrower.
(d) Repayment of U.K. Swing Line Loans. Each U.K. Swing Line Loan (i) shall be paid in full by the relevant Global Borrower (A) in the case of a U.K. Swing Line Loan denominated in Dollars or euro, on or before the date that is the last day of the Interest Period applicable to such U.K. Swing Line Loan and (B) in the case of a U.K. Swing Line Loan denominated in Pounds Sterling or Swiss Francs, on the date that is on the numerically corresponding day in the calendar month that is one month after the borrowing of such U.K. Swing Line Loan (or, if there is not such numerically corresponding day in such month, then the last day of such month) (the “Specified U.K. Swing Line Loan Payment Date”) and (ii) shall be prepaid if required in connection with the provisions of Section 2.3(B)(iii). Outstanding U.K. Swing Line Loans may be repaid from the proceeds of Syndicated Global Advances. Any repayment or prepayment of a U.K. Swing Line Loan shall be accompanied by accrued interest thereon and, subject to Section 2.9.3(a), shall be in the minimum amount of $50,000 or the Dollar Amount in the relevant U.K. Swing Line Currency (or such lesser amount as may be agreed to by the applicable Global Swing Line Lender) and in increments of $50,000 or the Dollar Amount in the relevant U.K. Swing Line Currency (or such lesser amount as may be agreed to by the applicable Global Swing Line Lender) in excess thereof or the full amount of such U.K. Swing Line Loan. Any prepayment or repayment of a U.K. Swing Line Loan other than at the end of the applicable Interest Period or on the Specified U.K. Swing Line Loan Payment Date therefor shall be for the full amount thereof and shall be accompanied by all amounts payable pursuant to Section 3.4. If any Global Borrower at any time fails to repay a

U.K. Swing Line Loan on the applicable date when due, such Borrower shall be deemed to have elected to borrow a Syndicated Global Advance which shall be a Term Benchmark Rate Advance or an RFR Advance, as applicable, in the applicable Agreed Currency under Section 2.1 as of such date equal in amount to the unpaid amount of such U.K. Swing Line Loan (notwithstanding the minimum amount of Term Benchmark Rate Advances or RFR Advances, as applicable). The proceeds of any such Advance shall be used to repay such U.K. Swing Line Loan. Unless the Global Administrative Agent upon the request of or with the consent of the Required Lenders shall have notified the applicable Global Swing Line Lender prior to such Global Swing Line Lender making any U.K. Swing Line Loan that the applicable conditions precedent set forth in Article IV have not then been satisfied, each Syndicated Global Lender’s obligation to make Syndicated Global Loans pursuant to Section 2.1 and this Section 2.9.3(d) to repay such U.K. Swing Line Loan shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including the inability of any Borrower to satisfy the conditions precedent set forth in Article IV or the occurrence or continuance of a Default. In the event that any Syndicated Global Lender fails to make payment to the Global Administrative Agent of any amount due under this Section 2.9.3(d), the Global Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Syndicated Global Lender hereunder until the Global Administrative Agent receives such payment from such Syndicated Global Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Syndicated Global Lender fails to make payment to the Global Administrative Agent of any amount due under this Section 2.9.3(d), such Syndicated Global Lender shall be deemed, at the option of the Global Administrative Agent, to have unconditionally and irrevocably purchased from the applicable Global Swing Line Lender, without recourse or warranty, an undivided interest in and participation in the applicable U.K. Swing Line Loan in the amount of the Syndicated Global Loan such Syndicated Global Lender was required to make pursuant to this Section 2.9.3(d), and such interest and participation may be recovered from such Syndicated Global Lender together with interest thereon at the applicable Overnight Rate for each day during the period commencing on the date of demand by the Global Administrative Agent and ending on the date such obligation is fully satisfied.
1.1.4 Additional Global Swing Line Lenders. Harley may, at any time and from time to time with the consent of the Global Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed) and the relevant Lender, designate one or more additional Lenders to act as a Global Swing Line Lender under the terms of this Agreement. Any Lender designated as a Global Swing Line Lender pursuant to this Section 2.9.4 who agrees in writing to such designation shall be deemed to be a “Global Swing Line Lender” (in addition to being a Lender) in respect of Swing Line Loans made or to be made by such Lender.
1.10The Bid Rate Advances. (a) Each Syndicated Global Lender severally agrees that, on the terms and conditions set forth in this Agreement, any Global Borrower may request and receive Bid Rate Advances in Dollars, euro or any Eligible Currency under this Section 2.10 from time to time on any Business Day during the period from the date hereof until the date occurring 30 days prior to the Termination Date in the manner set forth below; provided, however, that, following the making of each Bid Rate Advance, the aggregate Dollar Amount of (i) the Advances, (ii) the Swing Line Loans and (iii) the Syndicated Canadian Loans then outstanding shall not exceed the Aggregate Commitment.
(a) The procedures for the solicitation and acceptance of Bid Rate Loans are set forth below:

(i) The applicable Global Borrower may request a Bid Rate Advance under this Section 2.10(b) by giving the Global Administrative Agent irrevocable notice at the office and location specified by the Global Administrative Agent, in a form reasonably acceptable to the Global Administrative Agent (a “Bid Rate Advance Borrowing Notice”), specifying the date, currency and aggregate amount of the proposed Bid Rate Advance, the maturity date for repayment of each Bid Rate Loan to be made as part of such Bid Rate Advance (which maturity date may not be earlier than, in the case of an Absolute Rate Auction, the date occurring thirty days, and in the case of an Indexed Rate Auction, the date occurring one month after the date of the related Bid Rate Advance or later than, in the case of an Absolute Rate Auction, the earlier of the day occurring 180 days after the date of such Bid Rate Advance and the Termination Date, and in the case of an Indexed Rate Auction, the earlier of the day occurring six months after the date of such Bid Rate Advance and the Termination Date), the interest payment date or dates relating thereto, and any other terms to be applicable to such Bid Rate Advance, not later than 10:00 a.m. (New York time) (A) one Business Day prior to the date of the proposed Bid Rate Advance, if the applicable Global Borrower shall specify in the Bid Rate Advance Borrowing Notice that the rates of interest to be offered by the Syndicated Global Lenders shall be absolute rates per annum (such type of solicitation being an “Absolute Rate Auction”) and (B) five (5) Business Days prior to the date of the proposed Bid Rate Advance, if the applicable Global Borrower shall specify in the Bid Rate Advance Borrowing Notice that the rates of interest to be offered by the Syndicated Global Lenders shall be based on the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate or the Adjusted Daily Simple RFR, as applicable, with respect to the applicable currency (such type of solicitation being an “Indexed Rate Auction”). The Global Administrative Agent shall, promptly following its receipt of a Bid Rate Advance Borrowing Notice under this Section 2.10(b), notify each Syndicated Global Lender of such request by sending such Syndicated Global Lender a copy of such Bid Rate Advance Borrowing Notice.
(v) Each Syndicated Global Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Bid Rate Loans to the applicable Global Borrower as part of such proposed Bid Rate Advance at a rate or rates of interest specified by such Syndicated Global Lender in its sole discretion, by notifying the Global Administrative Agent (which shall give prompt notice thereof to the applicable Global Borrower), before 11:00 a.m. (New York time) (or if such Syndicated Global Lender is the Global Administrative Agent, before 10:45 a.m. (New York time)) (A) on the date of such proposed Bid Rate Advance, in the case of an Absolute Rate Auction, and (B) four Business Days before the date of such proposed Bid Rate Advance, in the case of an Indexed Rate Auction of the minimum amount and maximum amount of each Bid Rate Loan which such Syndicated Global Lender would be willing to make as part of such proposed Bid Rate Advance (which amounts may, subject to the proviso to the first sentence of Section 2.10(a), exceed such Syndicated Global Lender’s Commitment), the rate or rates of interest, in the case of an Absolute Rate Auction, or the spread or spreads with respect to the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate or the Adjusted Daily Simple RFR, as applicable, in the case of an Indexed Rate Auction, therefor and such Syndicated Global Lender’s Lending Installation with respect to such Bid Rate Loan.
(vi) The applicable Global Borrower shall, in turn, before (A) 12:00 noon (New York time) on the date of such proposed Bid Rate Advance, in the case of an Absolute Rate Auction, and (B) 11:00 a.m. (New York time) three Business Days before the date of such proposed Bid Rate Advance, in the case of an Indexed Rate Auction for a Bid Rate Advance, either:

(x)cancel such Bid Rate Advance by giving the Global Administrative Agent notice to that effect; or
(y)accept, subject to Section 2.10(d), one or more of the offers made by any Syndicated Global Lender or Syndicated Global Lenders pursuant to Section 2.10(b)(ii), in its sole discretion, by giving notice to the Global Administrative Agent of the amount of each Bid Rate Loan (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the applicable Global Borrower by the Global Administrative Agent on behalf of such Syndicated Global Lender for such Bid Rate Loan pursuant to Section 2.10(b)(ii)) to be made by each Syndicated Global Lender as part of such Bid Rate Advance, and reject any remaining offers made by Syndicated Global Lenders pursuant to Section 2.10(b)(ii) by giving the Global Administrative Agent notice to that effect.
(ii) If the applicable Global Borrower notifies the Global Administrative Agent that such Bid Rate Advance is canceled pursuant to Section 2.10(b)(iii)(x), the Global Administrative Agent shall give prompt notice thereof to the Syndicated Global Lenders and such Bid Rate Advance shall not be made.
(iii) If the applicable Global Borrower accepts one or more of the offers made by any Syndicated Global Lender or Syndicated Global Lenders pursuant to Section 2.10(b)(iii)(y), the Global Administrative Agent shall in turn promptly notify (A) each Syndicated Global Lender that has made an offer as described in Section 2.10(b)(ii) of the date, and aggregate amount of such Bid Rate Advance and whether or not any offer or offers made by such Syndicated Global Lender pursuant to Section 2.10(b)(ii) have been accepted by the applicable Global Borrower and (B) each Syndicated Global Lender that is to make a Bid Rate Loan as part of such Bid Rate Advance, of the amount of each Bid Rate Loan to be made by such Syndicated Global Lender as part of such Bid Rate Advance. Each Syndicated Global Lender that is to make a Bid Rate Loan as part of such Bid Rate Advance shall, not later than 3:00 p.m. (New York time) on the date of such Bid Rate Advance specified in the notice received from the Global Administrative Agent pursuant to clause (A) of the preceding sentence, make available for the account of its Lending Installation to the Global Administrative Agent at the relevant Foreign Currency Payment Office such Syndicated Global Lender’s portion of such Bid Rate Advance, in same day funds in the currency specified in the applicable Bid Rate Advance Borrowing Notice. Upon fulfillment of the applicable conditions set forth in Article IV and after receipt by the Global Administrative Agent of such funds, the Global Administrative Agent will make such funds available to the applicable Global Borrower at the Global Administrative Agent’s aforesaid address. Promptly after each Bid Rate Advance, the Global Administrative Agent will notify each Syndicated Global Lender of the amount of such Bid Rate Advance, the consequent Bid Rate Reduction and the dates upon which such Bid Rate Reduction commenced and will terminate.
(iv) Notwithstanding the other provisions of this Section 2.10(b), the applicable Global Borrower may elect at its own discretion to assume the responsibilities of the Global Administrative Agent in connection with the solicitation and acceptance of Bid Rate Loans as described in this section. In the event that the applicable Global Borrower makes the election described in this subsection, all notices to be given by such Borrower to the Global Administrative Agent pursuant to this Section 2.10(b) shall be given by such Borrower directly to the Global Administrative Agent and the Syndicated Global Lenders, all notices to be given by the Global Administrative Agent to the Syndicated Global Lenders pursuant to this Section 2.10(b) shall be given by such Borrower to the Syndicated Global Lenders, and all notices to be given by the Syndicated Global Lenders to the Global Administrative Agent pursuant to this Section 2.10(b) shall be given by the Syndicated Global Lenders to such Borrower and the Global Administrative Agent. In addition, any fee payable to the Global Administrative Agent in connection with the Bid Rate Loans in connection with such Bid Rate Loans solicited and accepted by any Global Borrower pursuant to this clause (vi) is hereby waived.
(b) Each Bid Rate Advance shall be in an aggregate amount not less than the Dollar Amount of $10,000,000 in the applicable currency or an integral multiple of approximately $1,000,000 in the applicable currency in excess thereof, and, following the making of each Bid Rate Advance, the Borrowers shall be in compliance with the limitation set forth in the proviso to the first sentence of Section 2.10(a).
(c) Each acceptance by the applicable Global Borrower pursuant to Section 2.10(b)(iii)(y) of the offers made in response to a Bid Rate Advance Borrowing Notice shall be treated as an acceptance of such offers in ascending order of the rates or margins, as applicable, at which the same were made but if, as a result thereof, two or more offers at the same such rate or margin would be partially accepted, then the amounts of the Bid Rate Loans in respect of which such offers are accepted shall be treated as being the amounts which bear the same proportion to one another as the respective amounts of the Bid Rate Loans so offered bear to one another but, in each case, rounded as the Global Administrative Agent (or the applicable Global Borrower in the event such Borrower runs the bid rate process under clause (b)(vi) above) may consider necessary to ensure that the Dollar Amount of each such Bid Rate Loan is approximately $500,000 or an integral multiple thereof.
(d) Within the limits and on the conditions set forth in this Section 2.10, each Global Borrower may from time to time borrow under this Section 2.10, repay pursuant to Section 2.10(f), and reborrow under this Section 2.10.
(e) The applicable Global Borrower shall repay to the Global Administrative Agent, for the account of each Syndicated Global Lender which has made a Bid Rate Loan to it, on the maturity date of such Bid Rate Loan (such maturity date being that specified by such Borrower for repayment of such Bid Rate Loan in the related Bid Rate Advance Borrowing Notice), or, if earlier, the acceleration of the Obligations pursuant to Section 8.1, the then unpaid principal amount of such Bid Rate Loan. No Borrower shall have the right to prepay any principal amount of any Bid Rate Loan without the consent of the applicable Syndicated Global Lender.
(f) The applicable Global Borrower shall pay interest on the unpaid principal amount of each Bid Rate Loan made to it, from the date of such Bid Rate Loan to the date the principal amount of such Bid Rate Loan is repaid in full, at the rate of interest for such Bid Rate Loan specified by the Syndicated Global Lender making such Bid Rate Loan in the related notice submitted by such Syndicated Global Lender pursuant to Section 2.10(b)(ii), payable on the interest payment date or dates specified by such Borrower for such Bid Rate Loan in the related Bid Rate Advance Borrowing Notice and on any date on which such Bid Rate Loan is prepaid (to the extent such accrued interest relates to the principal amount prepaid), whether by acceleration or otherwise. In the event the term of any Bid Rate Loan shall be longer than three months, interest thereon shall be payable not less frequently than once each three-

month period during such term. Unless otherwise specified in the applicable Bid Rate Advance Borrowing Notice, interest on Bid Rate Advances shall be calculated (a) for actual days elapsed on the basis of a 365-day year or, when appropriate, 366-day year for Bid Rate Advances made pursuant to an Indexed Rate Auction and (b) for actual days elapsed on the basis of a 360-day year for Bid Rate Advances made pursuant to an Absolute Rate Auction.
(g) Except as provided in clause (b)(vi) above, in connection with each Bid Rate Loan, the applicable Global Borrower shall pay to the Global Administrative Agent the fee with respect thereto set forth in the relevant fee letter dated as of even date herewith between the Borrowers and the Global Administrative Agent.
1.11Default Rate. Notwithstanding anything contained herein to the contrary, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, the Global Administrative Agent may with the consent, and shall upon the request, of the Required Lenders require that such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided herein or (ii) in the case of any other amount (other than as set forth in the following clause (iii)), 2% plus the rate applicable to Base Rate Advances as provided herein or (iii) in the case of any Syndicated Canadian Loan or Canadian Swing Line Loan denominated in Canadian Dollars, 2% plus the rate applicable to Canadian Prime Rate Loans.
1.12Method of Payment. (i) All payments of principal, interest, and fees hereunder to the Global Administrative Agent shall be made, without setoff, deduction or counterclaim (a) at the Global Administrative Agent’s office at the applicable location at which such Advance was made in immediately available funds with respect to Advances denominated in Dollars and (b) in the Global Administrative Agent’s applicable Foreign Currency Payment Office in immediately available funds with respect to any Advance denominated in a Specified Currency other than Dollars, in each case, or at any other Lending Installation of the Global Administrative Agent specified in writing (by 11:00 a.m. (New York time) on the day before the date when due) by the Global Administrative Agent to the applicable Borrower, by 12:00 noon local time in New York, New York with respect to Advances denominated in Dollars and 12:00 noon local time in the Global Administrative Agent’s Foreign Currency Payment Office with respect to Advances denominated in a Specified Currency other than Dollars on the date when due and shall be made ratably among the relevant Lenders (unless such amount is not to be shared ratably in accordance with the terms hereof). Each Advance shall be repaid or prepaid in the currency in which it was made (the “Advanced Currency”) in the amount borrowed and interest payable thereon shall be paid in such Advanced Currency. Notwithstanding anything in this Agreement, the obligation of any Borrower in respect of any Advance shall not be discharged by an amount paid in any currency other than the Advanced Currency or at another location other than the location designated by the Global Administrative Agent, whether pursuant to a judgment or otherwise, to the extent the amount so paid, on prompt conversion into the Advanced Currency and transfer to the relevant Lenders under normal banking procedure, does not yield the amount of the Advanced Currency due under the Loan Documents. In the event that any payment, whether pursuant to a judgment or otherwise, upon conversion and transfer, does not result in payment of the amount of the Advanced Currency due under the Loan Documents, such Lender shall have an independent cause of action against the applicable Borrower(s) for the currency deficit. Each payment delivered to the Global Administrative Agent for the account of any Lender shall be delivered promptly by the Global Administrative Agent to such Lender in the same type of funds which the Global Administrative Agent received at its address specified pursuant to Article XIV or at any Lending Installation specified in a notice received by the Global Administrative Agent from such Lender.
(ii) All payments to be made by the applicable Borrowers hereunder in respect of any Swing Line Loans and Syndicated Canadian Loans shall be made in the currencies in which such Loans are denominated and in funds immediately available, at the Global Administrative Agent’s office or the applicable Global Swing Line Lender’s office (as applicable) office from which such Loan was made not later than 12:00 noon (local time) on the date on which such payment shall become due.
(iii) Notwithstanding the foregoing provisions of this Section, if, after the making of any Advance or Loan in any currency other than Dollars or euro, currency control or exchange regulations are imposed in the country which issues such currency with the result that different types of such currency (the “New Currency”) are introduced and the type of currency in which the Advance was made (the “Original Currency”) no longer exists or the applicable Borrower is not able to make payment to the Global Administrative Agent or the applicable Global Swing Line Lender, as applicable, in such Original Currency, then all payments to be made by the applicable Borrower hereunder in such currency shall be made in such amount and such type of the New Currency or Dollars as shall be equivalent to the amount of such payment otherwise due hereunder in the Original Currency, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations. In addition, notwithstanding the foregoing provisions of this Section, if, after the making of any Advance or Loan in any currency other than Dollars or euro, any applicable Borrower is not able to make payment to the Global Administrative Agent or the applicable Global Swing Line Lender, as applicable, in the type of currency in which such Advance or Loan was made because of the imposition of any such currency control or exchange regulation, then such Advance or Loan shall instead be repaid when due in Dollars in a principal amount equal to the Dollar Amount (as of the date of repayment) of such Advance.
1.13Notes, Telephonic Notices. Any Lender may request that the Loans made by it each be evidenced by the applicable Notes to evidence such Lender’s Loans. In such event, each applicable Borrower shall prepare, execute and deliver to such Lender such Note(s) for such Loans payable to such Lender. Thereafter, such Loans evidenced by such Note(s) and interest thereon shall at all times be represented by one or more Notes, except to the extent that any such Lender subsequently returns any such Note for cancellation. Each Borrower authorizes the applicable Lenders and the Global Administrative Agent to extend Advances, effect selections of Types of Advances and to transfer funds in respect of Advances in Dollars based on telephonic notices made by any person or persons that the Global Administrative Agent or Lender in good faith believes to be acting on behalf of such Borrower; provided that all communications hereunder regarding the extension of Advances, the selection of Types of Advances and the transfer of funds, in each case in respect of Advances in any Specified Currency other than Dollars, shall be solely in writing (or by electronic communication, including an Approved Borrower Portal, if arrangements for doing so have been approved by the Global Administrative Agent). Each Borrower agrees to deliver promptly to the Global Administrative Agent a written confirmation, signed by an Authorized Officer, if such confirmation is requested by the Global Administrative Agent or any Lender, of each telephonic notice. If the written confirmation differs in any material respect from the action taken by the Global Administrative Agent and Lenders, (i) the telephonic notice shall govern absent manifest error and (ii) the Global Administrative Agent or Lender, as applicable, shall promptly notify the Authorizing Officer who provided such confirmation of such difference.

1.14Promise to Pay; Interest and Fees; Interest Payment Dates; Interest and Fee Basis; Loan Accounts.
(A) Promise to Pay. Each Borrower unconditionally promises to pay when due the principal amount of each Loan made to it and all other Obligations incurred by it, and to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement.
(B) Interest Payment Dates. Interest accrued on each Floating Rate Loan, each Canadian Prime Rate Loan and USD Swing Line Loan shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, at maturity (whether by acceleration or otherwise) and, with respect to any USD Swing Line Loans on any date on which a USD Swing Line Loan is prepaid, whether due to acceleration or otherwise. Interest accrued on each Fixed Rate Loan shall be payable on the last day of its applicable Interest Period, on any date on which the Fixed Rate Loan is prepaid (to the extent such accrued interest relates to the principal amount prepaid), whether by acceleration or otherwise, and at maturity. Interest accrued on each Fixed Rate Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest accrued on each Bid Rate Loan shall be payable as provided in Section 2.10(g). Interest accrued on each RFR Loan shall be payable on the date that is on the numerically corresponding day in the calendar month that is one month after the borrowing of such RFR Loan (or, if there is not such numerically corresponding day in such month, then the last day of such month) and at maturity. Interest accrued on the principal balance of all other Obligations shall be payable in arrears (i) upon repayment thereof in full, (ii) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise) and (iii) if not theretofore paid in full, on demand, commencing on the first such day following the date such Obligation became payable pursuant to the terms of this Agreement or the other Loan Documents.
(C) Fees. The relevant Borrowers shall, or shall cause their respective Subsidiaries to, pay to the Global Administrative Agent, for the account of each relevant Lender in accordance with their Pro Rata Shares and Syndicated Canadian Pro Rata Shares (as appropriate), on arrangements satisfactory to Harley and the Global Administrative Agent, a commitment fee accruing at the rate of the Applicable Commitment Fee Rate per annum from and after the date hereof until the Termination Date on the average daily unused amount of the Aggregate Commitment during a given calendar quarter calculated on the last Business Day of such calendar quarter. For purposes of calculating the average daily unused amount of the Aggregate Commitment, outstanding Swing Line Loans shall not be considered usage of the Aggregate Commitment. All such commitment fees payable under this clause (C) shall be payable quarterly in arrears on the fifteenth day following the last day of each March, June, September and December occurring after the date hereof and, in addition, on the Termination Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day and the last day of each period but excluding the date on which the Commitments terminate).
(D) Interest and Fee Basis. (i) Interest on all Loans (other than Base Rate Loans with respect to which interest is calculated by reference to the Prime Rate, USD Swing Line Loans, RFR Loans with respect to Pounds Sterling and Canadian Dollar-denominated Syndicated Canadian Loans) and all fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest on (a) Base Rate Loans with respect to which interest is calculated by reference to the Prime Rate and USD Swing Line Loans and (b) RFR Loans denominated in Pounds Sterling and Syndicated Canadian Loans shall in each case be calculated for actual days elapsed on the basis of a 365-day year or, when appropriate, 366-day year. Interest shall be payable for the day an Obligation is incurred but not for the day of any payment on the amount paid if payment is received by the times and in the offices required under Section 2.12. If any payment of principal of or interest on a Loan or any payment of any other Obligations shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.
(ii) For purposes of the Interest Act (Canada), (a) whenever any interest or fee under this Agreement or any of the other Loan Documents is calculated using a rate based on a year of 360 days or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (1) the applicable rate based on a year of 360 days or 365 days, as the case may be, (2) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (3) divided by 360 or 365, as the case may be, (b) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement, and (c) the rates of interest stipulated in this Agreement are intended to be nominal rates and are not effective rates or yields.
(iii) The Canadian Borrower acknowledges and confirms that (a) Section 2.14(D)(ii) satisfies the requirements of Section 4 of the Interest Act (Canada) to the extent it applies to the expression or statement of any interest payable under any Loan Document and (b) the Canadian Borrower is able to calculate the yearly rate or percentage of interest payable under any Loan Document based upon the methodology set out in Section 2.14(D)(ii).
(iv) The Canadian Borrower agrees not to, and to cause each Company not to, plead or assert, whether by way of defence or otherwise, in any proceeding relating to the Loan Documents, that the interest payable thereunder and the calculation thereof has not been adequately disclosed to any Company, whether pursuant to Section 4 of the Interest Act (Canada) or any other applicable law or legal principle.
(v) Notwithstanding anything to the contrary contained in this Agreement, if the amount of interest payable under any Loan Document is reduced by virtue of the application of Section 4 of the Interest Act (Canada), then the Canadian Borrower shall immediately and retroactively be obligated to pay to the Global Administrative Agent for the account of the applicable Lenders, promptly on demand by the Global Administrative Agent (or, if an Event of Default described in Section 7.1(e) shall have occurred and be continuing, automatically and without further action by the Global Administrative Agent), an amount equal to the amount of such reduction.
(E) Loan Account. Each Lender shall maintain in accordance with its usual practice an account or accounts (a “Loan Account”) evidencing the Obligations of the Borrowers to such Lender owing to such Lender from time to time, including the amount of principal and interest payable and paid to such Lender from time to time hereunder.
(F) Entries Binding. The entries made in the Register and each Loan Account shall be conclusive and binding for all purposes, absent manifest error, unless any Borrower objects to information contained in the Register and each Loan Account within thirty (30) days of such Borrower’s receipt of such information.
(G) No Canadian Payment shall exceed Lawful Rate.
(a) Limitation. Notwithstanding any other term of this Agreement, the Canadian Borrower shall not be obliged to pay any interest or other amounts under or in connection with this Agreement in excess of the amount or rate permitted under or consistent with any applicable law, rule or regulation. In particular, the Canadian Borrower shall not be obliged to pay any interest or other amounts which would result in the receipt by any Lender of interest on credit advanced at a rate in excess of the rate permitted under the Criminal Code (Canada). For purposes of this Section 2.14(G), “interest” and “credit advanced” have the meanings ascribed in the Criminal Code (Canada) and the “effective annual rate of interest” shall be calculated in accordance with generally accepted actuarial principles and practices.
(b) Payment at Highest Lawful Rate. If the Canadian Borrower is not obliged to make a payment which it would otherwise be required to make, as a result of this Section 2.14, the Canadian Borrower shall make such payment to the maximum extent permitted by or consistent with applicable laws, rules and regulations.
(c) Adjustment if any Payment exceeds Lawful Rate. If any provision of this Agreement would obligate the Canadian Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by any applicable law, rule or regulation, or would result in a receipt by that Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by that Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows:
(i) firstly, by reducing the amount or rate of interest required to be paid by the applicable Borrower to the affected Lender; and
(ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid by the Canadian Borrower to the affected Lender where such amounts would constitute interest for purposes of Section 347 of the Criminal Code (Canada).
Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from the Canadian Borrower an amount in excess of the maximum permitted by any applicable law, rule or regulation or an amount in excess of the maximum permitted under the Criminal Code (Canada), then the Canadian Borrower shall be entitled, by notice in writing to the Global Administrative Agent, to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to the Canadian Borrower. Any amount or rate of interest referred to in this Section 2.14 shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Loan remains outstanding on the assumption, with respect to Canadian Syndicated Loans, that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Closing Date to the Termination Date.
1.15Notification of Advances, Interest Rates, Prepayments and Aggregate Commitment Reductions. Promptly after receipt thereof, the Global Administrative Agent will notify each relevant Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Continuation/Conversion Notice and repayment notice received by it hereunder. The Global Administrative Agent will notify each relevant Lender of the interest rate applicable to each Fixed Rate Loan promptly upon determination of such interest rate.
1.16Lending Installations. Each Lender may book its Loans at any Lending Installation reasonably selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and any Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or facsimile notice to the Global Administrative Agent and Harley, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.
1.17Non-Receipt of Funds by the Global Administrative Agent. Unless a Borrower or a Lender, as the case may be, notifies the Global Administrative Agent prior to the date (or time, in the case of a Floating Rate Loan) on which it is scheduled to make payment to the Global Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of a Borrower, a payment of principal, interest or fees to the Global Administrative Agent for the account of the relevant Lenders, that it does not intend to make such payment, the Global Administrative Agent may assume that such payment has been made. The Global Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or Borrower, as the case may be, has not in fact made such payment to the Global Administrative Agent, the recipient of such payment shall, on demand by the Global Administrative Agent, repay to the Global Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Global Administrative Agent until the date the Global Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender (other than in respect of any Loan denominated in Canadian Dollars), the applicable Overnight Rate for such day or (ii) in the case of payment by a Lender in respect of any Loan denominated in Canadian Dollars, the sum of the Canadian Prime Rate plus two percent (2%), or (iii) in the case of payment by a Borrower, the interest rate applicable to the relevant Loan (including without limitation pursuant to Section 2.11 if applicable).
1.18Termination Date. This Agreement shall be effective until the Termination Date. Notwithstanding the termination of this Agreement on the Termination Date, until all of the Obligations (other than contingent indemnity and reimbursement obligations, to the extent such obligations have not accrued) shall have been fully paid and satisfied and all financing arrangements under the Loan Documents among the Borrowers and the Lenders shall have been terminated, all of the rights and remedies under this Agreement and the other Loan Documents shall survive.
1.19Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due from a Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Global Administrative Agent could purchase the specified currency with such other currency at the Global Administrative Agent’s main office in New York, New York on the Business Day preceding that on which the final, non-appealable judgment is given. The obligations of each Borrower in respect of any sum due to any Lender or the Global Administrative hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Global Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Global Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Global Administrative Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Global Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Global Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 11.2, such Lender or the Global Administrative Agent, as the case may be, agrees to remit such excess to such Borrower.
1.20Termination as Borrower. So long as the principal of and interest on any Loans or Advances made to any Foreign Borrower under this Agreement shall have been repaid or paid in full and all other obligations of such Foreign Borrower under this Agreement shall have been fully performed, Harley may, by not less than five (5) Business Days’ prior notice to the Global Administrative Agent (which shall promptly notify the Lenders thereof), terminate such Foreign Borrower’s rights and obligations as a “Borrower”.
1.21Extension of Termination Date.
(A) Requests for Extension. Harley may, by notice to the Global Administrative Agent (who shall promptly notify the Lenders) during the Extension Availability Period, request that each Lender extend such Lender’s Termination Date to a date (the “Extended Termination Date”) that does not cause the tenor of any Lender’s Commitment to exceed five (5) years from the date upon which the conditions precedent to the effectiveness of such extension of the Termination Date set forth in clause (F) below have been satisfied (an “Extension Date”).
(B) Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall, by notice to the Global Administrative Agent given not later than the date that is 15 days after the date on which the Global Administrative Agent received Harley’s extension request (the “Lender Notice Date”), advise the Global Administrative Agent whether or not such Lender agrees to such extension (each Lender that determines to so extend its Termination Date, an “Extending Lender”). Each Lender that determines not to so extend its Termination Date (a “Non-Extending Lender”) shall notify the Global Administrative Agent of such fact promptly after such determination (but in any event no later than the Lender Notice Date), and any Lender that does not so advise the Global Administrative Agent on or before the Lender Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree, and it is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by Harley for extension of the Termination Date.
(C) Notification by Global Administrative Agent. The Global Administrative Agent shall notify Harley of each Lender’s determination under this Section no later than the third Business Day after the Lender Notice Date.
(D) Additional Commitment Lenders. Harley shall have the right, but shall not be obligated, on or before the applicable Termination Date for any Non-Extending Lender to replace such Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more financial institutions (which, for the avoidance of doubt, may be existing Lenders) that are not Ineligible Institutions (each, an “Additional Commitment Lender”) approved by the Global Administrative Agent and each Global Swing Line Lender in accordance with the procedures provided in Section 3.8, each of which Additional Commitment Lenders shall have entered into an assignment and assumption (in accordance with and subject to the restrictions contained in Section 13.3, with Harley or the replacement Lender obligated to pay any applicable processing or recordation fee) with such Non-Extending Lender, pursuant to which such Additional Commitment Lenders shall, effective on or before the applicable Termination Date for such Non-Extending Lender, assume a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date). The Global Administrative Agent may effect such amendments to this Agreement as are reasonably necessary to provide for any such extensions with the consent of Harley but without the consent of any other Lenders.
(E) Minimum Extension Requirement. If (and only if) the total of the Commitments of the Lenders (other than any Defaulting Lenders) that have agreed to extend their Termination Date and the new or increased Commitments of any Additional Commitment Lenders is more than 50% of the aggregate amount of the Commitments in effect immediately prior to the applicable Extension Date, then, effective as of the applicable Extension Date, the Termination Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the Extended Termination Date (except that, if such date is not a Business Day, such Termination Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement and shall be bound by the provisions of this Agreement as a Lender hereunder and shall have the obligations of a Lender hereunder.
(F) Conditions to Effectiveness of Extension. Notwithstanding the foregoing, (x) no more than two (2) extensions of the Termination Date shall be permitted hereunder and (y) any extension of any Termination Date pursuant to this Section 2.21 shall not be effective with respect to any Extending Lender unless:
(1) no Default or Unmatured Default shall have occurred and be continuing on the applicable Extension Date and immediately after giving effect thereto;
(2) the representations and warranties of Harley set forth in this Agreement are true and correct in all material respects (or in all respects if the applicable representation or warranty is qualified by Material Adverse Effect or materiality) on and as of the applicable Extension Date and after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and
(3) the Global Administrative Agent shall have received a certificate from Harley signed by an Authorized Officer of Harley (A) certifying the accuracy of the foregoing clauses (1) and (2) and (B) certifying and attaching the resolutions adopted by each Borrower approving or consenting to such extension.
(G) Termination Date for Non-Extending Lenders. On the Termination Date of each Non-Extending Lender, (i) the Commitment of each Non-Extending Lender shall automatically terminate and (ii) Harley shall repay such Non-Extending Lender in accordance with Section 2.1 (and shall pay to such Non-Extending Lender all of the other Obligations owing to it under this Agreement) and after giving effect thereto shall prepay any Loans outstanding on such date (and pay any additional amounts required pursuant to Section 3.4) to the extent necessary to keep outstanding Loans ratable with any revised Pro Rata Shares of the respective Lenders effective as of such date, and the Global Administrative Agent shall administer any necessary reallocation of the Outstanding Credit Exposures (without regard to any minimum borrowing, pro rata borrowing and/or pro rata payment requirements contained elsewhere in this Agreement).
(H) Conflicting Provisions. This Section shall supersede any provisions in Section 8.3 or Section 11.2 to the contrary.
1.22ESG Amendment.
(a) The parties hereto acknowledge that the Sustainability Targets have not been determined and agreed as of the date of this Agreement and that Schedule IV therefore has been intentionally left blank. Harley may in its sole discretion, submit one or more requests in writing to the Global Administrative Agent that this Agreement be amended to include one or more Sustainability Targets and other related provisions (including, without limitation, (i) the appointment of a sustainability structuring agent and the incorporation of such sustainability structuring agent into the indemnity and exculpation provisions of this Agreement and (ii) those provisions described in this Section 2.22) (each such amendment, an “ESG Amendment”). Each such request shall be accompanied by the proposed Sustainability Target(s) as prepared by Harley in consultation with the sustainability structuring agent and may be devised with assistance from the Sustainability Assurance Provider (defined below), which shall be included in this Agreement as Schedule I. Each proposed ESG Amendment shall also include the ESG Pricing Provisions (defined below) and shall identify a sustainability assurance provider, provided that any such sustainability assurance provider shall be a qualified external reviewer, independent of Harley and its Subsidiaries, with relevant expertise, such as an auditor, environmental consultant and/or independent rating agency of recognized national standing (the “Sustainability Assurance Provider”).
(b) If Harley elects to seek an ESG Amendment, the Global Administrative Agent, the Lenders and Harley shall in good faith enter into discussions to reach an agreement in respect of the proposed Sustainability Targets and Sustainability Assurance Provider, and any proposed incentives and penalties for compliance and noncompliance, respectively, with the Sustainability Target(s), including any adjustments to the Applicable Margins (and/or the Applicable Commitment Fee Rate) (such provisions, collectively, the “ESG Pricing Provisions”); provided that the amount of any such adjustments made pursuant to an ESG Amendment shall not result in a decrease or an increase of more than (i) 0.01% in the Applicable Commitment Fee Rate and/or (ii) 0.05% in the Applicable Margins during any calendar year, which pricing adjustments shall be applied in accordance with the terms as further described in the ESG Pricing Provisions; provided that (x) in no event shall any of the Applicable Margins or the Applicable Commitment Fee Rate be less than 0% at any time and (y) for the avoidance of doubt, such pricing adjustments shall not be cumulative year-over-year, and each applicable adjustment shall only apply until the date on which the next adjustment is due to take place pursuant to the ESG Pricing Provisions. An ESG Amendment (including the ESG Pricing Provisions) will become effective once the Borrowers, the Global Administrative Agent and each of the Lenders (excluding any Defaulting Lenders) have executed such ESG Amendment. The ESG Pricing Provisions shall follow the Sustainability Linked Loan Principles (as last published in February 2023 by the Loan Market Association, Asia Pacific Loan Market Association and Loan Syndications & Trading Association, and as further amended, revised or updated from time to time, the “SLL Principles”), including with respect to the selection, setting, calculation, certification and measurement thereof.
(c) Following the effectiveness of an ESG Amendment, any amendment or other modification to the ESG Pricing Provisions which does not have the effect of reducing any Applicable Margin or the Applicable Commitment Fee Rate to a level not otherwise permitted by this Section 2.22 shall be subject only to the consent of the Required Lenders.

    As used herein, “Sustainability Targets” means specified key performance indicators with respect to certain environmental, social and governance targets of Harley and its Subsidiaries, which shall be confirmed by Harley as being consistent with the SLL Principles.
ARTICLE III CHANGE IN CIRCUMSTANCES
1.1Yield Protection. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law, but excluding those that are merely proposed and not in effect) adopted after the Closing Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender) and having general applicability to all banks (or a Lender’s holding company or applicable Lending Installation for purposes of this Agreement) within the jurisdiction in which such Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the Closing Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender)), or any interpretation or application thereof by any Governmental Authority charged with the interpretation or application thereof, or the compliance of any Lender therewith (any of the foregoing, a “Change in Law”; provided, however, that notwithstanding anything herein to the contrary, except to the extent they are merely proposed and not in effect, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith by any Governmental Authority charged with the interpretation or application thereof and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued to the extent having general applicability to all banks (or a Lender’s holding company or applicable Lending Installation for purposes of this Agreement) within the jurisdiction in which the applicable Lender (or its holding company or such Lending Installation) operates),
(i) subjects the Global Administrative Agent, any Lender or any applicable Lending Installation to any taxes, duties, levies, imposts, deductions, assessments, fees, charges or withholdings (other than (A) Taxes, (B) Excluded Taxes and (C) Other Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or
(ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation with respect to its Fixed Rate Loans, or
(iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining the Fixed Rate Loans or reduces any amount received by any Lender or any applicable Lending Installation in connection with Fixed Rate Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans held or interest or fee received by it, by an amount deemed material by such Lender;
and the result of any of the foregoing is to increase the cost to that Person of making, renewing or maintaining its Commitment or Loans or to reduce any amount received under this Agreement, then, within 30 days after receipt by the relevant Borrower of written demand by such Person pursuant to

Section 3.6, such Borrower shall pay such Person that portion of such increased expense incurred or reduction in an amount received which such Person determines is attributable to making, funding and maintaining its Loans and its Commitment or Syndicated Canadian Commitment as reasonably determined by such Person (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of such Person under agreements having provisions similar to this Section 3.1 after consideration of such factors as such Person then reasonably determines to be relevant).
1.2Changes in Capital Adequacy Regulations. If a Lender determines (i) the amount of capital or liquidity required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a “Change” (as defined below), and (ii) such increase in capital or liquidity will result in an increase in the cost to such Lender of maintaining its Loans or its obligation to make Loans hereunder, then, within 30 days after receipt by the relevant Borrower of written demand by such Lender pursuant to Section 3.6, such Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital or liquidity which such Lender determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such Lender’s policies as to capital adequacy and liquidity) as such amount is reasonably determined by such Lender (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Lender under agreements having provisions similar to this Section 3.2 after consideration of such factors as such Lender then reasonably determines to be relevant). “Change” means any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law, but excluding those that are merely proposed and not in effect) after the Closing Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender) and having general applicability to all banks and financial institutions within the jurisdiction in which such Lender operates which affects the amount of capital or liquidity required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender (provided, however, that notwithstanding anything herein to the contrary, except to the extent they are merely proposed and not in effect, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith by any Governmental Authority charged with the interpretation or application thereof and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change”, regardless of the date enacted, adopted or issued to the extent having general applicability to all banks (or a Lender’s holding company or applicable Lending Installation for purposes of this Agreement) within the jurisdiction in which the applicable Lender (or its holding company or such Lending Installation) operates).
1.3 Availability of Types of Advances.
(a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 3.3, if:
(i)    the Global Administrative Agent reasonably determines (which determination shall be conclusive and binding absent demonstrable error) (A) prior to the commencement of any Interest Period for a Term Benchmark Rate Advance, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate or the Adjusted Term CORRA Rate (including because the Relevant Screen Rate is not available or published on a current basis) for the applicable currency and such Interest

Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR for the applicable Specified Currency; or
(ii)    the Global Administrative Agent is advised by the Required Lenders (or the Required Syndicated Canadian Banks, in the case of a Term Benchmark Rate Advance denominated in Canadian Dollars) that (A) prior to the commencement of any Interest Period for a Term Benchmark Rate Advance, the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate or the Adjusted Term CORRA Rate for the applicable Specified Currency and for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Advance for the applicable Specified Currency and for such Interest Period or (B) at any time, the applicable Adjusted Daily Simple RFR for the applicable Specified Currency will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Advance for the applicable Specified Currency;
then the Global Administrative Agent shall give notice (in reasonable detail) thereof to the applicable Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Global Administrative Agent notifies the applicable Borrower and the Lenders that the circumstances giving rise to such notice no longer exist (which notice shall be given by the Global Administrative Agent promptly after such circumstances cease to exist), with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Conversion/Continuation Notice in accordance with the terms of this Agreement or a new Borrowing Notice in accordance with the terms of this Agreement, (A) for Loans denominated in Dollars, (1) any Conversion/Continuation Notice that requests the conversion of any Advance to, or continuation of any Advance as, a Term Benchmark Rate Advance and any Borrowing Notice that requests a Term Benchmark Rate Advance shall instead be deemed to be an Conversion/Continuation Notice or a Borrowing Notice, as applicable, for (x) an RFR Advance denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Advances is not also the subject of Section 3.3(a)(i) or (ii) above or (y) a Base Rate Advance if the Adjusted Daily Simple RFR for Dollar Advances also is the subject of Section 3.3(a)(i) or (ii) above and (2) any Borrowing Notice that requests an RFR Advance shall instead be deemed to be a Borrowing Notice, as applicable, for a Base Rate Advance, (B) for Loans denominated in Canadian Dollars, any Conversion/Continuation Notice that requests the conversion of any Advance to, or continuation of any Advance as, a Term Benchmark Rate Advance and any Borrowing Notice that requests a Term Benchmark Rate Advance shall instead be deemed to be a Conversion/Continuation Notice or a Borrowing Notice, as applicable, for a Loan that bears interest at the Canadian Prime Rate plus the Applicable Margin and (C) for Loans denominated in a Foreign Currency other than Canadian Dollars, any Conversion/Continuation Notice that requests the conversion of any Advance to, or continuation of any Advance as, a Term Benchmark Rate Advance and any Borrowing Notice that requests a Term Benchmark Rate Advance or an RFR Advance, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Advance, then all other Types of Advances shall be permitted. Furthermore, if any Term Benchmark Rate Loan or RFR Loan in any Specified Currency is outstanding on the date of the applicable Borrower’s receipt of the notice from the Global Administrative Agent referred to in this Section 3.3(a) with respect to a Relevant Rate applicable to such Term Benchmark Rate Loan or RFR Loan, then until (x) the Global Administrative Agent notifies Harley and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark (which notice shall be given by the Global Administrative Agent promptly after such circumstances cease to exist), and (y) the applicable Borrower delivers a new Conversion/Continuation Notice in accordance with the terms of this Agreement or a new Borrowing Notice in accordance with the terms this Agreement, (A) for Loans denominated in Dollars, (1) any Term Benchmark Rate Loan shall on the last day of the Interest Period applicable to such Loan be converted by the Global Administrative

Agent to, and shall constitute, (x) an RFR Advance denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Advances is not also the subject of Section 3.3(a)(i) or (ii) above or (y) a Base Rate Loan if the Adjusted Daily Simple RFR for Dollar Advances also is the subject of Section 3.3(a)(i) or (ii) above, on such day and (2) any RFR Loan shall on and from such day be converted by the Global Administrative Agent to, and shall constitute, a Base Rate Loan, (B) for Term Benchmark Rate Loans denominated in Canadian Dollars, on the last day of the Interest Period applicable to such Term Benchmark Rate Loan such Term Benchmark Rate Loan shall be converted by the Global Administrative Agent to, and shall constitute, a Loan that bears interest at the Canadian Prime Rate plus the Applicable Margin and (C) for Loans denominated in a Foreign Currency other than Canadian Dollars, (1) any Term Benchmark Rate Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that, if the Global Administrative Agent determines (which determination shall be conclusive and binding absent demonstrable error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, any outstanding affected Term Benchmark Rate Loans denominated in such Foreign Currency shall, at the applicable Borrower’s election prior to such day: (A) be prepaid by the applicable Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Rate Loan, such Term Benchmark Rate Loan denominated in such Foreign Currency shall be deemed to be a Term Benchmark Rate Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Rate Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that, if the Global Administrative Agent determines (which determination shall be conclusive and binding absent demonstrable error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, any outstanding affected RFR Loans denominated in any Foreign Currency, at the applicable Borrower’s election, shall either (A) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) immediately or (B) be prepaid in full immediately.
(b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars and/or Canadian Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Specified Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders and Harley without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Global Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders (or the Required Syndicated Canadian Banks, in the case of a Benchmark Replacement denominated in Canadian Dollars).
(c) (i) Notwithstanding anything to the contrary herein or in any other Loan Document, the Global Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any such amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(ii) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, with respect to a Loan denominated in Canadian Dollars, if a Term CORRA Reelection Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c)(ii) shall not be effective unless the Global Administrative Agent has delivered to the Lenders and Harley a Term CORRA Notice. For the avoidance of doubt, the Global Administrative Agent shall not be required to deliver a Term CORRA Notice after the occurrence of a Term CORRA Reelection Event and may do so in its sole discretion.
(d) The Global Administrative Agent will promptly notify Harley and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Except as expressly provided in this Agreement, any determination, decision or election that may be made by the Global Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.3, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent demonstrable error and may be made in its or their sole reasonable good faith discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.3.
(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate, the EURIBO Rate or Term CORRA) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service commonly used in the banking industry for such purpose that publishes such rate from time to time as selected by the Global Administrative Agent in its reasonable discretion and consistent with such selection generally under other substantially similar syndicated credit facilities for which it acts as the administrative agent or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Global Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Global Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f) Upon Harley’s receipt of notice of the commencement of a Benchmark Unavailability Period, the applicable Borrower may revoke any request for (i) a Term Benchmark Rate

Advance or conversion to or continuation of Term Benchmark Rate Loans to be made, converted or continued or (ii) an RFR Advance or conversion to RFR Loans during any Benchmark Unavailability Period and, failing that, (x) the applicable Borrower will be deemed to have converted any request for a Term Benchmark Rate Advance or RFR Advance, as applicable, denominated in Dollars into a request for an Advance of or conversion to (A) solely with respect to any such request for a Term Benchmark Rate Advance, an RFR Advance denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar denominated Advances is not the subject of a Benchmark Transition Event or (B) a Base Rate Advance if the Adjusted Daily Simple RFR for Dollar Advances is the subject of a Benchmark Transition Event, (y) any Term Benchmark Rate Advance or RFR Advance denominated in a Foreign Currency (other than Canadian Dollars) shall be ineffective or (z) any request for a Term Benchmark Rate Advance denominated in Canadian Dollars shall be deemed to be converted into a request for a Canadian Prime Rate Advance. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate or the Canadian Prime Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate or the Canadian Prime Rate, as applicable. Furthermore, if any Term Benchmark Rate Loan or RFR Loan in any Specified Currency is outstanding on the date of Harley’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Rate Loan or RFR Loan, then until such time as a Benchmark Replacement for such Specified Currency is implemented pursuant to this Section 3.3, (A) for Loans denominated in Dollars (1) any Term Benchmark Rate Loan shall on the last day of the Interest Period applicable to such Loan be converted by the Global Administrative Agent to, and shall constitute, (x) an RFR Advance denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Advances is not the subject of a Benchmark Transition Event or (y) a Base Rate Loan if the Adjusted Daily Simple RFR for Dollar Advances is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Global Administrative Agent to, and shall constitute, a Base Rate Loan, (B) for Term Benchmark Rate Loans denominated in Canadian Dollars, on the last day of the Interest Period applicable to such Term Benchmark Rate Loan such Term Benchmark Rate Loan shall be converted by the Global Administrative Agent to, and shall constitute, a Loan that bears interest at the Canadian Prime Rate plus the Applicable Margin applicable to Floating Rate Loans and (C) for Loans denominated in a Foreign Currency other than Canadian Dollars, (1) any Term Benchmark Rate Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that, if the Global Administrative Agent determines reasonably and in good faith (which determination shall be conclusive and binding absent demonstrable error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, any outstanding affected Term Benchmark Rate Loans denominated in any Foreign Currency shall, at the applicable Borrower’s election prior to such day: (A) be prepaid by such Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Rate Loan, such Term Benchmark Rate Loan denominated in any Foreign Currency shall be deemed to be a Term Benchmark Rate Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Rate Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that, if the Global Administrative Agent determines reasonably and in good faith (which determination shall be conclusive and binding absent demonstrable error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, any outstanding affected RFR Loans denominated in any Foreign Currency, at the applicable Borrower’s election, shall either (A) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) immediately or (B) be prepaid in full immediately.

1.4Funding Indemnification. If any payment of a Fixed Rate Advance, Fixed Rate Swing Line Loan or Bid Rate Advance occurs on a date which is not the last day of the applicable Interest Period in the case of a Fixed Rate Advance or Fixed Rate Swing Line Loans, or the applicable maturity date in the case of a Bid Rate Advance, whether because of acceleration, prepayment, assignment (to the extent such assignment is effected pursuant to Section 3.8) or otherwise, or a Fixed Rate Advance, Fixed Rate Swing Line Loan or Bid Rate Advance is not made or continued on the date specified by any Borrower for any reason other than default by the Lenders, Harley and such Borrower agrees to indemnify each Lender for any loss or cost (including lost profits) incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Fixed Rate Advance, Fixed Rate Swing Line Loan or Bid Rate Advance, as the case may be.
1.5Taxes. (i) Unless such deduction is required by applicable law, all payments by any Borrower or any Guarantor to or for the account of any Lender or the Global Administrative Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If any Borrower or any Guarantor or the Global Administrative Agent shall be required by applicable law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Global Administrative Agent, then, except as otherwise specifically provided in this Section 3.5, (a) the sum payable by such Borrower or such Guarantor shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Global Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) such Borrower or Guarantor, as applicable, shall make such deductions, (c) such Borrower or Guarantor, as applicable, shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) such Borrower or Guarantor, as applicable, shall furnish to the Global Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of such payment that is reasonably satisfactory to the Global Administrative Agent.
(ii)In addition, except as otherwise specifically provided in this Section 3.5, each Borrower and Guarantor hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder by the relevant Borrower or Guarantor to the relevant Lender, or under any Note (but excluding any such taxes, charges or levies in respect of any assignment, sale or transfer or participation (but excluding any participations and transfers pursuant to Section 2.2(E)) by any Lender or the Global Administrative Agent and excluding Excluded Taxes) or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note (“Other Taxes”).
(iii)Each Borrower and Guarantor hereby agree to indemnify the Global Administrative Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Global Administrative Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; provided that each Borrower and Guarantor shall not be required to so indemnify to the extent any relevant amount is actually compensated for under any other provision of this Agreement. Payments due under this indemnification shall be made within 30 days of the date the Global Administrative Agent or such Lender makes demand therefor pursuant to Section 3.6.
(iv)At least five (5) Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Syndicated Global Lender, such Lender to the extent it is not incorporated under the laws of the United States of America or a state thereof (each a “Non-U.S. Lender”) agrees that it will deliver to each of Harley, each Guarantor and the Global Administrative

Agent (1) two duly completed copies of IRS Form W-8BEN, IRS Form W-8BEN-E or W-8ECI, as applicable, certifying in each case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes or (2) in the case of a Non-U.S. Lender that is fiscally transparent, a copy of IRS Form W-8IMY together with the applicable accompanying forms, W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax (such certificate, an “Exemption Certificate”). Each Non-U.S. Lender further undertakes to deliver to each of Harley, the Guarantors and the Global Administrative Agent (i) two renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (ii) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by Harley, any Guarantor or the Global Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender immediately advises Harley, the Guarantors and the Global Administrative Agent in writing that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.
(v)Except as provided in clause (xii) below, for any period during which a Non-U.S. Lender has failed to provide Harley or the Guarantors with an appropriate form or Exemption Certificate pursuant to clause (iv) above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form or Exemption Certificate originally was required to be provided), such Non-U.S. Lender shall not be entitled to additional amounts or indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form or Exemption Certificate required under clause (iv), above, Harley or the Guarantors shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.
(vi)If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Harley and the Global Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Harley, the Guarantors or the Global Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Harley, the Guarantors or the Global Administrative Agent as may be necessary for Harley, the Guarantors and the Global Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has or has not complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (vi), “FATCA” shall include any amendments made to FATCA after the Closing Date.
(vii)Each Lender shall severally indemnify the Global Administrative Agent, within 10 days after demand therefor, for (i) any Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Global Administrative Agent for such Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 13.2(D) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Global Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such amounts were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Global Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Global Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Global Administrative Agent to the Lender from any other source against any amount due to the Global Administrative Agent under this clause (vii).
(viii)[Reserved]
(ix)At least five (5) Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Syndicated Canadian Bank or any Global Swing Line Lender in respect of Canadian Swing Line Loans to the Canadian Borrower, such Syndicated Canadian Bank or such Global Swing Line Lender to the extent it is neither incorporated under the laws of a jurisdiction in Canada nor deemed to be a resident in Canada for purposes of Part XIII of the Income Tax Act (Canada) (each a “Non-Canadian Lender”) agrees that it will deliver to each of the Canadian Borrower and the Global Administrative Agent a certificate of a duly authorized officer of such Non-Canadian Lender to the effect that such Non-Canadian Lender is capable under the provisions of an applicable tax treaty or under the provisions of applicable law of receiving, and enabling the Canadian Borrower under the provisions of the Income Tax Act (Canada) to make, payments of interest or fees with respect to the Syndicated Canadian Loans and Canadian Swing Line Loans to the Canadian Borrower without deduction or withholding of income tax (such certificate, a “Canadian Exemption Certificate”). Each Non-Canadian Lender further undertakes to deliver to each of the Canadian Borrower and the Global Administrative Agent a replacement certificate of a duly authorized officer of such Non-Canadian Lender before or promptly upon the occurrence of any event requiring a change in the Canadian Exemption Certificate so delivered by it. All certificates described in the preceding sentences shall certify that such Non-Canadian Lender is entitled to receive interest or fees under this Agreement without deduction or withholding of any applicable income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such certificates inapplicable or which would prevent such Non-Canadian Lender from duly completing and delivering any such certificate with respect to it and such Non-Canadian Lender advises the Canadian Borrower and the Global Administrative Agent that it is not capable of receiving payments without any deduction or withholding of applicable income tax.
(x)For any period during which a Non-Canadian Lender has failed to provide the Canadian Borrower with an appropriate Canadian Exemption Certificate as required pursuant to clause (ix) above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a Canadian Exemption Certificate originally was required to be provided), such Non-Canadian Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the applicable jurisdiction in Canada; provided that, should a Non-Canadian Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a Canadian Exemption Certificate required under clause (ix), above, the Canadian Borrower shall take such steps as such Non-Canadian Lender shall reasonably request to assist such Non-Canadian Lender to recover such Taxes. In addition, neither any Syndicated Canadian Bank nor any Global Swing Line Lender shall be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the applicable jurisdiction in Canada other than indemnity obligations under this Section 3.5 arising out of a change after the Closing Date in any applicable treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority.
(xi)If a Borrower or Guarantor pays an amount under this Section 3.5, or is required to make a deduction or withholding in relation to a payment hereunder or under any Note and account for the same to the relevant tax authority, which gives or may give rise to a Tax Credit for the recipient of that payment (the “Recipient”), the Recipient shall, promptly upon utilisation or receipt of such Tax Credit, pay an amount to such Borrower or the relevant Guarantor which will leave it (after that payment) in the same after-Tax position as it would have been in had the original amount paid under this Section 3.5 (or withheld or deducted pursuant to applicable law) not been required to have been made, withheld or deducted; provided that nothing in this clause (xi) shall require any Lender to make available its tax return (or any other information relating to its taxes which it deems confidential).
(xii)If (i) a Lender or the Global Administrative Agent assigns, transfers or sells all or any portion of its rights and/or delegates all or any portion of its obligations under this Agreement and the other Loan Documents (but excluding any participations and other transfers pursuant to Section 2.2(E)) or changes its Lending Installation for the purposes of this Agreement, and (ii) as a direct result of circumstances existing at the date of the assignment, transfer, sale, delegation or change, any Borrower or Guarantor would be obliged to pay any incremental amount under this Section 3.5, then the transferee or Lender acting through its new Lending Installation shall only be entitled to receive payment under this Section 3.5 to the same extent that the previous Lender or the Lender acting through its previous Lending Installation would have been entitled if no such transaction had taken place. If a Lender sells a participation in all or any part of its rights or obligations under this Agreement and the other Loan Documents, the participant shall only be entitled to receive payment under this Section 3.5 to the extent that the Lender selling the participation would have been entitled if no such participation had taken place. Notwithstanding the foregoing or anything else contained in this Section 3.5, in the event of a participation or transfer pursuant to Section 2.2(E), the participant shall be entitled to the indemnification under Sections 3.5(i) and 3.5(iii) in respect of any payments received pursuant to such participation or transfer.
1.6Mitigation; Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Fixed Rate Loans to reduce any liability of the relevant Borrower or the Guarantors to such Lender under Sections 3.1 and 3.2 or to avoid the unavailability of a Type of Advance under Section 3.3, so long as such designation is not materially disadvantageous to such Lender. Each Lender requiring compensation pursuant to this Article III shall notify the relevant Borrower and the Global Administrative Agent in writing of any Change, law, policy, rule, guideline or directive giving rise to such demand for compensation; provided that the relevant Borrower or Guarantor shall not be required to pay such amounts to the extent such amounts accrued prior to the date that is 90 days prior to the date of such notice and of such Lender’s claim for compensation therefor; provided further that, if the circumstances giving rise to such amounts are retroactive, then such 90-day period shall be extended to include the period of retroactive effect thereof. Any demand for compensation pursuant to this Article III shall be in writing and shall state the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5 and shall set forth in reasonable detail the calculations upon which such Lender determined such amount. Such written demand shall be rebuttably presumed correct for all purposes. Determination of amounts payable under such Sections in connection with a Fixed Rate Loan shall be calculated as though each Lender funded its Fixed Rate Loan through the purchase of a deposit of the type, currency and maturity corresponding to the deposit used as a reference in determining the applicable fixed rate of interest with respect to such Loan, whether in fact that is the case or not. The obligations of the Borrowers and the Guarantors under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.
1.7Non-U.S. Reserve Costs or Fees. If, any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive of any jurisdiction outside of the United States of America or any subdivision thereof and outside of England and Wales or any subdivision thereof (whether or not having the force of law), imposes or deems applicable any reserve requirement against or fee with respect to assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than any Tax), and the result of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Loans to any Foreign Borrower or its Commitment, Swing Line Commitment or Syndicated Canadian Commitment to any Borrower or to reduce the return received by such Lender or applicable Lending Installation in connection with such Loans to any Foreign Borrower or Commitment, Swing Line Commitment or Syndicated Canadian Commitment to any Foreign Borrower, then, within 15 days of demand by such Lender, such Foreign Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.
1.8Replacement of Affected Lenders. (a) If any Lender (or any Participant holding interests in any Loan owing to such Lender or in any Commitment of such Lender or in any other interest of such Lender under the Loan Documents) requests compensation under Section 3.1, 3.2 or 3.7, or (b) if any Borrower is required to pay any additional amount pursuant to Section 3.5, or (c) if any Lender becomes a Defaulting Lender or (d) if any Lender (1) shall at any time have (or have a parent that has) a long-term credit rating of lower than BBB from S&P, lower than Baa2 from Moody’s or lower than the equivalent rating from any other nationally recognized statistical rating organization, or shall at any time not have a long-term credit rating from S&P, Moody’s or any other nationally recognized statistical rating organization (in each case under this clause (d)(1) regardless of whether any such circumstances existed at the time such Lender became a Lender), (2) is an Ineligible Institution, (3) enters into, or purports to enter into, an assignment or a participation with an Ineligible Institution in violation of this Agreement, (4) enters into, or purports to enter into, an assignment or a participation with a Sanctioned Person as assignee or participant, as applicable, thereunder, (5) does not consent to the addition of a currency to the list of Agreed Currencies if the Required Lenders have so consented or (6) has become the subject of a Bail-In Action (or any case or other proceeding in which a Bail-In Action may occur), then Harley may (with respect to the foregoing clause (d)(4), to the extent permitted by applicable law and regulation), at its sole expense and effort, upon notice to such Lender and the Global Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 13.3), all its interests, rights and obligations under this Agreement (other than any outstanding Bid Rate Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) in the case of an assignment to an assignee which is not a Lender, Harley shall have received the prior written consent of the Global Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Bid Rate Loans) and participations in the relevant Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Harley (in the case of all other amounts) and (iii) in the case of any such assignment arising under clause (d)(1) above, the assignee shall have a credit rating greater than or equal to BBB from S&P and/or greater than or equal to Baa2 from Moody’s. Each party hereto agrees that (1) an assignment required pursuant to this paragraph may be effected pursuant to an assignment and assumption executed by Harley, the Global Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an assignment and assumption by reference pursuant to an

Approved Electronic Platform as to which the Global Administrative Agent and such parties are participants), and (2) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.
1.9Removal of Lenders. (i) Notwithstanding any other provision of this Agreement to the contrary, if a Lender (or any Participant holding interests in any Loan owing to such Lender or in any Commitment of such Lender or in any other interest of such Lender under the Loan Documents) (each, a “Demanding Lender”) demands any payment of any amount pursuant to this Article III and the amount so demanded is disproportionately greater than the amount of compensation (if any) that the Borrowers generally are obligated to pay to other Lenders arising out of the same event or circumstance giving rise to such demand (a “Trigger Event”), then Harley may terminate such Demanding Lender’s Commitment hereunder, provided that (A) no Unmatured Default or Default shall have occurred and be continuing at the time of such Commitment termination, (B) in the case of a Demanding Lender, Harley shall concurrently terminate the Commitment of each other Lender that has made a demand for payment under this Article III that arises out of such Trigger Event and that is similarly disproportionate to the amount the Borrowers are generally obligated to pay to other Lenders arising out of such Trigger Event, (C) the Global Administrative Agent, the Global Swing Line Lenders and the Required Lenders shall have consented to each such Commitment termination (such consents not to be unreasonably withheld or delayed, but may include consideration of the adequacy of the liquidity of Harley and its Subsidiaries) and (D) such Demanding Lender shall have been paid all amounts then due to it under this Agreement and each other Loan Document (which, for the avoidance of doubt, the respective Borrowers may pay in connection with any such termination without making ratable payments to any other Lender (other than another Lender that has a Commitment that concurrently is being terminated under this Section 3.9(i))). In no event shall the termination of a Lender’s Commitment in accordance with this Section 3.9(i) impair or otherwise affect the obligation of the Borrowers to make any payment demanded by such Lender in accordance with this Article III. (ii) Notwithstanding any other provision of this Agreement to the contrary, if a Lender has become the subject of a Bail-In Action (or any case or other proceeding in which a Bail-In Action may occur) (each, a “Bail-In Lender”), then Harley may terminate such Bail-In Lender’s Commitment hereunder, provided that (A) no Unmatured Default or Default shall have occurred and be continuing at the time of such Commitment termination, (B) in the case of a Bail-In Lender, Harley shall concurrently terminate the Commitment of each other Lender that is a Bail-In Lender at such time, (C) the Global Administrative Agent, the Global Swing Line Lenders and the Required Lenders shall have consented to each such Commitment termination (such consents not to be unreasonably withheld or delayed, but may include consideration of the adequacy of the liquidity of Harley and its Subsidiaries) and (D) such Bail-In Lender shall have been paid all amounts then due to it under this Agreement and each other Loan Document (which, for the avoidance of doubt, the respective Borrowers may pay in connection with any such termination without making ratable payments to any other Lender (other than another Lender that has a Commitment that concurrently is being terminated under this Section 3.9(ii))).
ARTICLE IV CONDITIONS PRECEDENT
1.1Initial Loans. This Agreement shall not become effective unless (i) since December 31, 2023, no event, development or circumstance shall have occurred that has had a material adverse effect on the business, assets, operations or financial condition of Harley and its subsidiaries taken as a whole

(excluding changes or effects in connection with specific events (and not general economic or industry conditions) applicable specifically to Harley and/or its Subsidiaries as disclosed in any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed with or furnished to the Commission prior to the Closing Date), (ii) the Global Administrative Agent shall have received (a) evidence of an effective amendment and restatement of the Second Amended and Restated Credit Agreement dated April 7, 2022 (the “Existing 2022 Credit Agreement”) among inter alia Harley, the borrowers and guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as global administrative agent, making conforming changes to the Existing 2022 Credit Agreement to correspond with the terms of this Agreement other than in respect of maturity and (b) payment of all accrued interest and fees under the Existing 2022 Credit Agreement and (iii) the Borrowers shall have (a) paid all fees required to be paid, and all expenses required to be paid for which invoices have been presented reasonably in advance of the Closing Date, in connection with the execution of this Agreement, (b) furnished to the Global Administrative Agent such documents as the Global Administrative Agent or any Lender or its counsel may have reasonably requested, including, without limitation, all of the documents reflected on the List of Closing Documents attached as Exhibit D to this Agreement, (c) obtained all governmental and third party approvals necessary in connection with the financing contemplated hereby and the continuing operations of Harley and its Subsidiaries (including the Borrowers) and such approvals remain in full force and effect, (d) delivered to the Lenders (1) audited consolidated financial statements of Harley (on a Consolidated basis) and (2) audited Consolidated financial statements of HDFS and its Subsidiaries (on a Consolidated basis), in the case of each of the foregoing clauses (1) and (2), for the two most recent fiscal years ended prior to the Closing Date as to which such financial statements are available, and (e) (i) provided the documentation and other information relating to the Borrowers to the Global Administrative Agent that is required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Act, to the extent such information was reasonably requested by a Lender or the Global Administrative Agent at least ten (10) Business Days prior to the Closing Date and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Closing Date, provided a Beneficial Ownership Certification in relation to such Borrower to any Lender that has requested, in a written notice to Harley at least ten (10) days prior to the Closing Date, such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the conditions set forth in this clause (e) shall be deemed to be satisfied). The Global Administrative Agent shall promptly notify Harley and the Lenders of the occurrence of the effectiveness of this Agreement, and such notice shall be conclusive and binding.
1.2Each Loan. Except as expressly provided in Sections 2.2(E), 2.4(b), 2.9.1(d), 2.9.2(e), 2.9.2(f), and 2.9.3(d), no Lender shall be required to make any Loan unless on the applicable Borrowing Date:
(i) at the time of and immediately after giving effect to such Advance or Loan, no Default or Unmatured Default shall have occurred and be continuing; and
(i) the representations and warranties contained in Article V are true and correct in all material respects as of such Borrowing Date, except for representations and warranties made with reference solely to an earlier date, which representations and warranties shall be true and correct as of such earlier date; provided, that the representations set forth in Sections 5.1.6 and 5.1.7 shall be deemed to be made only (1) on and as of the Closing Date, (2) on and as of each date (if any) on which the Lenders agree to extend the Termination Date and (3) on and as of the effective date of any increase in the Aggregate Commitment (if any) or any Incremental Term Loans being made (if any).
Each Borrowing Notice with respect to each Loan or Advance shall constitute a representation and warranty by the applicable Borrower that the conditions contained in Sections 4.2(i) and (ii) will have been satisfied as of the date of such Loan or Advance.
1.3Initial Advance to the Canadian Borrower. No Syndicated Canadian Bank shall be required to make any Syndicated Canadian Loans to the Canadian Borrower unless the Canadian Borrower has furnished or caused to be furnished to the Global Administrative Agent with sufficient copies for the Syndicated Canadian Banks:
(A) Copies of the Certificate of Incorporation (or other comparable constituent document) of the Canadian Borrower, together with all amendments and a certificate of good standing, both certified by the appropriate governmental officer in its jurisdiction of organization.
(B) Copies, certified by the Secretary or Assistant Secretary of the Canadian Borrower, of its By-Laws (or other comparable governing document) and of its Board of Directors’ (or comparable governing body’s) resolutions (and resolutions of other bodies, if any are deemed necessary by the Global Administrative Agent) approving this Agreement.
(C) An incumbency certificate, executed by the Secretary, Assistant Secretary, Director or Authorized Officer of the Canadian Borrower, which shall identify by name and title and bear the signature of the officers of the Canadian Borrower authorized to sign this Agreement and the other documents to be executed and delivered by the Canadian Borrower hereunder, upon which certificate the Global Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by Harley or the Canadian Borrower.
(D) An opinion of counsel to the Canadian Borrower, in a form reasonably acceptable to the Global Administrative Agent and its counsel.
(E) Promissory notes payable to each of the Syndicated Canadian Banks requesting promissory notes.
(F) Such other instruments, documents or agreements as the Global Administrative Agent or its counsel may reasonably request, all in form and substance reasonably satisfactory to the Global Administrative Agent and its counsel.
ARTICLE V REPRESENTATIONS AND WARRANTIES
1.1Representations and Warranties. Each of the Companies represents and warrants to the Lenders and the Global Administrative Agent as follows as of the Closing Date and thereafter on each date as and to the extent required by Section 4.2:
1.1.1 Corporate Existence and Standing. Each of the Companies and each Material Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.
1.1.2 Corporate Power and Authority; No Conflict. The execution, delivery and performance by each of the Companies of this Agreement and the other Loan Documents to be delivered by it, and the consummation of the transactions contemplated hereby, are within such Company’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) such Company’s charter or by-laws or (ii) law or any indenture or other agreement evidencing debt for borrowed money in an outstanding principal balance in excess of $185,000,000 or any material contractual restriction binding on or affecting any Company.
1.1.3 No Authorization or Approval. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required as a condition to the due execution, delivery and performance by the Companies of this Agreement or the other Loan Documents to be delivered by it.
1.1.4 Execution, Delivery and Enforceability. This Agreement has been, and each of the other Loan Documents to be delivered by each Company when delivered hereunder will have been, duly executed and delivered by such Company. This Agreement is, and each of the other Loan Documents when delivered hereunder will be, the legal, valid and binding obligation of each Company enforceable against such Company in accordance with their respective terms (subject to the effect of bankruptcy and other similar laws affecting creditors’ rights generally and general principles of equity).
1.1.5 Financial Statements. The Consolidated balance sheet of Harley and its Subsidiaries as at December 31, 2023, and the related Consolidated statements of income and cash flows of Harley and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Ernst & Young LLP, independent public accountants copies of which have been furnished to each Lender, fairly present in all material respects the Consolidated financial condition of Harley and its Subsidiaries as at such date and the Consolidated results of the operations of Harley and its Subsidiaries for the periods ended on such date, all in accordance with generally accepted accounting principles consistently applied.
1.1.6 Material Adverse Change. Since December 31, 2023, there has been no Material Adverse Change.
1.1.7 Litigation. There is no action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, pending or threatened in writing against Harley or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the consummation of the transactions contemplated hereby.
1.1.8 Regulations T, U and X. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X issued by the Board), and no proceeds of any Advance will be used, directly or indirectly, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock that entails a violation of any of the Regulations of the Board.
1.1.9 Investment Company Status. No Borrower is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
1.1.10 Anti-Corruption Laws and Sanctions. The Companies have implemented and maintain in effect policies and procedures designed to promote and achieve compliance by the Companies, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Companies, their Subsidiaries and their respective directors and officers and, to the knowledge of each Company, its employees and agents, are in compliance with Anti-

Corruption Laws and applicable Sanctions, in each case in all material respects (it being understood that no Unmatured Default or Default shall be deemed to exist in respect of the representation and warranty in this sentence if it becomes inaccurate due to an assignment to, or participation to, a Lender or Participant, as the case may be, that is a Sanctioned Person). None of (a) any Company, any Subsidiary or to the knowledge of such Company or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of each Company, any agent of such Company or any of its Subsidiaries that, in the case of any such director, officer, employee or agent (with respect to this clause (b)), will act in any capacity in connection with or directly benefit from the credit facility established hereby, is a Sanctioned Person. No Loan or Advance, use of proceeds of any Loan or Advance or other Transactions by the Companies and their Subsidiaries will violate Anti-Corruption Laws or applicable Sanctions.
1.1.11 Beneficial Ownership Certification. As of the Closing Date, to the best knowledge of Harley, the information included in the Beneficial Ownership Certifications provided on or prior to the Closing Date to any Lender in connection with this Agreement is true and correct in all material respects.
ARTICLE VI COVENANTS
1.1Affirmative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, each Company will:
1.1.1 Compliance with Laws, Etc. Comply, and cause each of its Material Subsidiaries to comply, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws, in each case the violation of which would have a Material Adverse Effect. The Companies will maintain in effect and enforce policies and procedures designed to promote and achieve compliance by the Companies, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, in each case in all material respects.
1.1.2 Payment of Taxes, Etc. Pay and discharge, and cause each of its Material Subsidiaries to pay and discharge, before the same shall become delinquent, all income and other taxes, assessments and governmental charges or levies imposed upon it or upon its Property; provided, however, that neither Harley nor any of its Material Subsidiaries shall be required to pay or discharge any such tax, assessment or charge (a) that is being contested in good faith and by proper actions and as to which appropriate reserves are being maintained in accordance with Agreement Accounting Principles or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
1.1.3 Maintenance of Insurance. Maintain, and cause each of its Material Subsidiaries to maintain, insurance with insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Harley or such Subsidiary operates (provided, however, that Harley and its Subsidiaries may self-insure to the same extent as other companies engaged in similar businesses and owning similar properties in the same general areas in which Harley or such Subsidiary operates and to the extent consistent with prudent business practice), except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
1.1.4 Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Material Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that Harley and such Subsidiaries may consummate any transaction permitted under Section 6.2.3 and provided further that neither Harley nor any of its Material Subsidiaries shall be required to preserve any right or franchise if the failure to do so could not reasonably be expected to have a Material Adverse Effect.
1.1.5 [Reserved].
1.1.6 [Reserved].
1.1.7 Maintenance of Properties, Etc. Maintain and preserve, and cause its Material Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.
1.1.8 [Reserved].
1.1.9 Reporting Requirements. Furnish to the Global Administrative Agent for distribution to each Lender:
(a) as soon as available and in any event no later than the date which is the earlier of (i) sixty (60) days after the end of each of the first three quarters of each fiscal year of Harley and (ii) the date the Quarterly Report on Form 10-Q for such quarter of Harley would have been required to have been filed under the rules and regulations of the Commission giving effect to any automatic extension available thereunder for filing of such form, the Consolidated balance sheet of Harley and its Subsidiaries and the Consolidated balance sheet of HDFS and its Subsidiaries, in each case as of the end of such quarter and Consolidated statements of income and cash flows of Harley and its Subsidiaries and Consolidated statements of income and cash flows of HDFS and its Subsidiaries, in each case for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to the absence of footnotes and to year-end audit adjustments) by the chief financial officer or treasurer of Harley (on behalf of Harley and HDFS) as having been prepared in accordance with generally accepted accounting principles and certificates of the chief financial officer or treasurer of Harley as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 6.3;
(b) as soon as available and in any event no later than the date which is the earlier of (i) one hundred twenty (120) days after the end of each fiscal year of Harley and (ii) the date the Annual Report on Form 10-K for such fiscal year of Harley would have been required to have been filed under the rules and regulations of the Commission giving effect to any automatic extension available thereunder for filing of such form, a copy of the annual audit report for such year for Harley and its Subsidiaries, containing the Consolidated balance sheet of Harley and its Subsidiaries and the Consolidated balance sheet of HDFS and its Subsidiaries, in each case as of the end of such fiscal year and Consolidated statements of income and cash flows of Harley and its Subsidiaries and Consolidated statements of income and cash flows of HDFS and its Subsidiaries, in each case for such fiscal year, and in each case accompanied by an opinion ((1) without a “going concern” or like qualification or like exception and (2) other than a qualification permitted by the Commission regarding the internal controls of a company acquired during such period pursuant to a material acquisition by Harley or any Subsidiary, without any qualification or exception as to the scope of such audit; provided that such opinion may contain references (excluding formal qualifications) regarding audits performed by other auditors as contemplated by AU Section 543, Part of Audit Performed by Other Independent Auditors (or

any successor or similar standard under Agreement Accounting Principles)) of Ernst & Young LLP or other independent public accountants of recognized national standing and certificates of the chief financial officer or treasurer of Harley (on behalf of Harley and HDFS) as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 6.3;
(c) as soon as possible and in any event within five (5) Business Days after an executive officer of Harley knows or should have known of the occurrence of each Default or Unmatured Default continuing, a statement of the chief financial officer or treasurer of Harley setting forth details of such Default or Unmatured Default and the action that Harley has taken and proposes to take with respect thereto;
(d) promptly after the sending or filing thereof, copies of all reports that Harley sends to any of its securityholders as such, and copies of all reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) that Harley or any Subsidiary files with the Commission or any national securities exchange, excluding any of the foregoing to the extent related solely to a Permitted Finance Receivables Securitization (unless such report constitutes a notice of default or acceleration);
(e) promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting Harley or any of its Subsidiaries of the type described in Section 5.1.7(ii);
(f) from time to time such information and documentation reasonably requested by the Global Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Act and the Beneficial Ownership Regulation;
(g) promptly after the occurrence thereof, notice to the applicable Lender of any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification; and
(h) such other information respecting Harley or any of its Subsidiaries as any Lender through the Global Administrative Agent may from time to time reasonably request (it being understood and agreed that neither Harley nor any of its Subsidiaries shall be required to disclose or discuss, or permit the inspection, examination or making of extracts of, any records, books or account or other matter (i) in respect of which disclosure to the Global Administrative Agent, any Lender or their representatives is then prohibited by applicable law or any agreement binding on Harley or its Subsidiaries; (ii) that is protected from disclosure by the attorney-client privilege or the attorney work product privilege or (iii) constitutes non-financial trade secrets or non-financial proprietary information).
Financial statements (other than the certificate of the chief financial officer or the treasurer) required to be delivered pursuant to clauses (a), (b) and (d) of this Section 6.1.9 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which (i) such financial statements are filed for public availability on the Commission’s Electronic Data Gathering and Retrieval System or (ii) Harley notifies (which may be by facsimile or electronic mail) the Global Administrative Agent that such financial statements have been posted at a site (the address of which shall be contained in such notice) on the world wide web, which site is accessible by a widely held nationally recognized web browser, from which such financial statements may be readily viewed and printed.
1.1.10 Use of Proceeds.
(a) Each Borrower shall use the proceeds of the Loans to provide funds for the general corporate purposes of such Borrower and its Subsidiaries.
(b) No Borrower will request any Loan or Advance, and no Borrower shall use, and each Borrower shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or Advance (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case except to the extent permissible for a Person required to comply with Sanctions, or (iii) in any other manner that would result in liability to the Global Administrative Agent or any Lender under any applicable Sanctions or a breach by the Global Administrative Agent or any Lender of Sanctions.
1.2Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, each of the Companies will not:
1.1.1 [Reserved].
1.1.2 Liens, Etc. Create or suffer to exist, or permit any Material Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign for security purposes, or permit any Material Subsidiaries to assign for security purposes, any right to receive income, other than:
(a) Permitted Liens;
(b) purchase money Liens (including Liens securing Capitalized Lease Obligations) upon or in any real Property or goods acquired, constructed or held by any of the Companies or any Material Subsidiary in the ordinary course of business to secure the purchase price of such Property or goods or to secure Indebtedness and/or other obligations incurred solely for the purpose of financing the acquisition, construction, repair, replacement or improvement of such real Property or goods, or Liens existing on such real Property or goods at the time of its acquisition, construction, repair, replacement or improvement (other than any such Liens created in contemplation of such acquisition, construction, repair, replacement or improvement that were not incurred to finance the acquisition or construction of such Property) and extensions, renewals or replacements of any of the foregoing to the extent the principal amount secured is not increased; provided, however, that no such Lien shall extend to or cover any properties of any character other than the real Property or goods being acquired or constructed (and related Property), and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced (it being understood that individual financings permitted by this subsection provided by one Person (or an Affiliate thereof) may be cross-collateralized to other financings provided by such Person and its Affiliates that are permitted under this subsection); provided, further that such Lien attaches to such real Property or goods concurrently with or within 270 days after (i)

the acquisition of such real Property or goods or (ii) the later of (x) the completion of such construction, repair, replacement or improvement of such real Property or goods and (y) the date of commencement of the commercial operation of such real Property or goods constructed, as applicable; provided, further that the aggregate principal amount of the Indebtedness secured by the Liens referred to in this clause (b) shall not exceed the cost of acquiring, constructing, repairing, replacing or improving such asset (for the purposes of this Section 6.2.2(b), “goods” has the meaning set forth in Section 9-102(44) of the Uniform Commercial Code as in effect in the State of New York);
(c) the Liens existing on the Closing Date and described on Schedule 6.2.2(c) hereto;
(d) Liens on (or assignments of) Property of a Person existing at the time such Person is merged into or consolidated with any of the Companies or any Material Subsidiary of any of the Companies or becomes a Material Subsidiary of any of the Companies or at the time any of the Companies or any Material Subsidiary of any of the Companies otherwise acquires such Property from such Person; provided that such Liens or assignments were not created in contemplation of such merger, consolidation or acquisition, or such Person becoming a Material Subsidiary, and do not extend to any assets other than those of the Person so merged into or consolidated with any of the Companies or such Subsidiary or acquired by any of the Companies or such Subsidiary or those of such Person becoming a Material Subsidiary;
(e) other Liens or assignments securing Indebtedness and other obligations in an aggregate principal amount not to exceed the greater of (i) $600,000,000 and (ii) an amount equal to 6.0% of the Consolidated Total Assets (determined by reference to the most recent financial statements of Harley delivered pursuant to Section 6.1.9(a) or 6.1.9(b) or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 6.1.9(a) or 6.1.9(b), the most recent financial statements referred to in Section 5.1.5) as determined at the time of, and immediately after giving effect to, the incurrence of such Lien or the making of such assignment;
(f) Liens (A) consisting of sales, assignments, pledges or other transfers of Finance Receivables in connection with a Permitted Finance Receivables Securitization, and (B) on Finance Receivables and on any interest in Finance Receivables retained by Harley or any of its Subsidiaries (including a Finance Receivables Subsidiary), whether directly or through the ownership of a certificate or other interest in another Person, provided to secure Permitted Securitization Recourse Obligations of Harley or any of its Subsidiaries;
(g) the replacement, extension or renewal of any Lien or assignment permitted by clause (b), (c) or (d) above upon or in the same Property theretofore subject thereto or the replacement, extension or renewal (to the extent the principal amount secured is not increased) of the Indebtedness or other obligation secured thereby;
(h) Liens incurred in connection with sale and leaseback transactions securing assets or other Property with a value of not in excess of the greater of (i) $150,000,000 and (ii) an amount equal to 1.5% of Consolidated Total Assets (determined by reference to the most recent financial statements of Harley delivered pursuant to Section 6.1.9(a) or 6.1.9(b) or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to

Section 6.1.9(a) or 6.1.9(b), the most recent financial statements referred to in Section 5.1.5) as determined at the time of, and immediately after giving effect to, the incurrence of such Lien;
(i) Liens on proceeds of any of the assets permitted to be the subject of any Lien or assignment permitted by this Section 6.2.2;
(j) options, put and call arrangements, rights of first refusal and similar rights relating to investments in joint ventures, partnerships and other similar investments not prohibited by this Agreement, and Liens on equity interests of joint ventures securing obligations of such joint ventures; and
(k) Liens on assets in order to secure defeased, discharged and/or redeemed indebtedness.
1.1.3 Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (but excluding, for the avoidance of doubt, the following transactions: (w) any transfer of cash, cash equivalents or marketable securities in the ordinary course of business, (x) any issuance by a Person of its own equity interests, (y) any transfer for security purposes that is permitted by Section 6.2.2 and (z) any casualty loss, governmental taking or similar disposition) (whether in one transaction or in a series of related transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of any Borrower or of any Borrower and its Subsidiaries (taken as a whole) to, any Person, or permit any of its Material Subsidiaries to do so, except that (i) any Subsidiary (other than any Company) may merge or consolidate with or into, or transfer, convey or dispose of assets to, any other Person so long as such transaction or series of related transactions does not result in the transfer, conveyance or other disposal of all or substantially all of the assets (whether now owned or hereafter acquired) of any Borrower or of any Borrower and its Subsidiaries (taken as a whole), (ii) any of the Companies and any Material Subsidiary may merge into or transfer, convey or dispose of assets to any Person in a transaction in which a Company or a Material Subsidiary is the surviving or transferee entity (provided that any such transaction involving a Company must result in a Company as the surviving or transferee entity), (iii) Harley may merge into a wholly-owned Subsidiary that has no material assets or liabilities for the sole purpose of changing the state of incorporation of Harley if the surviving corporation shall expressly assume the liabilities of Harley under this Agreement and the other Loan Documents and (iv) any Guarantor may merge or consolidate with a Person (other than a Borrower) in a transaction in which such Guarantor is the surviving entity; provided, in each case, that no Unmatured Default shall have occurred and be continuing at the time of such proposed transaction or would result after giving effect thereto and provided, further, that the foregoing shall not restrict any of the Companies or any Material Subsidiaries in respect of dispositions of inventory, cash or obsolete, used or surplus equipment or other Property in the ordinary course of business or in respect of any Permitted Finance Receivables Securitization and provided, further, that the foregoing shall not restrict any of the Companies or any Material Subsidiaries from selling or disposing of any Property the contemplated disposition of which Harley has disclosed in any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed with or furnished to the Commission prior to the Closing Date.
1.1.4 [Reserved].
1.1.5 [Reserved].
1.1.6 Margin Regulations. Permit more than 25% of the “value” (within the meaning of Regulation U issued by the Board) of the assets of Harley and its Subsidiaries, both before and after giving effect to any Advance hereunder, to constitute “margin stock” as defined in Regulations T, U and X issued by the Board.
1.1.7 Amendments to Support Agreement. Allow or suffer to exist any amendment, supplement or other modification to the Support Agreement (if the foregoing adversely affects, or could reasonably be expected to adversely affect, the Lenders but in no event shall any amendment reduce, or effectively reduce, the amount of support under the Support Agreement) without the prior written consent of the Required Lenders.
1.3Financial Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Companies shall comply with the following:
(A) Defined Terms for Financial Covenants. The following terms used in this Agreement shall have the following meanings (such meanings to be applicable, except to the extent otherwise indicated in a definition of a particular term, both to the singular and the plural forms of the terms defined):
“Consolidated Equity” means and refers to, as of the end of any period of determination, the sum, without duplication, of (i) consolidated shareholders’ equity of HDFS, (ii) preferred stock and (iii) Subordinated Indebtedness.
“Consolidated Finco Debt” means, at any time, all Indebtedness for borrowed money of HDFS and its Consolidated Subsidiaries as reflected in the most recent Consolidated balance sheet of HDFS in accordance with Agreement Accounting Principles; provided, there shall be excluded from such amounts (i) Subordinated Indebtedness, (ii) Subordinated Intercompany Indebtedness and (iii) Indebtedness for borrowed money in respect of Permitted Finance Receivables Securitizations to the extent such obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with Agreement Accounting Principles; provided that the aggregate outstanding credit enhancements in the form of cash or letter(s) of credit provided by HDFS or any of its Subsidiaries (other than any structured bankruptcy-remote Subsidiary of HDFS) in excess of 10% of the aggregate outstanding Indebtedness for borrowed money and owner trust certificates (however classified) incurred in connection with such Permitted Finance Receivables Securitizations shall not be excluded from Consolidated Finco Debt pursuant to this clause (iii).
“Consolidated Opco Debt” means, at any time, all Indebtedness for borrowed money of Harley and its Consolidated Subsidiaries as reflected in the most recent Consolidated balance sheet of Harley in accordance with Agreement Accounting Principles; provided, there shall be excluded from such amounts any Indebtedness of HDFS and its Consolidated Subsidiaries.
“Consolidated Shareholders’ Equity” means, as of the end of any fiscal quarter, the consolidated shareholders’ equity of Harley at the end of such fiscal quarter of Harley (determined by reference to the financial statements of Harley delivered with respect to such fiscal quarter pursuant to Section 6.1.9(a) or 6.1.9(b)), determined on a Consolidated basis in accordance with Agreement Accounting Principles.
“Finco Leverage Ratio” means the ratio of (a) Consolidated Finco Debt to (b) the sum of (i) Consolidated Equity plus (ii) the allowance for credit losses on finance receivables of HDFS determined on a consolidated basis; provided, further, that, at any time after the definitive agreement for any Material Acquisition shall have been executed (or, in the case of a Material

Acquisition in the form of a tender offer or similar transaction, after the offer shall have been launched) and prior to the consummation of such Material Acquisition (or termination of the definitive documentation in respect thereof (or such later date as such indebtedness ceases to constitute Acquisition Indebtedness as set forth in the definition of “Acquisition Indebtedness”)), any Acquisition Indebtedness (and the proceeds of such Indebtedness) shall be excluded from the determination of the Finco Leverage Ratio.
“Opco Leverage Ratio” means the ratio of (a) Consolidated Opco Debt to (b) the sum of (i) Consolidated Opco Debt plus (ii) Consolidated Shareholders’ Equity; provided, further, that, at any time after the definitive agreement for any Material Acquisition shall have been executed (or, in the case of a Material Acquisition in the form of a tender offer or similar transaction, after the offer shall have been launched) and prior to the consummation of such Material Acquisition (or termination of the definitive documentation in respect thereof (or such later date as such indebtedness ceases to constitute Acquisition Indebtedness as set forth in the definition of “Acquisition Indebtedness”)), any Acquisition Indebtedness (and the proceeds of such Indebtedness) shall be excluded from the determination of the Opco Leverage Ratio.
“Subordinated Indebtedness” means Indebtedness of Harley or its Subsidiaries, whether direct or indirect, to non-affiliated Persons which is subordinated to the Obligations on a basis acceptable to the Global Administrative Agent.
(B) Maximum Finco Leverage Ratio. The Companies shall not permit the Finco Leverage Ratio, as of the end of any fiscal quarter, to exceed 10.00 to 1.00.
(C) Maximum Opco Leverage Ratio. The Companies shall not permit the Opco Leverage Ratio, as of the end of any fiscal quarter, to exceed 0.70 to 1.00.
ARTICLE VII DEFAULTS
1.1Defaults. Each of the following occurrences shall constitute a Default under this Agreement:
(a) Failure to Make Payments When Due. Any Borrower (i) shall fail to pay any principal of any Advance when the same becomes due and payable or (ii) shall fail to pay any interest on any Advance or make any other payment of fees or other amounts payable under this Agreement or any other Loan Document within five (5) Business Days after the same becomes due and payable.
(b) Breach of Representation or Warranty. Any representation or warranty made by any Company herein or by any Company (or any of their respective officers) in any Loan Document or in any certificate, financial statement or other document delivered pursuant to any Loan Document shall prove to have been incorrect in any material respect when made.
(c) Breach of Certain Covenants. (i) Any of the Companies shall fail to perform or observe any term, covenant or agreement under Section 6.1.4, 6.1.9(c), 6.1.9(e), 6.1.10(b), 6.2, or 6.3 or (ii) any of the Companies shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document on its part to be performed or observed if such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to the applicable Company by the Global Administrative Agent or any Lender.

(d) Default as to Other Indebtedness. (i) Any Borrower or any Material Subsidiary shall fail to pay any principal of or premium or interest on any Indebtedness (other than Indebtedness owed to any Borrower or any Material Subsidiaries) that is outstanding in a principal or net amount of at least $185,000,000 in the aggregate (but excluding (1) Indebtedness outstanding hereunder and (2) Indebtedness under a Permitted Finance Receivables Securitization) of such Borrower or such Material Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or (ii) or any event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness (including, for the avoidance of doubt, such Indebtedness under a Permitted Finance Receivables Securitization to the extent such Indebtedness appears as a liability or indebtedness on the balance sheet of any Borrower or any Material Subsidiary in accordance with Agreement Accounting Principles – “Balance Sheet ABS Debt”) and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to cause such Indebtedness to become due, or require the prepayment, repurchase, redemption or defeasance thereof, prior to its stated maturity date (other than by a regularly scheduled required prepayment or redemption); or any such Indebtedness (including Balance Sheet ABS Debt) shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness (including Balance Sheet ABS Debt) shall be required to be made, in each case prior to the stated maturity thereof. Notwithstanding the foregoing, none of the following events shall constitute a Default under this clause (d) unless such event results in the acceleration of other Indebtedness of a Borrower or any Material Subsidiary in an aggregate principal amount of more than $185,000,000: (i) any secured Indebtedness becoming due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or a casualty or similar event, (ii) any change of control offer made within 60 days after an acquisition with respect to, and effectuated pursuant to, Indebtedness of an acquired business, (iii) any default under Indebtedness of an acquired business if such default is cured, or such Indebtedness is repaid, within 60 days after the acquisition of such business so long as no other creditor accelerates or commences any kind of enforcement action in respect of such Indebtedness, (iv) mandatory prepayment requirements arising from the receipt of net cash proceeds from debt, dispositions (including casualty losses, governmental takings and other involuntary dispositions), equity issues or excess cash flow, in each case pursuant to Indebtedness of an acquired business, (v) prepayments required by the terms of debt as a result of customary provisions in respect of illegality, replacement of lenders and gross-up provisions for taxes, increased costs, capital adequacy and other similar customary requirements or (vi) any voluntary prepayment, redemption or other satisfaction of debt that becomes mandatory in accordance with the terms of such debt solely as the result of the company or applicable subsidiary delivering a prepayment, redemption or similar notice with respect to such prepayment, redemption or other satisfaction.
(e) Bankruptcy Events, Etc. Any Borrower or any Material Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Borrower or any Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its Property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed for a period of sixty (60) days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its Property) shall occur; or any such Borrower or any such Material Subsidiary shall take any corporate action to authorize any of the actions set forth above in this Section 7.1(e).
(f) Monetary Judgments. Judgments or orders for the payment of money in excess of $185,000,000 in the aggregate shall be rendered against any Borrower or any Material Subsidiary with respect to which (i) enforcement proceedings shall have been commenced by any creditor upon such judgments or orders or (ii) there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgments or orders, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be a Default or included in the calculation of the aggregate amount of judgments or orders under this Section 7.1(f) if and for so long as (i) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least “A” by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order.
(g) Non-Monetary Judgments. Any non-monetary judgment or order shall be rendered against any Borrower or any Material Subsidiary that would be reasonably expected to have a Material Adverse Effect, and there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.
(h) Change of Control. A Change of Control shall occur.
(i) ERISA. (i) The occurrence of any ERISA Event; (ii) the partial or complete withdrawal of Harley or any of its ERISA Affiliates from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan, and in each such case under this Section 7.1(i) such event or circumstance has occurred or could reasonably be expected to result in a Material Adverse Effect.
(j) Guaranty Default. Unless a Guarantor has merged or consolidated with another Company as permitted under Section 6.2.3, any Guarantor shall terminate, revoke, refuse to perform or otherwise breach any of its guaranty and other obligations contained in Article XII, or such guaranty shall otherwise become unenforceable for any reason.
(k) Support Agreement Default. Without the consent of the Required Lenders and the Global Administrative Agent, Harley shall terminate, revoke, refuse to perform or otherwise breach any of its obligations contained in the Support Agreement or such Support Agreement or any part thereof shall terminate or otherwise become unenforceable for any reason.
A Default shall be deemed “continuing” until cured or until waived in writing in accordance with Section 8.3.

ARTICLE VIII ACCELERATION, DEFAULTING LENDERS; WAIVERS,
AMENDMENTS AND REMEDIES
1.1Remedies.
(a) Termination of Commitments; Acceleration. If any Default described in Section 7.1(e) occurs with respect to any Borrower, the obligations of the Lenders to make Loans (including without limitation Syndicated Canadian Loans) hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Global Administrative Agent or any Lender. If any other Default occurs, the Required Lenders may (i) terminate the obligations of the Lenders to make Loans (including without limitation Syndicated Canadian Loans) hereunder or (ii) declare the Obligations to be due and payable, or both, and upon any declaration under clause (ii), the Commitments shall terminate and the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which each Borrower expressly waives.
(b) Rescission. If, at any time after termination of the Lenders’ obligations to make Loans but before acceleration of the maturity of the Loans, the relevant Borrower shall pay all arrears of interest and all payments on account of principal of the Loans which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Defaults and Unmatured Defaults (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 8.3, then upon the written consent of the Required Lenders and written notice to Harley, the termination of Lenders’ respective obligations to make Loans or the aforesaid acceleration and its consequences may be rescinded and annulled; but such action shall not affect any subsequent Default or Unmatured Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision which may be made at the election of the Required Lenders; they are not intended to benefit any Borrower and do not give any Borrower the right to require the Lenders to rescind or annul any termination of the aforesaid obligations of the Lenders or any acceleration hereunder, even if the conditions set forth herein are met.
1.2Defaulting Lender. In the event that any Lender fails to fund its Pro Rata Share or Syndicated Canadian Pro Rata Share (as applicable) of any Syndicated Global Advance or Syndicated Canadian Advance requested or deemed requested by the applicable Borrower which such Lender is obligated to fund under the terms of this Agreement (the funded portion of such Advance being hereinafter referred to as a “Non Pro Rata Loan”) or any Lender otherwise becomes a Defaulting Lender, until the earlier of such Lender’s cure of such failure and the termination of the Commitments, the proceeds of all amounts thereafter repaid to the Global Administrative Agent by any Borrower and otherwise required to be applied to such Lender’s share of all other Obligations pursuant to the terms of this Agreement shall be advanced to the applicable Borrower by the Global Administrative Agent (“Cure Loans”) on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:

(i) the foregoing provisions of this Section 8.2 shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to Section 2.8;
(ii) any Defaulting Lender shall be deemed to have cured its failure to fund its Pro Rata Share of any Syndicated Global Advance or Syndicated Canadian Pro Rata Share of any Syndicated Canadian Advance at such time as an amount equal to such Defaulting Lender’s original Pro Rata Share or Syndicated Canadian Pro Rata Share (as applicable) of the requested principal portion of such Advance is fully funded to the applicable Borrower, whether made by such Defaulting Lender itself or by operation of the terms of this Section 8.2, and whether or not the Non Pro Rata Loan with respect thereto has been repaid, converted or continued;
(iii) amounts advanced to any Borrower to cure, in full or in part, any such Defaulting Lender’s failure to fund its Pro Rata Share of any Syndicated Global Advance or Syndicated Canadian Pro Rata Share of any Syndicated Canadian Advance shall be redenominated in the relevant currency and shall bear interest at the rate applicable to Syndicated Global Loans which are Base Rate Loans or Syndicated Canadian Loans which are Canadian Prime Rate Loans (as applicable), in effect from time to time, and for all other purposes of this Agreement shall be treated as if they were Base Rate Loans or Canadian Prime Rate Loans (as applicable);
(iv) regardless of whether or not a Default has occurred or is continuing, and notwithstanding the instructions of any Borrower as to its desired application, all repayments of principal which, in accordance with the other terms of this Agreement, would be applied to the outstanding Base Rate Loans or Canadian Prime Rate Loans shall be applied first, ratably to all Base Rate Loans or Canadian Prime Rate Loans (as applicable) constituting Non Pro Rata Loans, second, ratably to Base Rate Loans or Canadian Prime Rate Loans (as applicable) other than those constituting Non Pro Rata Loans or Cure Loans and, third, ratably to Base Rate Loans or Canadian Prime Rate Loans (as applicable) constituting Cure Loans;
(v) for so long as and until the earlier of any such Defaulting Lender’s cure of all matters that caused such Lender to be a Defaulting Lender and the termination of the Commitments or Syndicated Canadian Commitments (as applicable), (1) the term “Required Lenders” for purposes of this Agreement shall mean Lenders (excluding all Defaulting Lenders) whose Pro Rata Shares represent greater than fifty-one percent (51%) of the aggregate Pro Rata Shares of such Lenders and (2) the term “Required Syndicated Canadian Banks” for purposes of this Agreement shall mean Syndicated Canadian Banks (excluding all Defaulting Lenders) whose Syndicated Canadian Pro Rata Shares represent greater than fifty-one percent (51%) of the aggregate Syndicated Canadian Pro Rata Shares of such Syndicated Canadian Banks;
(vi) for so long as and until any such Defaulting Lender’s cure of all matters that caused such Lender to be a Defaulting Lender, such Defaulting Lender shall not be entitled to any fees, and no fees shall accrue, with respect to its Commitment or Syndicated Canadian Commitment (as applicable);
(vii) for so long as and until any such Defaulting Lender’s cure of all matters that caused such Lender to be a Defaulting Lender, if any Swing Line Exposure exists at the time a Lender is a Defaulting Lender, the applicable Borrower shall within one Business Day following notice by the Global Administrative Agent prepay such Swing Line Exposure or, if agreed by the applicable Global Swing Line Lender, cash collateralize the Swing Line Exposure of such Defaulting Lender on terms satisfactory to such Global Swing Line Lender; and
(viii) for so long as and until any such Defaulting Lender’s cure of all matters that caused such Lender to be a Defaulting Lender, no Global Swing Line Lender shall be required to fund any Swing Line Loan.
1.3Amendments. Except as provided in Section 2.21 with respect to the extension of the Termination Date, and as provided in Section 2.4(b) with respect to an Incremental Term Loan Amendment, as provided in Section 2.22 with respect to an ESG Amendment, and as provided in Section 3.3(b) and (c), subject to the provisions of this Article VIII, the Required Lenders (or the Global Administrative Agent with the consent in writing of the Required Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of (1) with respect to clauses (iii), (iv), (v), (vi), (vii) and (ix) below, each Lender directly affected thereby or (2) with respect to clauses (i), (ii) and (viii) below, each Lender directly and adversely affected thereby:
(i) postpone or extend the Termination Date or any other date fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable to such Lender (except with respect to a waiver of the application of the default rate of interest pursuant to Section 2.11 hereof) or postpone the scheduled date of expiration of any Commitment of such Lender; provided, that, notwithstanding anything to contrary in this Section 8.3 or elsewhere in this Agreement, any amendment or modification to Section 2.3(B) hereof shall only require the consent of the Required Lenders (or the Global Administrative Agent with the consent in writing of the Required Lenders);
(ii) reduce the principal amount of any Loans, or reduce the rate or amount of or extend the time of payment of interest or fees thereon or other amounts payable hereunder (except (1) with respect to a waiver of the application of the default rate of interest pursuant to Section 2.11 hereof and (2) for the avoidance of doubt, following the effectiveness of the ESG Amendment, any amendment or other modification of the ESG Pricing Provisions shall only require the consent of the Required Lenders pursuant to the terms and conditions of Section 2.22); provided, that, notwithstanding anything to contrary in this Section 8.3 or elsewhere in this Agreement, any amendment or modification to Section 2.3(B) hereof shall only require the consent of the Required Lenders (or the Global Administrative Agent with the consent in writing of the Required Lenders);
(iii) reduce the percentage specified in the definition of Required Lenders or any other provision hereof specifying the percentage or number of Lenders specified to be the applicable percentage or number in this Agreement to act on specified matters or amend the definitions of “Required Lenders”, “Required Syndicated Canadian Banks”, “Pro Rata Share” or “Syndicated Canadian Pro Rata Share” (it being understood that, solely with the consent of the parties prescribed by Section 2.4(b) to be parties to an Incremental Term Loan Amendment, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Commitments and the Syndicated Global Loans are included on the Closing Date);

(iv) increase the amount of the Commitment of any Syndicated Global Lender or the Syndicated Canadian Commitment of any Syndicated Canadian Bank or increase any Lender’s Pro Rata Share or any Syndicated Canadian Bank’s Syndicated Canadian Pro Rata Share, it being understood that an amendment, modification, termination, waiver or consent with respect to any condition precedent, covenant, mandatory prepayment, Unmatured Default or Default shall not constitute an increase in the Commitment of any Syndicated Global Lender or the Syndicated Canadian Commitment of any Syndicated Canadian Bank;
(v) permit any Borrower to assign its rights under this Agreement;
(vi) [reserved];
(vii) release any Guarantor other than in accordance with the terms of the Loan Documents;
(viii) alter the manner in which payments or prepayments of principal, interest or other amounts under the Loan Documents shall be applied as among the Lenders;
(ix) amend this Section 8.3;
provided that no consent of any Defaulting Lender shall be required pursuant to clause (iii) or (viii) above as to any modification that does not adversely affect such Defaulting Lender in a non-ratable manner.
No amendment of any provision of this Agreement relating to the Global Administrative Agent shall be effective without the written consent of the Global Administrative Agent. No amendment of any provision of this Agreement relative to the Global Swing Line Lenders shall be effective without the written consent of each Global Swing Line Lender. The Global Administrative Agent may waive payment of the fee required under Section 13.3(B) without obtaining the consent of any of the Lenders or Borrowers.
If, in connection with any proposed amendment, waiver or consent requiring the consent of “the Lenders”, “each Lender” or “each Lender directly affected thereby” (including, without limitation, the approval of an additional Agreed Currency), the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then Harley may (at its sole cost and expense) elect to replace a Non-Consenting Lender as a Lender party to this Agreement; provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to Harley and the Global Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an assignment and assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of Section 13.3(A), and with Harley or such replacement Lender paying the $3,500 processing fee required in Section 13.3(B) and (ii) Harley shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all principal, interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by any Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 3.1, 3.2, 3.5 and 3.7, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender. Each party hereto agrees that (1) an assignment required pursuant to this paragraph may be effected pursuant to an assignment and assumption executed by Harley, the Global Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an assignment and assumption by reference pursuant to an Approved Electronic Platform as to which the Global Administrative Agent and such parties are participants), and (2) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.
Notwithstanding anything herein to the contrary, as to any amendment or amendment and restatement otherwise approved in accordance with this Section, it shall not be necessary to obtain the consent or approval of any Lender that, upon giving effect to such amendment or amendment and restatement, would have no Commitment or outstanding Loans so long as such Lender receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, amendment and restatement or other modification becomes effective.
Notwithstanding anything herein to the contrary, if the Global Administrative Agent and Harley acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Global Administrative Agent and Harley shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.
1.4Preservation of Rights. No delay or omission of the Lenders or the Global Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of any Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.3, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Global Administrative Agent and the Lenders until the Obligations have been paid in full.
ARTICLE IX GENERAL PROVISIONS
1.1Survival of Representations. All representations and warranties of the relevant Companies contained in this Agreement shall survive delivery of any Notes and the making of the Loans herein contemplated.
1.2Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to any Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

1.3Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.
1.4Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Companies, the Global Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Companies, the Global Administrative Agent and the Lenders relating to the subject matter thereof.
1.5Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other. The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.
1.6Expenses; Indemnification.
(A) Expenses. The Borrowers shall reimburse the Global Administrative Agent, the Global Swing Line Lenders and the Arrangers for any reasonable costs, internal charges and out-of-pocket expenses (including attorneys’ and paralegals’ fees and time charges of attorneys and paralegals for each such Person, which attorneys and paralegals may be employees of such Persons) paid or incurred by such Persons in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including via the internet), review, amendment, modification, and administration of the Loan Documents. The Borrowers also agree to reimburse the Global Administrative Agent, the Global Swing Line Lenders and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys’ and paralegals’ fees and time charges of attorneys and paralegals for each such Person, which attorneys and paralegals may be employees of such Persons) paid or incurred by each such Person in connection with the collection of the Obligations and enforcement of the Loan Documents; provided that the Borrowers shall not be obligated to so reimburse for more than one primary law firm (and, in addition to such primary law firm, one local counsel engaged in each relevant jurisdiction by such primary law firm) as counsel for the Global Administrative Agent and more than one primary law firm (and, in addition to such primary law firm, one local counsel engaged in each relevant jurisdiction by such primary law firm) as counsel for the Lenders in connection with such collection or enforcement.
(B) Indemnity. Each of the Borrowers further agrees to defend, protect, indemnify, and hold harmless the Global Administrative Agent, the Global Swing Line Lenders, the Arrangers, each and all of the Lenders, and each of their respective Affiliates, and each of such Person’s respective officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article IV) (collectively, the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of:
(i) this Agreement, the other Loan Documents, or any act, event or transaction related or attendant thereto, the making of the Loans hereunder, the management of such Loans or the use or intended use of the proceeds of the Loans; or

(ix) any liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or remedial action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future relating to violation of any Environmental Law arising from or in connection with the past, present or future operations of the Companies, their Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective Property of the Companies or their Subsidiaries, the presence of asbestos-containing materials at any respective Property of the Companies or their Subsidiaries or the Release or threatened Release of any contaminant into the environment (collectively, the “Indemnified Matters”);
provided, however, no Borrower shall have any obligation to an Indemnitee hereunder with respect to Indemnified Matters to the extent caused solely by or resulting solely from the bad faith, willful misconduct or gross negligence of such Indemnitee or such Indemnitee’s material breach of its obligations under this Agreement, in each case as determined by the final non-appealable judgment of a court of competent jurisdiction. If the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.
(A) Waiver of Certain Claims. To the extent permitted by applicable law, each Borrower shall not assert, and hereby waives, any claim against any of the Global Administrative Agent, the Global Swing Line Lenders, the Arrangers, each and all of the Lenders, and each of their respective Affiliates, and each of such Person’s respective officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article IV) (each such Person being called a “Lender-Related Person”) (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet, any Approved Electronic Platform and any Approved Borrower Portal), other than for direct or actual damages determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Lender-Related Person or such Lender-Related Person’s material breach of its obligations under this Agreement or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof.
(B) Settlement of Claims. No settlement shall be entered into by any Company or any of their Subsidiaries with respect to any claim, litigation, arbitration or other proceeding relating to or arising out of the transaction evidenced by this Agreement or the other Loan Documents (whether or not the Global Administrative Agent, any Lender, any Global Swing Line Lender or any Indemnitee is a party thereto) unless such settlement releases all Indemnitees from any and all liability with respect thereto.
(C) Survival of Agreements. The obligations and agreements of the Companies under this Section 9.6 shall survive the termination of this Agreement. Any demand for payment pursuant to this Section 9.6 shall be accompanied by a statement setting forth such amounts due in reasonable detail.

1.7Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Global Administrative Agent with sufficient counterparts so that the Global Administrative Agent may furnish one to each of the relevant Lenders.
1.8Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Harley or any Subsidiary of Harley at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness under Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (iii) for purposes of calculating shareholders’ equity, by excluding all accumulated other comprehensive income (or loss) as shown on the most recent Consolidated balance sheet of Harley or HDFS, as applicable, delivered pursuant to Section 6.1.9(a) or 6.1.9(b) or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 6.1.9(a) or 6.1.9(b), the most recent financial statements referred to in Section 5.1.5. Notwithstanding any other provision of this Agreement to the contrary, except for the purpose of preparing financial statements in accordance with Agreement Accounting Principles, the determination of whether a lease constitutes a capital or finance lease, on the one hand, or an operating lease, on the other hand, and whether obligations arising under a lease are required to be capitalized on the balance sheet of the lessee thereunder as a finance lease and/or recognized as interest expense under a finance lease, shall be determined by reference to Agreement Accounting Principles as in effect on the Closing Date.
1.9Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.
1.10Nonliability of Lenders. The relationship among the Companies and the Credit Parties shall be solely that of borrower or guarantor and lender. No Credit Party shall have any fiduciary responsibilities to any of the Companies. No Credit Party undertakes any responsibility to any of the Companies to review or inform any of the Companies of any matter in connection with any phase of any of the Companies’ business or operations. Each Company further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, such Company, its Subsidiaries and other companies with which such Company or any of its Subsidiaries may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion. In addition, each Company acknowledges and agrees, and acknowledges its

Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which such Company or any of its Subsidiaries may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from any Company by virtue of the transactions contemplated by the Loan Documents or its other relationships with such Company in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. Each Company also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to such Company or any of its Subsidiaries, confidential information obtained from other companies.
1.11CHOICE OF LAW AND SUBMISSION TO JURISDICTION. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO BANKS. EACH COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE GLOBAL ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY COMPANY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
1.12WAIVER OF JURY TRIAL. EACH OF THE COMPANIES, THE GLOBAL ADMINISTRATIVE AGENT, EACH GLOBAL SWING LINE LENDER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
1.13No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other Loan Documents. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the other Loan Documents shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the other Loan Documents.
1.14USA PATRIOT ACT. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) and the requirements of the Beneficial Ownership Regulation hereby notifies each Company that pursuant to the requirements of the Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies such Company, which information includes the name and address of such Company and other information that will allow such Lender to identify such Company in accordance with the Act and the Beneficial Ownership Regulation. Each Company shall, promptly following a request by the Global Administrative Agent (including any such request on behalf of any Lender), provide all documentation and other information that the Global Administrative Agent (or such Lender) reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act and the Beneficial Ownership Regulation.
1.15Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Article XIV. Each Foreign Borrower irrevocably designates and appoints HDFS, as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 9.11 in any federal or New York State court sitting in New York County. HDFS hereby represents, warrants and confirms that HDFS has agreed to accept such appointment. Said designation and appointment shall be irrevocable by each Foreign Borrower until all Loans, all interest thereon and all other amounts payable by such Borrower hereunder and under the other Loan Documents shall have been paid in full in accordance with the provisions hereof and thereof. Each Foreign Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in Section 9.11 in any federal or New York State court sitting in New York County by service of process upon HDFS as provided in this Section 9.15. Each Foreign Borrower irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon such Borrower in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to such Borrower. To the extent any Foreign Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution of a judgment, execution or otherwise), such Borrower hereby irrevocably waives such immunity in respect of its obligations under the Loan Documents. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
1.16Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(A) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(B) the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
To the extent not prohibited by applicable law, rule or regulation, each Lender shall notify Harley and the Global Administrative Agent if it has become the subject of a Bail-In Action (or any case or other proceeding in which a Bail-In Action may occur).
1.17Certain Calculations. No Unmatured Default or Default shall arise as a result of any limitation or threshold set forth in Dollars in Sections 6.2 and 6.3 and Article VII under this Agreement being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the last day of the fiscal quarter of Harley immediately preceding the fiscal quarter of Harley in which such transaction requiring a determination occurs.
1.18Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in Dollars or a Foreign Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event or a Term CORRA Reelection Event, Section 3.3(b) provides a mechanism for determining an alternative rate of interest. The Global Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability ((other than, for the avoidance of doubt, in each case with respect to its obligation to apply the definition of such rate in accordance with its terms and comply with its obligations in Article II (including Section 3.3) of this Agreement)). The Global Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Global Administrative Agent may select information sources or services commonly used in the banking industry for such purpose in its reasonable good faith discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.19Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
1.20Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its equity interests at such time.
1.21Amendment and Restatement of the Existing Credit Agreement. The parties to this Agreement agree that, upon (i) the execution and delivery by each of the parties hereto of this Agreement and (ii) satisfaction of the conditions set forth in Section 4.1, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation. All “Loans” (the “Existing Loans”) made and “Obligations” incurred under the Existing Credit Agreement which are outstanding on the Closing Date shall continue as Loans and Obligations under (and shall be governed by the terms of) this Agreement and the other Loan Documents. Without limiting the foregoing, upon the effectiveness hereof: (a) all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to the “Global Administrative Agent”, the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to the Global Administrative Agent, this Agreement and the Loan Documents and (b) the Global Administrative Agent shall make such reallocations, sales, assignments or other relevant actions in respect of each Lender’s credit exposure under the Existing Credit Agreement as are necessary in order that each such Lender’s Outstanding Credit Exposure hereunder reflects such Lender’s Pro Rata Share on the Closing Date (without the necessity of executing and delivering any Notice of Assignment or the payment of any processing or recordation fee).
ARTICLE X THE GLOBAL ADMINISTRATIVE AGENT
1.1Appointment; Nature of Relationship. JPMorgan Chase Bank, N.A. is appointed by the Lenders (each reference in this Article X to a Lender being in its capacity either as a Lender or a Global Swing Line Lender, or any or all of the foregoing) as the Global Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Global Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Global Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term “Global Administrative Agent”, it is expressly understood and agreed that the Global Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement and that the Global Administrative Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders’ contractual representative, the Global Administrative Agent (i) does not assume any fiduciary duties to any of the Lenders, and (ii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders agrees to assert no claim against the Global Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender waives. In performing its functions and duties hereunder and under the other Loan Documents, the Global Administrative Agent is acting solely on behalf of the Lenders (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. The motivations of the Global Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Companies.
1.2Powers. The Global Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Global Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Global Administrative Agent shall have no implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action hereunder or under any of the other Loan Documents except any action specifically provided by the Loan Documents required to be taken by the Global Administrative Agent. The Global Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Global Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Global Administrative Agent shall have no implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action hereunder or under any of the other Loan Documents except any action specifically provided by the Loan Documents required to be taken by the Global Administrative Agent. Without limiting the foregoing, the Global Administrative Agent hereby agrees to provide the notice contemplated by Section 7.1(b) if so requested by the Required Lenders.
1.3General Immunity. Neither the Global Administrative Agent nor any of its directors, officers, agents or employees shall be liable to any of the Borrowers or Lenders for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from (i) the gross negligence or willful misconduct of such Person or (ii) breach of contract by such Person with respect to the Loan Documents.
1.4No Responsibility for Loans, Creditworthiness, Recitals, Etc. Neither the Global Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (iii) the satisfaction of any condition specified in Article IV (other than to confirm receipt of items expressly required to be delivered to the Global Administrative Agent on the Closing Date pursuant to Section 4.1); (iv) the existence or possible existence of any Default or (v) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Global Administrative Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or in any of the other Loan Documents, for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement or any of the other Loan Documents (including, for the avoidance of doubt, in connection with the Global Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page) or the transactions contemplated thereby, or for the financial condition of Harley, any guarantor of any or all of the Obligations, any Company or any of their Subsidiaries.
1.5Action on Instructions of Lenders. The Global Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (except with respect to actions that require the consent of all of the Lenders as provided in Section 8.3), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Global Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.
1.6Employment of the Global Administrative Agent and Counsel. The Global Administrative Agent may execute any of its duties hereunder and under any other Loan Document by or through employees, agents, affiliates and attorneys-in-fact, and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Global Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement among the Global Administrative Agent and the Lenders and all matters pertaining to the Global Administrative Agent’s duties hereunder and under any other Loan Document.
1.7Reliance on Documents; Counsel. The Global Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Global Administrative Agent, which counsel may be employees of the Global Administrative Agent.
1.8The Global Administrative Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Global Administrative Agent ratably in proportion to their respective Pro Rata Shares (determined at the time such indemnity is sought) (i) for any amounts not reimbursed by any Borrower for which the Global Administrative Agent is entitled to reimbursement or indemnification by any Borrower under the Loan Documents, (ii) for any other expenses incurred by the Global Administrative Agent on behalf of the Lenders in connection with the preparation, execution, delivery, administration, distribution (including via the internet) and enforcement of the Loan Documents, including as a result of a dispute among the Lenders or between any Lender and the Global Administrative Agent, and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Global Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, including as a result of a dispute among the Lenders or between any Lender and the Global Administrative Agent; provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the gross negligence or willful misconduct of the Global Administrative Agent.
1.9Rights as a Lender. With respect to its Commitment, Swing Line Commitment or Syndicated Canadian Commitment, Loans made by it and any Notes issued to it, the Global Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Global Administrative Agent, as applicable, and the term “Lender” or “Lenders”, “Syndicated Canadian Bank” or “Global Swing Line Lender”, as applicable, shall, unless the context otherwise indicates, include the Global Administrative Agent in its individual capacity. The Global Administrative Agent may accept deposits from, lend money to and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with Harley, any Company or any of their Subsidiaries in which such Person is not prohibited hereby from engaging with any other Person.
1.10Lender Credit Decision. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender, in each case in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Companies, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities law), (iii) it has, independently and without reliance upon the Global Administrative Agent, any Arranger, any Syndication Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon the Global Administrative Agent, any Arranger, any Syndication Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning Harley and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Each Lender, by delivering its signature page to this Agreement on the Closing Date, or delivering its signature page to an assignment agreement or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Global Administrative Agent or the Lenders on the Closing Date.
1.11Successor Global Administrative Agent. The Global Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Lenders, a successor Global Administrative Agent. If no successor Global Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Global Administrative Agent’s giving notice of resignation, then the retiring Global Administrative Agent may appoint, on behalf of the Lenders, a successor Global Administrative Agent. Notwithstanding anything herein to the contrary, so long as no Default has occurred and is continuing, each such successor Global Administrative Agent shall be subject to approval by Harley, which approval shall not be unreasonably withheld. Such successor Global Administrative Agent shall be a commercial bank (including a branch thereof) having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as the Global Administrative Agent hereunder by a successor Global Administrative Agent, such successor Global Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Global Administrative Agent, and the retiring Global Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Global Administrative Agent’s resignation hereunder as the Global Administrative Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Global Administrative Agent hereunder and under the other Loan Documents.
1.12Co-Agents, Documentation Agent, Syndication Agent, etc. None of the Lenders, if any, identified in this Agreement as a “co-agent”, “documentation agent” or “syndication agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Global Administrative Agent in Section 10.10.
1.13Certain ERISA Matters.
(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Global Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Companies, that at least one of the following is and will be true:
(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans or the Commitments,
(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv) such other representation, warranty and covenant as may be agreed in writing between the Global Administrative Agent, in its sole discretion, and such Lender.
(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Global Administrative Agent, the Arrangers or any of their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Companies, that none of the Global Administrative Agent, the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Global Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
(c) The Global Administrative Agent and each Arranger hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans, or the Commitments for an amount less than the amount being paid for an interest in the Loans, or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, commitment fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent fees or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

1.14Erroneous Payments.
(a) Each Lender hereby agrees that (x) if the Global Administrative Agent notifies such Lender that the Global Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Global Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Global Administrative Agent may, in its sole discretion, specify in writing), return to the Global Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Global Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Global Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Global Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Global Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Global Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine.  A notice of the Global Administrative Agent to any Lender under this Section 10.14 shall be conclusive, absent manifest error.
(b) Each Lender hereby further agrees that if it receives a Payment from the Global Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Global Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Global Administrative Agent of such occurrence and, upon demand from the Global Administrative Agent, it shall promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Global Administrative Agent may, in its sole discretion, specify in writing), return to the Global Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Global Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Global Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Global Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(c) Each Company hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Global Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Company, except in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous

Payment that is, comprised of funds received by the Global Administrative Agent from a Company for the purpose of satisfying an Obligation.
(d) Each party’s obligations under this Section 10.14 shall survive the resignation or replacement of the Global Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
ARTICLE XI SETOFF; RATABLE PAYMENTS
1.1Setoff. In addition to, and without limitation of, any rights of the Lenders or the Global Swing Line Lenders under applicable law, if any Default occurs and is continuing, any indebtedness from any Lender or any Global Swing Line Lender to any Company (including all account balances, whether provisional or final and whether or not collected or available, but excluding deposits held in a trustee, fiduciary, agency or similar capacity or otherwise for the benefit of a third party) may be offset and applied toward the payment of the Obligations owing to such Lender or such Global Swing Line Lender and the other Obligations, whether or not the Obligations, or any part hereof, shall then be due. Each Lender agrees promptly to notify the Borrowers and the Global Administrative Agent after any such set-off and application made by such Lender; provided further that any failure to give such notice shall not affect the validity of such offset and application under this Section 11.1.
1.2Ratable Payments. (a) If any Syndicated Global Lender, whether by setoff or otherwise, has payment made to it upon its Syndicated Global Loans (other than payments received pursuant to Sections 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Syndicated Global Lender, such Syndicated Global Lender agrees, promptly upon demand, to purchase a portion of the Syndicated Global Loans held by the other Syndicated Global Lenders so that after such purchase each Syndicated Global Lender will hold its ratable proportion of Syndicated Global Loans. If any Syndicated Global Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Syndicated Global Lender agrees, promptly upon demand, to take such action necessary such that all Syndicated Global Lenders share in the benefits of such collateral ratably in proportion to their Syndicated Global Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.
(b) If any Syndicated Canadian Bank, whether by setoff or otherwise, has payment made to it upon its Syndicated Canadian Loans (other than payments received pursuant to Sections 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Syndicated Canadian Bank, such Syndicated Canadian Bank agrees, promptly upon demand, to purchase a portion of the Syndicated Canadian Loans held by the other Syndicated Canadian Banks so that after such purchase each Syndicated Canadian Bank will hold its ratable proportion of Syndicated Canadian Loans. If any Syndicated Canadian Bank, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Syndicated Canadian Bank agrees, promptly upon demand, to take such action necessary such that all Syndicated Canadian Banks share in the benefits of such collateral ratably in proportion to their Syndicated Canadian Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XII GUARANTEE
In order to induce the Lenders to extend credit hereunder, but subject to the provisions of the final paragraph of this Article XII, each Guarantor fully and unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, jointly with the other Guarantors and severally, the Obligations (including, without limitation, interest accruing hereunder after the commencement of any case under the Bankruptcy Code or any other bankruptcy-related rules or legislation in any country in which a Company is organized, whether or not allowed as a claim in such case). The obligations of the Guarantors under this Article XII are sometimes referred to as the “Guarantee”. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its Guarantee hereunder notwithstanding any such extension or renewal of any Obligation.
Each Guarantor waives presentment to, demand of payment from and protest to any Borrower of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Guarantors hereunder shall not be affected by the failure of any Lender or the Global Administrative Agent to assert any claim or demand or to enforce any right or remedy against any Borrower under the provisions of this Agreement or any of the other Loan Documents or otherwise, or, except as specifically provided therein, by any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any of the other Loan Documents or any other agreement.
Each Guarantor further agrees that its Guarantee hereunder constitutes a promise of payment when due and not merely of collection, and waives any right to require that any resort be had by any Lender to any balance of any deposit account or credit on the books of any Lender in favor of any Borrower or any other person.
Each Guarantor agrees that its obligations under this Guarantee shall be unconditional, irrespective of:
(i) the validity, enforceability, avoidance, novation or subordination of any of the Obligations or any of the Loan Documents;
(ii) the absence of any attempt by, or on behalf of, any Lender or the Global Administrative Agent to collect, or to take any other action to enforce, all or any part of the Obligations whether from or against any Borrower, any other guarantor of the Obligations or any other Person;
(iii) the election of any remedy by, or on behalf of, any Lender or the Global Administrative Agent with respect to all or any part of the Obligations;
(iv) the waiver, consent, extension, forbearance or granting of any indulgence by, or on behalf of, any Lender or the Global Administrative Agent with respect to any provision of any of the Loan Documents;
(v) the failure of the Global Administrative Agent to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations;

(vi) the election by, or on behalf of, any one or more of the Lenders or the Global Administrative Agent in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the “Bankruptcy Code”) or other bankruptcy-related rules or legislation in any country in which a Company is organized, of the application of Section 1111(b)(2) of the Bankruptcy Code;
(vii) any borrowing or grant of a security interest by any Company, as debtor-in-possession, under Section 364 of the Bankruptcy Code or any other bankruptcy-related rules or regulations in any country in which a Borrower is organized;
(viii) the disallowance, under Section 502 of the Bankruptcy Code or any other bankruptcy-related rules or regulations in any country in which a Company is organized, of all or any portion of the claims of any of the Lenders or the Global Administrative Agent for repayment of all or any part of the Obligations; or
(ix) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of any Borrower or any Guarantor.
The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations or otherwise. The Lenders, either themselves or acting through the Global Administrative Agent, are authorized, without notice or demand and without affecting the liability of any Guarantor hereunder, from time to time, (a) to renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the Obligations, or to otherwise modify, amend or change the terms of any of the Loan Documents; (b) to accept partial payments on all or any part of the Obligations; (c) to take and hold security or collateral for the payment of all or any part of the Obligations, this Guarantee, or any other guaranties of all or any part of the Obligations, (d) to exchange, enforce, waive and release any such security or collateral; (e) to apply such security or collateral and direct the order or manner of sale thereof as in their discretion they may determine; (f) to settle, release, exchange, enforce, waive, compromise or collect or otherwise liquidate all or any part of the Obligations, this Guarantee, any other guaranty of all or any part of the Obligations, and any security or collateral for the Obligations or for any such guaranty.
The Guarantors consent and agree that none of the Lenders nor the Global Administrative Agent nor any Person acting for or on behalf of the Lenders or the Global Administrative Agent shall be under any obligation to marshal any assets in favor of any Guarantor or against or in payment of any or all of the Obligations. The Guarantors further agree that, to the extent that any Borrower, any Guarantor or any other guarantor of all or any part of the Obligations makes a payment or payments to any Lender or the Global Administrative Agent, or any Lender or the Global Administrative Agent receives any proceeds of collateral for all or any part of the Obligations, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to any Borrower, such Guarantor, such other guarantor or any other Person, or their respective estates, trustees, receivers or any other party, under any bankruptcy law, state, provincial or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the Obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

In furtherance of the foregoing and not in limitation of any other right which the Global Administrative Agent or any Lender may have at law or in equity against the Guarantors by virtue hereof, upon the failure of any Borrower to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor promises to and will, upon receipt of written demand by the Global Administrative Agent, forthwith pay, or cause to be paid, in cash, the amount of such unpaid Obligations. The Guarantors further agree, jointly and severally, that if payment in respect of any of the Obligations owed to any Lender shall be due in a currency other than Dollars and/or at a place of payment other than as designated in this Agreement and if, by reason of any Change in Law (as defined in Section 3.1), disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Obligations in such currency or such place of payment shall be impossible or, in the judgment of such Lender, not consistent with the protection of its rights or interests, then, at the election of such Lender, the Guarantors shall make payment of such Obligation in Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in the applicable place designated in this Agreement, and shall indemnify such Lender against any losses or expenses that it shall sustain as a result of such alternative payment.
Until the Obligations have been paid in full in cash and the Termination Date shall have occurred, the Guarantors (i) shall have no right of subrogation with respect to such Obligations and (ii) waive any right to enforce any remedy which the Lenders or the Global Administrative Agent (or any of them) now have or may hereafter have against any Borrower, any endorser or any guarantor of all or any part of the Obligations or any other Person, and the Guarantors waive any benefit of, and any right to participate in, any security or collateral given to the Lenders and the Global Administrative Agent (or any of them) to secure the payment or performance of all or any part of the Obligations or any other liability of any Borrower to the Lenders or the Global Administrative Agent (or any of them).
This Guarantee shall continue in full force and effect and may not be terminated or otherwise revoked until the Obligations shall have been fully paid (in cash) and discharged and this Agreement and all financing arrangements between any Borrower, the Global Administrative Agent and the Lenders pursuant to this Agreement shall have been terminated; provided that if a Guarantor is merged or consolidated with another Company pursuant to Section 6.2.3 or if the capital stock of a Guarantor is sold, transferred or otherwise disposed of in a transaction permitted pursuant to the terms of this Agreement (as in effect on the Closing Date), such Guarantor shall be released from its obligations under this Agreement without further action. If, notwithstanding the foregoing, the Guarantors (or any of them) shall have any right under applicable law to terminate or revoke this Guarantee, the Guarantors agree that such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto, signed by the Guarantors, is actually received by the Global Administrative Agent. Such notice shall not affect the right and power of any of the Lenders or the Global Administrative Agent to enforce rights arising prior to receipt thereof by the Global Administrative Agent. If any Lender grants loans or takes other action after a Guarantor terminates or revokes this Guarantee but before the Global Administrative Agent receives such written notice, the rights of such Lender with respect thereto shall be the same as if such termination or revocation had not occurred. The provisions of this Article XII shall remain in full force and effect, notwithstanding any termination of this Agreement, until the Obligations shall have been fully paid (in cash) and discharged.
Notwithstanding anything contained in this Article XII to the contrary, (i) the obligations of HDFS under this Article XII shall be solely in respect of the Loans made to, and any other Obligations of, the Canadian Borrower, (ii) the obligations of the Finco Guarantors under this Article XII shall be solely in respect of the Loans made to, and any other Obligations of, HDFS and the Canadian Borrower and (iii)

no Guarantor shall have any obligations under this Article XII in respect of the Loans made to, or any other Obligations of, Harley.
ARTICLE XIII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
1.1Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Companies, the Lenders and the Global Administrative Agent and their respective successors and assigns, except that (i) the Companies shall not have the right to assign their rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 13.3 hereof. Notwithstanding clause (ii) of this Section 13.1, any Lender may at any time, without the consent of any Borrower or the Global Administrative Agent, assign all or any portion of its rights under this Agreement and any Notes to a Federal Reserve Bank or other central banking authority with authority over such Lender; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Global Administrative Agent may treat any Lender as the owner of the Loans for all purposes hereof unless and until such Lender complies with Section 13.3 hereof in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Global Administrative Agent. Any such assignee or transferee agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Loan, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Loan.
1.2Participations.
(A) Permitted Participants; Effect. Subject to the terms set forth in this Section 13.2, any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities (“Participants”) which is not an Ineligible Institution participating interests in any Loan owing to such Lender, any Commitment or Syndicated Canadian Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of all Loans for all purposes under the Loan Documents, all amounts payable by any Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and such Borrower and the Global Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents except that, for purposes of Article III hereof, the Participants shall be entitled to the same rights as if they were Lenders provided however that no Participant shall be entitled to receive any greater payment under Article III than the Lender would have been entitled to receive with respect to the rights participated.
(B) Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents, other than any amendment, modification or waiver with respect to any Loan or Commitment or Syndicated Canadian Commitment in which such Participant has an interest which involves an amendment, modification or waiver with respect to a matter which, if such Participant were a Lender hereunder, would require the consent of such Lender under clauses (i) through (viii) of Section 8.3 hereof.
(C) Benefit of Setoff. The Companies agree that each Participant shall be deemed to have the right of setoff provided in Section 11.1 hereof in respect to its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents; provided that each Lender shall retain the right of setoff provided in Section 11.1 hereof with respect to the amount of participating interests sold to each Participant except to the extent such Participant exercises its right of set off. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1 hereof, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.
(D) Participant Register. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in any Loan, Commitment, Syndicated Canadian Commitment or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any Loan, Commitment, Syndicated Canadian Commitment or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Loan, Commitment, Syndicated Canadian Commitment or other obligation is in registered form under Treasury Regulations Section 5f.103-1(c) and Proposed Treasury Regulations Section 1.163-5(b) (or any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Global Administrative Agent (in its capacity as Global Administrative Agent) shall have no responsibility for maintaining a Participant Register.
1.3Assignments.
(A) Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities (“Purchasers”) which is not an Ineligible Institution all or a portion of its rights and obligations under this Agreement (including, without limitation, its Commitment, Syndicated Canadian Commitment, Swing Line Commitment, all Loans owing to it, all of its participation interests in Syndicated Canadian Loans and Swing Line Loans, and its obligation to participate in additional Syndicated Canadian Loans and Swing Line Loans hereunder) in accordance with the provisions of this Section 13.3. Each assignment shall be of a constant, and not a varying, ratable percentage of all of the rights and obligations of any assigning Lender under this Agreement. Such assignment shall be substantially in the form of Exhibit C hereto and shall not be permitted hereunder unless such assignment is either for all of such Lender’s rights and obligations under the Loan Documents or, except for assignments to another Lender, an Affiliate thereof or an Approved Fund, involves loans and commitments in an aggregate amount of at least $5,000,000. Notice to the Global Administrative Agent shall be required prior to any assignment becoming effective and the consent of the Global Administrative Agent (which consent will not be unreasonably withheld, conditioned or delayed) shall be required prior to any assignment becoming effective with respect to a Purchaser which is not a Lender and the consent of Harley (which consent will not be unreasonably withheld, conditioned or delayed; provided that Harley shall be deemed to have consented to any such assignment (excluding, for the avoidance of doubt, any assignment or purported assignment to an Ineligible Institution) unless it shall object thereto by written notice to the Global Administrative Agent within ten (10) Business Days after having received written notice thereof from the Global Administrative Agent) shall be required prior to an assignment becoming effective unless (A) a Default under Section 7.1(a) or Section 7.1(e) shall have occurred and be continuing at such time or (B) the Purchaser is a

Lender, an Affiliate thereof or an Approved Fund; provided that, notwithstanding the preceding clause (B), (1) the Purchaser with respect to any assignment that does not require Harley’s consent under the preceding clause (B) shall nevertheless provide written notice to Harley thereof prior to, or promptly after, such assignment and (2) the consent of Harley shall be required prior to any assignment resulting in the applicable Purchaser, collectively with its Affiliates and affiliated Approved Funds, holding Commitments in an aggregate amount greater than 15% of the Aggregate Commitment at such time (or, if the Commitments shall have been terminated, such Purchaser, collectively with its Affiliates and affiliated Approved Funds, would hold Loans aggregating to more than 15% in principal amount of all outstanding Loans at such time). It is understood and agreed that it shall be reasonable for Harley to consider a proposed Purchaser’s right to require reimbursement for incremental increased costs pursuant to Article III when determining whether to consent to any applicable assignment.
(B) Effect; Effective Date. Subject to acceptance and recording thereof pursuant to clause (C) below, upon (i) delivery to the Global Administrative Agent of a notice of assignment, substantially in the form attached as Appendix I to Exhibit C hereto (a “Notice of Assignment”), together with any consents required by Section 13.3(A) hereof, and (ii) payment of a $3,500 fee to the Global Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser, if not already a Lender, shall for all purposes be a Lender party to this Agreement and any other Loan Documents executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no consent or action by any of the Borrowers or the Lenders and no further consent or action by the Global Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment, Loans and the Syndicated Canadian Loan participations and Swing Line Loan participations assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 13.3(B), the transferor Lender, the Global Administrative Agent and Harley shall, if requested by such transferor Lender or Purchaser, make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser.
(C) The Register. The Global Administrative Agent shall maintain at its address referred to in Section 14.1 a copy of each assignment delivered to and accepted by it pursuant to this Section 13.3 and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment of and principal amount (and stated interest) of the Loans owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an assignment under this Section 13.3. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and each Borrower and each of its Subsidiaries, the Global Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.
(D) Disqualified Institutions.
(i)    No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign or grant a participation in all or a portion of its rights and obligations under this Agreement to such Person (unless Harley has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any Purchaser or Participant that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such Purchaser or Participant shall not retroactively be disqualified from becoming a Lender or Participant and (y) the execution by Harley of an assignment agreement with respect to such Purchaser will not by itself result in such Purchaser no longer being considered a Disqualified Institution. Any assignment or participation in violation of this clause (D)(i) shall not be void, but the other provisions of this clause (D) shall apply.
(ii)    If any assignment or participation is made to any Disqualified Institution without Harley’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, Harley may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Global Administrative Agent, require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 13.3), all of its interest, rights and obligations under this Agreement to one or more Persons (other than an Ineligible Institution) at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.
(iii)    Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions to whom an assignment or participation is made in violation of clause (i) above (A) will not have the right to (x) receive information, reports or other materials provided to Lenders by Harley, the Global Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders (or any of them) and the Global Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Global Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Global Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization, each Disqualified Institution party hereto hereby agrees (1) not to vote on such plan of reorganization, (2) if such Disqualified Institution does vote on such plan of reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other applicable laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan of reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other applicable laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).
(iv)    The Global Administrative Agent shall have the right, and Harley hereby expressly authorizes the Global Administrative Agent, to (A) post the list of Disqualified

Institutions provided by Harley and any updates thereto from time to time (collectively, the “DQ List”) on an Approved Electronic Platform, including that portion of such platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender requesting the same. The DQ List shall be subject to the requirements of Section 13.4.
(v)    The Global Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Global Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, by any other Person to any Disqualified Institution.
(E) Affected Financial Institutions. Notwithstanding anything to the contrary in this Section 13.3, or elsewhere in this Agreement, the consent of Harley shall be required (such consent not to be unreasonably withheld or delayed) for an assignment to an assignee that is an Affected Financial Institution unless a Default shall have occurred and be continuing at the time of such assignment.
1.4Confidentiality. (i) Subject to Section 13.5, the Global Administrative Agent and the Lenders shall hold confidential (A) all nonpublic information obtained pursuant to the requirements of this Agreement and (B) except as otherwise permitted by Harley, all information related to the Licensed Marks (as defined in Section 13.6)) and all other information which a reasonable person would deem to be confidential and/or proprietary in light of the nature of the information and the manner in which it was disclosed; provided that the Global Administrative Agent and the Lenders may each make disclosure (1) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential and the Global Administrative Agent and each Lender, as applicable, shall be responsible for breach by its respective affiliated Persons to which the Global Administrative Agent or such Lender made such disclosure), (2) to the extent requested by any regulatory authority, (3) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (4) to any other party to this Agreement, (5) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (6) subject to a written agreement containing provisions substantially the same as those of this Section, to (a) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (it being understood that the DQ List may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on and subject to the terms of this clause (6)) or (b) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (7) with the prior written consent of Harley, (8) to the extent such information (a) becomes publicly available other than as a result of a breach of this Section or (b) becomes available to the Global Administrative Agent or any Lender on a nonconfidential basis from a source other than the Companies, (9) to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any such information relating to the Companies received by it from the Global Administrative Agent or any Lender, (10) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans or (11) of information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry, after Harley has publicly disclosed this Agreement in a filing with the Commission (it being understood and agreed that Harley shall so disclose this Agreement in such a filing as and when required by applicable law). In no event shall the Global Administrative Agent or any Lender be obligated or required to return any materials furnished by Harley, the Companies or any of their Subsidiaries; provided, however, each prospective Transferee shall be required to agree that if it does not become a participant or assignee it shall return all materials furnished to it by or on behalf of Harley or any Company in connection with this Agreement.
(ii)(A) To the extent that the Gramm-Leach-Bliley Act, Title V/Privacy (collectively with the related implementing regulations, the “GLBA”), shall be applicable to the transactions contemplated herein, each of the parties hereto agrees that (1) it shall use all non-public personal information obtained pursuant to the requirements of this Agreement solely for the purposes for which the information is disclosed or as otherwise permitted in conformance with the requirements of the GLBA and (2) it shall maintain the confidentiality of such information to the same extent as described in Section 13.4(i). This clause shall survive the termination of this Agreement.
(B)    In the event that the Global Administrative Agent or any Lender reasonably believes that any physical and/or electronic safeguards have been breached, and that non-public personal information has been obtained by persons and/or entities without authority to use or view such non-public personal information, the Global Administrative Agent or such Lender, as applicable, will notify HDFS and Harley, in writing, as soon as reasonably practicable. The Global Administrative Agent and each Lender shall also maintain commercially reasonable processes and procedures for the storage, retention, and disposal of documents and storage media containing nonpublic personal information. Nothing in this clause shall be construed to create any third-party beneficiary rights in any consumer or other holder of nonpublic personal information. This clause shall survive the termination of this Agreement.
(iii)Each of the parties hereto acknowledges that any breach of the aforesaid confidentiality obligations in this Section 13.4 is likely to cause or threaten irreparable harm to HDFS and Harley. Therefore, HDFS and Harley shall be entitled to seek equitable relief to protect its interests, including but not limited to preliminary and permanent injunctive relief, as well as monetary damages. Nothing stated herein will be construed to limit any other remedies available to the parties hereto. This section shall survive the termination of this Agreement.
For the avoidance of doubt, nothing in this Section 13.4 shall prohibit any Person from voluntarily disclosing or providing any information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 13.4 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.
1.5Dissemination of Information. Each of the Companies authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the Companies and their Subsidiaries; provided that prior to any such disclosure, such prospective Transferee shall agree in writing to preserve in accordance with Section 13.4 the confidentiality of any non-public information described therein.
1.6Non-Use of HDFS’ Licensed Marks. (i) HDFS, Harley and their affiliates have the right pursuant to licenses or otherwise to use certain trademark(s), logo(s), etc. relating to Harley-Davidson Motorcycles, HDFS and their affiliates (the “Licensed Marks”). Except as permitted by the following sentences, none of the Global Administrative Agent, the Lenders or their Affiliates are authorized to use such Licensed Marks or Harley’s or HDFS’s (i) text name and logo(s) (together) and/or (ii) logo(s) on forms, in legal documents, in advertising, marketing materials, in press releases or any other document or material. In the event the Global Administrative Agent, any Lender or any of their Affiliates wish to use said Licensed Marks, such Person must obtain HDFS’s and Harley’s prior written approval, which said approval is at HDFS’s and Harley’s sole and absolute discretion and subject to subsequent periodic review of such use and to such reasonable specifications of HDFS and Harley to the extent such specifications are directly related to the legal maintenance, whether such is before or after lapse or termination of this Agreement. The Harley-Davidson and/or HDFS (i) text name, logo(s) and registered trademark(s) (together) and/or (ii) logo(s) and/or (iii) registered trademark(s) are not to be used by the Global Administrative Agent, any Lender or any of their Affiliates in any way before, during or after the term of this Agreement, unless prior written consent is obtained from HDFS and Harley. This section shall survive the termination of this Agreement.
(ii)    Each of the parties hereto acknowledges that any breach of the aforestated non-use obligations in this Section 13.6 is likely to cause or threaten irreparable harm to HDFS and Harley. Therefore, in the event of any such breach, HDFS and Harley shall be entitled to seek equitable relief to protect its interests, including but not limited to preliminary and permanent injunctive relief, as well as monetary damages. Nothing stated in this Section 13.6 shall be construed to limit any other remedies available to any party hereto.
ARTICLE XIV NOTICES
1.1Giving Notice. (a) Except as otherwise permitted by Article II with respect to Borrowing Notices and Section 6.1.9, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or email, as follows:
(i)    if to any Company, to it c/o Harley-Davidson, Inc., 3700 West Juneau Avenue, Milwaukee, Wisconsin 53208, Attention: Lynda Johnson (Telephone No. 414-343-4723; email lynda.johnson@harley-davidson.com);
(ii)    if to the Global Administrative Agent, (A) in the case of borrowings, to JPMorgan Chase Bank, N.A. at the address, facsimile and email separately provided by the Global Administrative Agent to Harley for such purpose, (B) for all other notices, to JPMorgan Chase Bank, N.A., 8181 Communications Parkway, Plano, Texas 75024, Attention of Will Price (email will.price@jpmorgan.com) and (C) in the case of a notification of the DQ List, to JPMDQ_Contact@jpmorgan.com; and
(iii)    if to any Lender, to it at its address (or telecopy number or email) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Approved Electronic Platforms or Approved Borrower Portals, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)    Notices and other communications to the Companies, the Lenders and the Global Administrative Agent hereunder may be delivered or furnished by using Approved Electronic Platforms or Approved Borrower Portals (as applicable), in each case, pursuant to procedures approved by the Global Administrative Agent and, in the case of notices and other communications to the Companies, by Harley; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Global Administrative Agent and the applicable Lender. The Global Administrative Agent or the Companies may, in their respective discretion, agree to accept notices and other communications to it or them hereunder by electronic communications pursuant to procedures approved by it or them; provided that approval of such procedures may be limited to particular notices or communications.
(c) Unless the Global Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(d)    Any party hereto may change its address or telecopy number or email for notices and other communications hereunder by notice to the other parties hereto.
(e)    Posting of Communications.
(i)    Each Borrower agrees that the Global Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other similar electronic platform chosen by the Global Administrative Agent reasonably and in good faith to be its electronic transmission system and used by it for such purpose with respect to its credit facilities generally (the “Approved Electronic Platform”).
(ii)    Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Global Administrative Agent from time to time (including, as of the Closing Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Global Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and the Borrowers hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution, other than risks arising from the gross negligence, bad faith or willful misconduct of any of the foregoing parties (as determined by a court of competent jurisdiction by a final and nonappealable judgment).
(iii)    THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY

OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE GLOBAL ADMINISTRATIVE AGENT, ANY ARRANGER, ANY SYNDICATION AGENT, OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY COMPANY, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY COMPANY’S OR THE GLOBAL ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM, OTHER THAN DIRECT ACTUAL DAMAGES ARISING FROM THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF ANY APPLICABLE PARTY (AS DETERMINED BY A COURT OF COMPETENT JURISDICTION BY A FINAL AND NONAPPEALABLE JUDGMENT).
(iv)    Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Global Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.
(v)    Each of the Lenders and the Borrowers agrees that the Global Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Global Administrative Agent’s generally applicable document retention procedures and policies.
(vi)    Nothing herein shall prejudice the right of the Global Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
For the avoidance of doubt, nothing in this Section 14.1(e) shall affect any obligations arising under Section 13.4.
(f)    Borrower Communications.
(i)    The Global Administrative Agent and the Lenders agree that the Borrowers may, but shall not be obligated to, make any Borrower Communications to the Global Administrative Agent through an electronic platform chosen by the Global Administrative Agent to be its electronic transmission system (the “Approved Borrower Portal”).

(ii)    Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Global Administrative Agent from time to time (including, as of the Closing Date, a user ID/password authorization system), each of the Lenders and each of the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Global Administrative Agent is not responsible for approving or vetting the representatives or contacts of the Borrowers that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and each of the Borrowers hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.
(iii)    THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL. IN NO EVENT SHALL THE APPLICABLE PARTIES HAVE ANY LIABILITY TO ANY BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWERS’ TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.
(iv)    Each of the Lenders and each of the Borrowers agrees that the Global Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Communications on the Approved Borrower Portal in accordance with the Global Administrative Agent’s generally applicable document retention procedures and policies.
(v)    Nothing herein shall prejudice the right of any Borrower to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
For the avoidance of doubt, nothing in this Section 14.1(f) shall affect any obligations arising under Section 13.4.
(g)    Reports Due on Non-Business Days. If any document, statement, notice or report hereunder or under any other Loan Document shall be due on a day that is not a Business Day, the date of required delivery shall be extended to the next succeeding Business Day.
1.2Change of Address. Any of the Companies, the Global Administrative Agent, any Global Swing Line Lender and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto (or, in the case of any Lender, by notice in writing to Harley and the Global Administrative Agent).
ARTICLE XV COUNTERPARTS
1.1Counterparts; Effectiveness; Electronic Execution. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Global Administrative Agent and when the Global Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 14.1), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Global Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it (it being understood and agreed that the Global Administrative Agent accepts, consents to and approves of transmission through electronic means of any Electronic Signature that is a reproduction of an image of an actual executed signature page); provided, further, without limiting the foregoing, (i) (a) to the extent the Global Administrative Agent has agreed to accept any Electronic Signature, the Global Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Company without further verification thereof (other than any Electronic Signature actually known by the Global Administrative Agent or such Lender, as applicable, to be unauthorized or otherwise invalid) and without any obligation to review the appearance or form of any such Electronic Signature and (b) each Company shall be entitled to rely on the Electronic Signatures of the Global Administrative Agent and each Lender purportedly given by or on behalf of the Global Administrative Agent or such Lender, as applicable, without further verification thereof (other than any Electronic Signature actually known by such Company to be unauthorized or otherwise invalid) and without any obligation to review the appearance or form of any such Electronic Signatures and (ii) upon the request of the Global Administrative Agent or any Lender, any Electronic Signature shall be followed, as soon as reasonably practicable, by a manually executed counterpart. Without limiting the generality of the foregoing, the Companies hereby (i) agree that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Global Administrative Agent, the Lenders and the Companies, Electronic Signatures transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) agree that the Global Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waive any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waive any claim against any Indemnitee for any Liabilities arising solely from the Global Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of any Company to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature, other than any Liabilities (x) determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of any Lender-Related Person or (y) that result from a claim brought by any Company and/or any Subsidiary thereof against any Lender-Related Person for material breach in bad faith of this Section 15.1 if such Company or such Subsidiary has obtained a final and nonappealable judgment by a court of competent jurisdiction in its favor on such claim.
[Remainder of This Page Intentionally Blank]

IN WITNESS WHEREOF, the Companies, the Lenders and the Global Administrative Agent have executed this Agreement as of the date first above written.

HARLEY-DAVIDSON, INC., as a U.S. Borrower

By:_________________________________ Name: Title:

Signature Page to Third Amended and Restated 5-Year Credit Agreement
Harley-Davidson, Inc. et al

HARLEY-DAVIDSON FINANCIAL SERVICES, INC., as a U.S. Borrower and as a Guarantor

By:_________________________________ Name: Title:

Signature Page to Third Amended and Restated 5-Year Credit Agreement
Harley-Davidson, Inc. et al

HARLEY-DAVIDSON FINANCIAL SERVICES CANADA, INC., as the Canadian Borrower

By:_________________________________ Name: Title:

Signature Page to Third Amended and Restated 5-Year Credit Agreement
Harley-Davidson, Inc. et al

HARLEY-DAVIDSON FINANCIAL SERVICES INTERNATIONAL, INC., as a Guarantor

By:_________________________________ Name: Title:

Signature Page to Third Amended and Restated 5-Year Credit Agreement
Harley-Davidson, Inc. et al

HARLEY-DAVIDSON CREDIT CORP., as a Guarantor

By:_________________________________ Name: Title:

Signature Page to Third Amended and Restated 5-Year Credit Agreement
Harley-Davidson, Inc. et al

JPMORGAN CHASE BANK, N.A., as the Global Administrative Agent, a Global Swing Line Lender and as a Lender

By:_________________________________ Name: Title:

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as a Syndicated Canadian Bank

By:_________________________________ Name: Title:

Signature Page to Third Amended and Restated 5-Year Credit Agreement
Harley-Davidson, Inc. et al

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Syndication Agent and as a Lender

By:_________________________________ Name: Title:

THE TORONTO-DOMINION BANK, as a Syndicated Canadian Bank

By:_________________________________ Name: Title:

Signature Page to Third Amended and Restated 5-Year Credit Agreement
Harley-Davidson, Inc. et al

U.S. BANK NATIONAL ASSOCIATION, as a Syndication Agent and as a Lender

By:_________________________________ Name: Title:

U.S. BANK NATIONAL ASSOCIATION, as a Syndicated Canadian Bank

By:_________________________________ Name: Title:

Signature Page to Third Amended and Restated 5-Year Credit Agreement
Harley-Davidson, Inc. et al

BARCLAYS BANK PLC, as a Syndication Agent and as a Lender

By:_________________________________ Name: Title:

BARCLAYS BANK PLC, as a Syndicated Canadian Bank

By:_________________________________ Name: Title:

Signature Page to Third Amended and Restated 5-Year Credit Agreement
Harley-Davidson, Inc. et al

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Syndication Agent and as a Lender

By:_________________________________ Name: Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Syndicated Canadian Bank

By:_________________________________ Name: Title:

Signature Page to Third Amended and Restated 5-Year Credit Agreement
Harley-Davidson, Inc. et al

[OTHER LENDERS AND SYNDICATED CANADIAN BANKS TO COME]

Signature Page to Third Amended and Restated 5-Year Credit Agreement
Harley-Davidson, Inc. et al

SCHEDULE I
FUNDING PROTOCOLS re: SYNDICATED GLOBAL LOANS
and SYNDICATED CANADIAN LOANS

Harley-Davidson $710million Global Credit Facility

Location	Tenor	Notice to Ad Agent	Minimum Amounts Borrowing/Increments

U.S. Borrower – Syndicated Global Loans– US or London

Dollars		Delaware Loan & Agency
Base Rate	overnight	same day/3PM NYT	$5mm/500m
Term SOFR Rate	30, 90, 180	2 U.S. Government Securities Business Days/12 noon NYT	$5mm/500m

Pounds Sterling		London Loan & Agency
SONIA	overnight	5 RFR Business Days/10AM NYT	₤2.5mm/250m

euros		London Loan & Agency
EURIBO Rate	30, 90, 180	3 Business Days/10AM NYT	€5mm/500m

Swiss Francs		London Loan & Agency
SARON	overnight	5 RFR Business Days/10AM NYT	CHF5mm/500m

Canadian Borrower or U.S. Borrowers - Syndicated Canadian Loans
Toronto Loan & Agency
C$ Prime	overnight	same day/12 noon Toronto	C$500m/100m

US$ Base Rate	overnight	same day/12 noon Toronto	$5mm/500m
US$ Term SOFR Rate	30, 90, 180	2 U.S. Government Securities Business Days /12 noon Toronto	$5mm/500m
C$ Term CORRA	30, 90	3 Business Days/12 noon NYT	C$500m/100m

SCHEDULE II
FUNDING PROTOCOLS re: SWING LINE LOANS

Harley-Davidson $710million Global Credit Facility

Location	Tenor	Notice to Ad Agent	Minimum Amounts Borrowing/Increments

US Borrower – Swing Line Borrowing in US

Dollars		Delaware Loan & Agency
Base Rate	overnight	same day/3PM NYT	$1mm/500m

Pounds Sterling		London Loan & Agency
SONIA	less than 30 days	5 RFR Business Days/10AM NYT	₤500m/250m

Euros		London Loan & Agency
ESTR	less than 30 days	same day /12 noon London time	€1mm/500m

Canadian $ in Canada		Toronto Loan & Agency
C$ Prime	overnight	same day/12 noon Toronto	C$500m/100m
C$ Term CORRA	less than 30 days	3 Business Days / 12 noon Toronto	C$500m/100m

Swiss Francs		London Loan & Agency
SARON	less than 30 days	5 RFR Business Days/10AM NYT	CHF1mm/500m

Canadian Borrower – Swing Line Borrowings in Canada
Toronto Loan & Agency
C$ Prime	overnight	same day/12 noon Toronto	C$500m/100m
C$ Term CORRA	less than 30 days	3 Business Days / 12 noon Toronto	C$500m/100m